As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-178954

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

3572

(Primary Standard Industrial Classification Code
Number)

13-2640971

(I.R.S. Employer Identification No.)

22900 Shaw Road, Suite 111

Sterling, VA  20166

(571) 287-2388

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark B. Lucky, CFO

IceWEB, Inc.

22900 Shaw Road, Suite 111

Sterling, VA  20166

(571) 287-2388

(Name, address, including zip code, and telephone number,

including area code, of agent for service,)

Copies to:

James M. Schneider, Esq.

Pearlman Schneider, LLP

2200 Corporate Blvd, NW, Suite 210

Boca Raton, FL 33431

(561) 362-9595

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

EXPLANATORY NOTE

We originally registered the resale by the selling stockholders described in the prospectus which is a part of the registration statement 63,819,217 common shares, including up to 15,744,853 shares issuable upon the conversion of $2,012,500 principal amount senior convertible notes and up to 48,146,434 shares issuable upon the exercise of common stock purchase warrants held by such selling stockholders, pursuant to a registration statement on Form S-1, SEC File No. 333-178954, which was declared effective by the Securities and Exchange Commission on February 8, 2012. On April 22, 2013 we filed Post-Effective Amendment No. 1 to Form S-1 to update the earlier effective registration statement on Form S-1. On April 23, 2013 we filed Post-Effective Amendment No. 2 to include the XBRL-formatted files which were inadvertently omitted from the filing of Post-Effective Amendment No. 1 when it was filed with the Securities and Exchange Commission. We are filing this Post-Effective Amendment No. 3 to revise certain disclosure in response to comments from the staff of the Securities and Exchange Commission.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL __, 2013

IceWEB, Inc.

Common Stock

This prospectus relates to the periodic offers and sales by the selling stockholders identified in this prospectus of up to 43,090,298 shares of our common stock issuable upon the exercise of common stock purchase warrants held by such selling stockholders.  The warrants described above were issued in our private placement financing on November 23, 2011. Even though we are registering the above underlying shares for resale, there is no assurance that any of these shares will become issued and outstanding, nor is there any assurance that any of the above shares will be sold by selling stockholders in reliance on this prospectus. We are registering the number of shares stated above pursuant to a registration rights agreement with the investors in our private placement financing. For a more detailed explanation of the reasons for this registration, please see “Terms of the Offering with the Selling Stockholders”.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling stockholders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling stockholder’s brokerage expenses, fees, or discounts. For a description of the plan of distribution of these shares, please see the “Plan of Distribution”.

Our common stock is quoted on the OTC Bulletin Board under the symbol “IWEB”. The last reported sale price of our common stock as reported by the OTC Bulletin Board on April 22, 2013, was $0.0301 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 9 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [    ], 2013

The original date of this prospectus is February 8, 2012

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus, any supplement and the documents we have incorporated by reference.  We have not authorized anyone to provide information that is different from that contained in this prospectus.  The information contained in this prospectus, any supplement and any document incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or of any sale of our common stock.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire prospectus, including the more detailed information regarding us, the common stock being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus. You should carefully consider, among other things, the matters discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus before deciding to invest in our common stock. Some of the statements in this prospectus constitute forward-looking statements. See “Forward-Looking Statements.”

Except where the context otherwise requires or where otherwise indicated, the terms “IceWEB,” “we,” “us,” “our,” “our company” and “our business” refer IceWEB, Inc. and its consolidated subsidiaries as a combined entity. Certain differences in the numbers in the tables and text throughout this prospectus may exist due to rounding.

The fiscal year ends on September 30. References to fiscal 2012, for example, refer to the fiscal year ended September 30, 2012 and fiscal 2013 refers to the fiscal year ending September 30, 2013.

About Us

Headquartered just outside of Washington, D.C., we manufacture and market unified data storage, purpose built appliances, network and cloud attached storage solutions and deliver on-line cloud computing application services. Our customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB).

Our principal executive offices are located at 22900 Shaw Road, Suite 111, Sterling, VA  20166 and our telephone number at that office is (571) 287-2400. Our fiscal year end is September 30.

SUMMARY OF THE OFFERING

This prospectus covers the resale of a total of 43,090,298 shares of our common stock by the selling security holders which includes up to 43,090,298 shares that are issuable upon the exercise of warrants with an exercise price of $0.028 per share.  Selling security holders may resell their shares from time-to-time, including through broker-dealers, at prevailing market prices. We will not receive any proceeds from the resale of our shares by the selling security holders. To the extent the warrants are exercised on a cash basis, we will receive the exercise price of the warrants. We will pay all of the fees and expenses associated with registration of the shares covered by this prospectus.

Common Stock Outstanding Prior to this Offering:	277,763,584 shares of common stock on March 31, 2013.

Common Stock Reserved:	An aggregate of 85,916,873 shares of our common stock, including, 85,290,206 shares issuable upon the exercise of options and warrants with exercise prices ranging from $0.028 to $0.50 per share, and 626,667 shares issuable upon conversion of our Series B convertible preferred stock. The resale of 43,090,298 shares issuable upon the conversion the exercise of warrants held by the selling stockholders are covered by this prospectus.

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Common Stock Outstanding After this Offering:	320,853,882 shares of common stock, assuming the issuance of 43,090,298 shares of our common stock upon exercise of common stock purchase warrants held by the selling stockholders at an exercise price of $0.028 per share exercised on a cash basis, the resale of which is covered by this prospectus, but giving no effect to the possible exercise of the remaining outstanding warrants, outstanding options or Series B convertible preferred stock.

TERMS OF THE OFFERING WITH THE SELLING STOCKHOLDERS

On November 23, 2011, we entered into a Securities Purchase Agreement with three accredited investors pursuant to which we sold $2,012,500 in principal amount of senior convertible notes and issued the investors Series O, Series P and Series Q warrants to purchase up to an aggregate of 81,588,236 shares of our common stock, as adjusted, for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act of 1933. We issued the senior convertible notes at an original issue discount of 13%.  We also entered into a Registration Rights Agreement with investors in which we agreed to register the shares underlying the senior convertible notes and the warrants.

We paid Rodman & Renshaw, LLC, a broker-dealer and member of FINRA who acted as the exclusive placement agent for us in the private placement, a cash commission of $155,000, issued it warrants to purchase an aggregate of 911,765 shares of our common stock with an exercise price of $0.17 per share which are identical to the Series O warrants, and reimbursed it for legal expenses of $20,000. We reimbursed Iroquois Master Fund Ltd., an investor in the private placement, $60,000 for its non-accountable expenses related to the investment. We are using the net proceeds from the private placement for general working capital.

Under the terms of the Securities Purchase Agreement, we agreed not to take certain actions, including:

•	we agreed not to file any registration statement, other than the registration statement of which this prospectus is part, or a registration statement on Form S-4 or S-8, until the first date on which the resale by the investors of all shares of common stock underlying the securities sold in the private placement are either covered by one or more effective registration statements, including the registration statement of which this prospectus is a part, or may be resold pursuant to Rule 144 under the Securities Act of 1933 without the need for current public information required by Rule 144 (the “Applicable Date”);
•	we agreed not conduct any other securities offerings until the 30th trading day after the Applicable Date, except for certain excluded securities, and while the senior convertible notes and warrants are outstanding, we agreed not to enter into any variable rate transactions;
•	we agreed to offer to the investors, until the first anniversary of the closing date, the opportunity to participate in any subsequent securities offerings by our company;
•	so long as the senior convertible notes or warrants are outstanding, we agreed not to issue any securities other than for cash or in connection with options which may be granted to our officers, directors and employees; and
•	we entered into an amendment with Sand Hill Finance, LLC for our factoring agreement to extend the maturity date of the agreement to at least 91 days after all obligations under the senior convertible notes have been satisfied, among other modifications.

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Senior convertible notes

The senior convertible notes as issued were senior unsecured indebtedness of our company, senior to all other indebtedness other than our obligations to Sand Hill Finance, LLC, with which they were pari passu, and guaranteed by our subsidiaries. The senior convertible notes did not bear any interest unless there had been an “event of default” as described below, at which time interest began accruing at 18% per annum, compounded quarterly. Monthly installment payments on the principal amount of the senior convertible notes began on the earlier of six months from the issuance date of the notes or upon the effectiveness of the registration statement registering the shares of our common stock into which the senior convertible notes are convertible of which the original prospectus was a part. Installment payments under the senior convertible notes may either be made in shares of our common stock or cash. We were not able to make the installment payments in shares of our common stock if there had been an “equity conditions failure” or “dollar failure.” Generally, under the terms of the senior convertible notes an “equity conditions failure” meant that the shares of our common stock issuable for the installment payment were not covered by an effective registration statement or the issuance of the shares would cause the holder or its affiliates to be the beneficial owners of in excess of 4.9% of our outstanding common stock, together with certain other “equity conditions” as described in the senior convertible notes. A “dollar failure” meant that the average of the aggregate trading volumes of our common stock for the 20 trading days preceding the installment date has not equaled or exceeded $25,000. If we cannot make installment payment in shares of common stock because one of these conditions is not satisfied, we must make such payment in cash. Unless previously converted into shares of our common stock, the senior convertible notes matured on May 23, 2013.

The senior convertible notes were convertible at the option of the holders into shares of our common stock at an initial conversion price of $0.17 per share. The conversion price is subject to adjustment for stock splits, combinations or similar events. The conversion price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to equal the price at which we issued or were deemed to have issued our common stock. In addition, if we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a senior convertible note will have the right to substitute the variable price for the fixed conversion price upon conversion of all or part of the note. The senior convertible notes provide that no conversion may be made if, after giving effect to the conversion, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.9% of our outstanding shares of common stock.

The senior convertible notes were paid in full, with the final payment made to the noteholders in February, 2013.

Warrants

The exercise price of the warrants was initially $0.17 per share, subject to adjustment as described below. The Series O warrants and Series P warrants are each immediately exercisable. The Series Q warrants became exercisable at any time that any portion of the Series P warrants were exercised. The term of the Series O warrants is five years from the issue date, the term of the Series P warrants is one year from the Applicable Date, and the term of the Series Q warrants was five years from the Applicable Date. Other than the exercise periods, the series of warrants are identical. The warrants are also exercisable on a cashless basis during the first six months the warrants are outstanding or at any time the registration statement covering the shares issuable upon the exercise of the warrants is not effective. The warrants are not exercisable if, after giving effect to the exercise, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.9% of our outstanding shares of common stock. If we issue options, convertible securities, warrants or similar securities to holders of our common stock, the warrant holders shall have the right to acquire the same as if they had exercised the warrants into common stock.

The exercise price is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the warrants will also be adjusted such that the aggregate warrant exercise price shall be the same immediately before and immediately after such adjustment. In addition, the warrant exercise price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable warrant exercise price, immediately reduces warrant exercise price to equal the price at which we issued or was deemed to have issued, our common stock.

If we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a warrant will have the right to substitute the variable price for the warrant exercise price upon exercise of all or part the warrant.

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As a result of subsequent transactions by us, the exercise price of each series of these warrants was subsequently reduced to $0.074 per share and the number of shares underlying these warrants were increased. Presently, there are a total of 29,290,605 Series O warrants and 3,108,115 Series Q warrants outstanding, net of exercises and expirations of Series P warrants. This prospectus covers the resale of the shares underlying these outstanding warrants.

On April 10, 2013 we entered into an agreement with the holders of the Series O warrants and Series Q warrants whereby in exchange for their agreement to waive any right to an adjustment in the exercise price of these warrants in accordance with the foregoing “full ratchet” provisions, and their agreement to sell no more than 10% of the daily volume of our common stock in the market on any given trading day, we reduced the exercise price of each of the Series O warrants and Series Q warrants to $0.028 per share.

Registration Rights Agreement

We entered to a Registration Rights Agreement with the investors in the private placement that required we file a registration statement with the SEC on or before January 10, 2012 for the resale by the investors of 133% of the maximum number of shares of our common stock issuable upon conversion of the senior convertible notes, and upon exercise of the warrants.  We refer to these shares as the registerable securities.  This prospectus is part of that registration statement. The initial registration statement was required to be declared effective by the SEC within 90 calendar days from the closing date, or 120 calendar days if the registration statement is reviewed by the SEC. The initial registration statement was declared effective by the SEC on February 8, 2012. We will be required to pay liquidated damages to the investors if:

•	other than during an allowable grace period, on any day after the effective date of a registration statement sales of all of the registerable securities required to be included on such registration statement cannot be made pursuant to such registration statement, or
•	if a registration statement is not effective for any reason or the prospectus contained therein is not available for use for any reason, or we are not in compliance with the current public information requirement of Rule 144(c) of the Securities Act of 1933, as a result of which any of the investors are unable to sell registerable securities without restriction under Rule 144.

Upon the occurrence of any of these events we are obligated to pay each investor an amount in cash equal to 1% of such investor’s original principal amount of senior convertible note on each such date and on every 30 day anniversary of each such date until these filing failures are cured. In the event we fail to make the payments in a timely manner in accordance with the foregoing, the payments shall bear interest at the rate of 1.5% per month, prorated for partial months, until paid in full.

We agreed to keep the registration statement effective until all registerable securities have been disposed of. We also agreed to pay all costs associated with the preparation and filing of this registration statement, and to reimburse Iroquois Master Fund Ltd. $10,000 for legal fees of its counsel incurred in connection with the registration statement. The Registration Rights Agreement contains customary indemnification provisions for all parties.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward- looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information. Although we believe that such sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified such information.

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SELECTED CONSOLIDATED FINANCIAL DATA

The following summary of our unaudited consolidated financial information for the three months ended December 31, 2012 and 2011 and our audited consolidated financial information for the fiscal years ended September 30, 2012 and 2011, all of which have been derived from, and should be read in conjunction with, our consolidated financial statements included elsewhere in this prospectus.

Selected Income Statement Data:

	Three months ended
	December 31,
	2012	2011
	(unaudited)	(unaudited)
Net Revenues	$313,411	$758,898
Cost of sales	174,094	472,612
Operating Expenses:
Marketing and selling	136,134	112,370
Depreciation and amortization	18,016	68,867
Research and development	281,617	208,773
General and administrative	1,002,907	351,244
Total operating expenses	1,438,674	741,254
Loss from operations	(1,299,358)	(454,968)
Total other income (expense)	508,232	(573,818)
Net loss	$(791,126)	$(1,028,786)

	Fiscal Year ended September 30,
	2012	2011
Net Revenues	$2,640,520	$2,678,346
Cost of sales	1,780,246	1,751,640
Operating Expenses:
Sales and marketing	1,116,340	975,282
Depreciation and amortization	202,130	545,890
Research and development	1,046,026	790,048
General and administrative	2,722,048	2,605,999
Loss on impairment of intangible assets	-	303,859
Total operating expenses	5,086,545	5,221,078
Loss from operation	(4,226,271)	(4,294,372)
Total other expense	(2,258,777)	(410,919)
Net loss	$(6,485,048)	$(4,705,291)

Selected Balance Sheet Data:

	December 31,	September 30,
	2012	2012
	(unaudited)
Working Capital	$(2,270,876)	$(2,904,560)

Total current assets	1,193,955	1,213,721

Total assets	1,782,650	2,080,367

Total current and long term liabilities	3,464,831	4,118,281

Stockholders’ deficit	(1.682,180)	(2,037,914)

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RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A SIGNIFICANT DEGREE OF RISK. YOU SHOULD NOT INVEST IN OUR COMMON STOCK UNLESS YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS RELATED TO OUR COMPANY

WE HAVE AN ACCUMULATED DEFICIT AND WE ANTICIPATE CONTINUING LOSSES THAT WILL RESULT IN SIGNIFICANT LIQUIDITY AND CASH FLOW PROBLEMS ABSENT A MATERIAL INCREASE IN OUR REVENUES.

We have an accumulated deficit of approximately $41.6 million as of December 31, 2012. For the years ended September 30, 2012 and 2011, we had a net loss of approximately $6.5 million and approximately $4.7 million, respectively, and we reported a net loss of $791,126 for the three months ended December 31, 2012. In the quarter ended December 31, 2012, cash used in operations was approximately $746,500 and we had approximately $81,531 of cash on hand at December 31, 2012. The report of our independent registered public accounting firm on our consolidated financial statements for the fiscal year ended September 30, 2012 contains an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern as a result of our net losses and cash used in operations. We reported a decrease in our sales for fiscal 2012 as compared to fiscal 2011 of approximately 1.4%, and a decrease of approximately 58% in the first quarter of fiscal 2013 from the comparable period in fiscal 2012, both of which are primarily related to a slowdown in sales due to the economic downturn and budget constraints within the Federal government. We cannot assure you that our sales will increase in future periods, nor can we assure you that they will not further decrease. As long as our cash flow from operations remains insufficient to fund our operations, we will continue depleting our cash and other financial resources, as well as issue additional equity to raise capital. Our failure to achieve profitable operations in future periods will adversely affect our ability to continue as a going concern. In this event, you could lose all of your investment in our company.

WE WILL NEED ADDITIONAL FINANCING WHICH WE MAY NOT BE ABLE TO OBTAIN ON ACCEPTABLE TERMS. IF WE CANNOT RAISE ADDITIONAL CAPITAL AS NEEDED, OUR ABILITY TO EXECUTE OUR GROWTH STRATEGY AND FUND OUR ONGOING OPERATIONS WILL BE IN JEOPARDY.

Historically, our operations have been financed primarily through the issuance of equity and short-term loans. Capital is typically needed not only to fund our ongoing operations and to pay our existing obligations, but is also necessary if we wish to acquire additional assets or companies and for the effective integration, operation and expansion of these businesses. At December 31, 2012, we had a working capital deficit of $2,270,876.   Our future capital requirements depend on a number of factors, including our ability to internally grow our sales, manage our business and control our expenses.  If we are unable to raise additional capital as may be necessary to fund our operations and satisfy our obligations as they become due, our ability to continue as a going concern will be in jeopardy.

OUR TARGET MARKETS ARE HIGHLY COMPETITIVE AND DOMINATED BY LARGER COMPANIES AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

The market for our products is highly competitive and we expect competition to intensify in the future. This competition could result in increased pricing pressure, reduced gross margins, increased sales and marketing expenses or our failure to increase, or our loss of, market share, any of which could seriously harm our business, operating results and financial condition.

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Currently, we face competition from a number of established companies, including EMC Corporation, or EMC, Hewlett-Packard Company, or HP, Hitachi Limited, International Business Machines Corporation, or IBM, and Network Appliance, Inc., or NetApp. We also face competition from a large number of private companies and recent public company market entrants, such as Isilon Systems, Inc. Many of our current competitors have, and some of our potential competitors could have, longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales, marketing and other resources than we have. Potential customers may prefer to purchase from their existing suppliers rather than a new supplier regardless of product performance or features.

NetApp is our primary competition in the high performance unified network storage system market. They have a significantly greater share of this market than we do. In addition, they are a substantially larger company with more resources than we have.

Our ability to compete effectively in our target markets depends on a number of factors, including:

•	our products’ scalability, performance, ease of use and cost effectiveness relative to that of our competitors’ products;
•	aggressive business tactics by our competitors, including selling at a discount or asserting intellectual property rights irrespective of the validity of the claims;
•	our success in utilizing new and proprietary technologies to offer products and features previously not available in the marketplace;
•	our success in identifying new markets, applications and technologies;
•	our ability to attract and retain value-added resellers and OEMs;
•	our name recognition and reputation;
•	our ability to recruit development engineers and sales and marketing personnel; and
•	our ability to protect our intellectual property.

We expect increased competition from other established and emerging companies, including companies such as networking infrastructure and storage management companies that provide complementary technology and functionality. Some of our competitors, including EMC, HP and NetApp, have made acquisitions of businesses that allow them to offer more directly competitive and comprehensive solutions than they had previously offered. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties. If so, new competitors or alliances that include our competitors may emerge that could acquire significant market share.

WE RECEIVE A SUBSTANTIAL PORTION OF REVENUE FROM A LIMITED NUMBER OF CUSTOMERS AND CHANNEL PARTNERS, AND THE LOSS OF, OR A SIGNIFICANT REDUCTION IN, ORDERS FROM ONE OR MORE OF OUR MAJOR CHANNEL PARTNERS WOULD HARM OUR BUSINESS.

Our future success is highly dependent upon establishing and successfully maintaining relationships with a large number of channel partners. We market and sell our IceWEB unified data storage products through an all-channel assisted sales model and we derive substantially all of our revenue from these channel partners. We receive a substantial portion of revenue from a limited number of channel partners. We anticipate that we will continue to receive a significant portion of revenue from a limited number of channel partners for the foreseeable future and, in some cases, a portion of revenue attributable to individual channel partners may increase in the future. The loss of one or more key channel partners or a reduction in sales through any major channel partner could harm our business.

IF WE ARE UNABLE TO CONTINUE TO DEVELOP AND INTRODUCE NEW PRODUCTS AND RESPOND TO TECHNOLOGICAL CHANGES, OUR REVENUE COULD BE REDUCED.

Our future growth depends on the successful development and introduction of new systems and software products. Due to the complexity of network storage systems, these products are subject to significant technical risks that may impact our ability to introduce these products successfully. Our new products also may not achieve market acceptance. In addition, our new products must respond to technological changes and evolving industry standards. If we are unable for technological or other reasons to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, or if these products do not achieve market acceptance, our revenue could be reduced.

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IMPROVEMENTS IN ALTERNATIVE MEANS TO ACCELERATE STORAGE PERFORMANCE OR REDUCE STORAGE COSTS COULD HARM OUR BUSINESS AS THE DEMAND FOR OUR SYSTEMS MAY BE REDUCED.

Our products are designed to improve the performance of many applications, including applications that are based on Microsoft Corporation’s, or Microsoft, protocols. Accordingly, improvements to Microsoft application protocols to accelerate storage performance or reduce storage costs may reduce the need for our products, adversely affecting our business, operating results and financial condition. Improvement in other application protocols or in the transmission control protocol could have a similar effect.

OUR OPERATING RESULTS MAY BE ADVERSELY AFFECTED BY UNCERTAIN ECONOMIC AND MARKET CONDITIONS.

We are subject to the effects of general global economic and market conditions. Challenging economic conditions worldwide or in certain geographic regions, such as the continuing fiscal challenges in the U.S. and Europe, have from time to time contributed to slowdowns in the computer, storage, and networking industries at large, as well as the information technology (IT) market, resulting in:

•	Reduced demand for our products as a result of constraints on IT-related spending by our customers;
•	Risk of supply constraints, particularly the recent flooding in Thailand;
•	Increased price competition for our products from competitors;
•	Deferment of purchases and orders by customers due to budgetary constraints or changes in current or planned utilization of our systems;
•	Higher overhead costs as a percentage of revenues;
•	Negative impacts from increased financial pressures on customers, distributors and resellers;
•	Negative impacts from increased financial pressures on key suppliers or contract manufacturers; and
•	Potential discontinuance of product lines or businesses and related asset impairments.

Any of the above-mentioned factors could have a material and adverse effect on our business and financial performance.

IF WE ARE UNABLE TO CONTINUE TO CREATE VALUABLE INNOVATIONS IN SOFTWARE AND HARDWARE, WE MAY NOT BE ABLE TO GENERATE ADDITIONAL HIGH-MARGIN REVENUE THAT WILL ENABLE US TO MAINTAIN OR INCREASE OUR GROSS MARGINS, WHICH COULD REDUCE OUR REVENUE.

Our industry has a history of declining network storage hardware prices as measured on a “dollar per gigabyte of storage capacity” basis. To maintain or increase our gross margins, we will need to continue to create valuable software that is included with our network storage systems and/or sold separately as a licensed software application. Any new feature or application that we develop or acquire may not be introduced in a timely or cost- effective manner and may not achieve the broad market acceptance necessary to help increase our overall gross margin. If we are unable to successfully develop or acquire and then market and sell additional software and hardware functionality, our revenue could be reduced.

OUR ABILITY TO SELL OUR PRODUCTS IS HIGHLY DEPENDENT ON THE QUALITY OF OUR SUPPORT SERVICES, AND ANY FAILURE TO OFFER HIGH-QUALITY SUPPORT SERVICES COULD REDUCE OUR PRODUCT SALES AND REVENUE.

After our products are deployed within our customers’ networks, our customers depend on our support services organization to resolve issues relating to our products and how they perform within our customer’s environment. High-quality support services are therefore critical for the successful marketing and sale of our products. If we do not succeed in helping our customers to quickly resolve post-deployment issues and provide ongoing support if our partners do not effectively assist our customers in deploying our products, it would adversely affect our ability to sell our products to existing customers and could harm our prospects with potential customers. In addition, as we expand our operations internationally, our support services organization will face additional challenges, which we expect to include those issues that are associated with delivering support, training and documentation in languages other than English. As a result, our failure to maintain high-quality support services could reduce our product sales and revenue.

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OUR PRODUCTS ARE HIGHLY TECHNICAL AND MAY CONTAIN UNDETECTED SOFTWARE OR HARDWARE DEFECTS, WHICH COULD CAUSE DATA UNAVAILABILITY, LOSS OR CORRUPTION THAT MIGHT, IN TURN, RESULT IN LIABILITY TO OUR CUSTOMERS, HARM TO OUR REPUTATION AND A REDUCTION OF PRODUCT SALES AND REVENUE.

Our network storage products are highly technical and complex and are often used to store information critical to our customers’ business operations. Our products have contained and may contain undetected errors, defects or security vulnerabilities that could result in data unavailability, loss or corruption or other harm to our customers. Some errors in our products may only be discovered after they have been installed and used by customers. Any errors, defects or security vulnerabilities discovered in our products after commercial release, as well as any computer virus or human error on the part of our customer support or other personnel resulting in a customer’s data unavailability, loss or corruption could result in a loss of customers or increased support and warranty costs, any of which may adversely affect our business, operating results and financial condition. In addition, we could face claims for product liability, tort or breach of warranty, including claims relating to changes to our products made by our partners. Our contracts with customers contain provisions relating to warranty disclaimers and liability limitations, which may be difficult to enforce. Defending a lawsuit, regardless of its merit, could be costly and might divert management’s attention and adversely affect the market’s perception of us and our products. In addition, if our business liability insurance coverage proves inadequate for a claim, or future coverage is unavailable on acceptable terms or at all, our product sales and revenue could be reduced.

OUR FACTORING AGREEMENT WITH SAND HILL FINANCE, LLC CONTAINS CERTAIN TERMS WHICH MAY ADVERSELY AFFECT OUR ABILITY TO RAISE CAPITAL IN FUTURE PERIODS.

In December 2005 and as amended during fiscal 2006 and fiscal 2009, we entered into a Finance Agreement with Sand Hill Finance, LLC for a $2.75 million accounts receivable factoring line. Under the terms of this agreement we agreed not to take certain actions including undertaking a transaction which would result in a change of control of our company or the transfer of more than 20% of our securities and incurring any indebtedness other than trade credit in the ordinary course of business.  While Sand Hill Finance, LLC waived these restrictions in connection with the recent sale of the senior convertible notes, these restrictions may limit our ability to raise working capital as needed.

WE DO NOT HAVE A DISASTER RECOVERY PLAN AND WE DO NOT CARRY BUSINESS INTERRUPTION INSURANCE.

Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins and similar events. Our headquarters are physically located in Fairfax County, Virginia, a Washington, DC suburb, in close proximity to the US Capitol, White House, Pentagon, CIA, and numerous other agencies within the intelligence community. All these government installations are considered potential targets of any future terrorist attacks. We do not currently have a disaster recovery plan, nor do we carry business interruption insurance to compensate our company for losses that may occur. We are also vulnerable to computer viruses and/or physical disruptions, which could lead to interruptions, delays, loss of data or the inability to accept orders. The occurrence of any of the foregoing events could have a material adverse effect on our business, prospects, financial condition and results of operations.

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OUR MANAGEMENT MAY BE UNABLE TO EFFECTIVELY INTEGRATE OUR ACQUISITIONS AND TO MANAGE OUR GROWTH AND WE MAY BE UNABLE TO FULLY REALIZE ANY ANTICIPATED BENEFITS OF THESE ACQUISITIONS.

Our business strategy includes growth through acquisition and internal development. We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies’ histories, geographical locations, business models and business cultures can be different from ours in many respects. Our directors and senior management face a significant challenge in their efforts to integrate our businesses and the business of the acquired companies or assets, and to effectively manage our continued growth. There can be no assurance that our efforts to integrate the operations of any acquired assets or companies acquired in the future will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized. The dedication of management resources to these efforts may detract attention from our day-to-day business. There can be no assurance that there will not be substantial costs associated with these activities or of the success of our integration efforts, either of which could have a material adverse effect on our operating results.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Because our stock is not listed on an exchange we are not required to adopt these corporate governance standards. While our board of directors has adopted a Code of Ethics and Business Conduct and our Board has established Audit and Compensation Committees, we have not adopted all of the corporate governance measures which we might otherwise have been required to adopt if our securities were listed on a national securities exchange. It is possible that if we were to adopt all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

RISKS RELATED TO OUR COMMON STOCK AND THIS OFFERING

THE EXERCISE OF WARRANTS AND OPTIONS AND THE CONVERSION OF SHARES OF OUR SERIES B CONVERTIBLE PREFERRED STOCK WILL BE DILUTIVE TO OUR EXISTING STOCKHOLDERS.

At March 31, 2013 we had outstanding:

•	277,763,584 shares of our common stock,
•	626,667 shares of Series B Convertible Preferred Stock owned by the estate of our former Chief Executive Officer which is convertible into 626,667 shares of our common stock,
•	common stock purchase warrants to purchase a total of 79,522,236 shares of our common stock with exercise prices ranging from $0.028 to $0.50 per share, and
•	Stock options granted under our 2000 Management and Director Equity Incentive and Compensation Plan and our 2012 Equity Compensation Plan which are exercisable into 5,767,970 shares of our common stock with a weighted average exercise price of $0.0824 per share.

The exercise of the options and warrants and/or the conversion of the Series B Convertible Preferred Stock will be dilutive to our existing stockholders.

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PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS MAY DELAY OR PREVENT A TAKE-OVER WHICH MAY NOT BE IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

Provisions of our certificate of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Delaware General Corporations Law also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders.

In addition, our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors. We presently have outstanding 626,667 shares of Series B Convertible Preferred Stock. Our Board of Directors may, without stockholder approval, issue additional series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

OUR COMMON STOCK COULD BE REMOVED FROM QUOTATION ON THE OTCBB IF WE FAIL TO TIMELY FILE OUR ANNUAL OR QUARTERLY REPORTS. IF OUR COMMON STOCK WAS NO LONGER ELIGIBLE FOR QUOTATION ON THE OTCBB, THE LIQUIDITY OF OUR STOCK MAY BE FURTHER ADVERSELY IMPACTED.

Under the rules of the Securities and Exchange Commission we are required to file our quarterly reports within 45 days from the end of the fiscal quarter and our annual report within 90 days from the end of our fiscal year. Under rules adopted by the Financial Industry Regulatory Authority (FINRA) in 2005 which is informally known as the “Three Strikes Rule”, a FINRA member is prohibited from quoting securities of an OTCBB issuer such as our company if the issuer either fails to timely file these reports or is otherwise delinquent in the filing requirements three times in the prior two year period or if the issuer’s common stock has been removed from quotation on the OTCBB twice in that two year period. If we were to fail to file three reports on a timely basis our stock would be removed from quotation on the OTCBB and would in all likelihood then be quoted on the OTC Markets Group. The OTC Markets Group offers a quotation service to companies that are unable to obtain a quotation of their securities on the OTCBB or otherwise list their securities on an exchange. The requirements for listing on the OTC Markets Group are considerably lower and less regulated than those of the OTCBB or an exchange. If our common stock were to be quoted on the OTC Markets Group, it is possible that even fewer brokers or dealers would be interested in making a market in our common stock which would further adversely impact its liquidity.

THE APPLICATION OF THE “PENNY STOCK” RULES TO OUR COMMON STOCK COULD LIMIT THE TRADING AND LIQUIDITY OF OUR COMMON STOCK, ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON STOCK AND INCREASE STOCKHOLDER TRANSACTION COSTS TO SELL THOSE SHARES.

As long as the trading price of our common stock is below $5.00 per share, the open-market trading of our common stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our common stock, reducing the liquidity of an investment in our common stock and increasing the transaction costs for sales and purchases of our common stock as compared to other securities.

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THE MARKET PRICE FOR OUR COMMON STOCK MAY BE PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A LACK OF PROFITS, WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. THE PRICE AT WHICH STOCKHOLDERS PURCHASE SHARES OF OUR COMMON STOCK MAY NOT BE INDICATIVE OF THE PRICE OF OUR COMMON STOCK THAT WILL PREVAIL IN THE TRADING MARKET.

The market for our common stock has been characterized by significant price volatility when compared to seasoned issuers, and we expect that our stock price could continue to be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, there has been limited trading in our common stock. As a consequence of this lack of liquidity, any future trading of shares by our stockholders may disproportionately influence the price of those shares in either direction. Second, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors will be beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time or as to what effect that the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

In addition, the market price of our common stock could be subject to wide fluctuations in response to:

•	quarterly variations in our sales and operating expenses;
•	announcements of new products or services by us;
•	fluctuations in interest rates;
•	significant sales of our common stock;
•	the operating and stock price performance of other companies that investors may deem comparable to us; and
•	news reports relating to trends in our markets or general economic conditions.

IF THE SELLING SECURITY HOLDERS ALL ELECT TO SELL THEIR SHARES OF OUR COMMON STOCK AT THE SAME TIME, THE MARKET PRICE OF OUR SHARES MAY DECREASE.

It is possible that the selling security holders will offer all of the shares for sale. Further, because it is possible that a significant number of shares could be sold at the same time hereunder, the sales, or the possibility thereof, may have a depressive effect on the market price of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “IWEB”. The reported high and low sales prices for the common stock as reported on the OTC Bulletin Board are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low
Fiscal 2011
First quarter ended December 31, 2010	$0.315	$0.155
Second quarter ended March 31, 2011	$0.285	$0.16
Third quarter ended June 30, 2011	$0.295	$0.171
Fourth quarter ended September, 30, 2011	$0.26	$0.135

Fiscal 2012
First quarter ended December 31, 2011	$0.195	$0.102
Second quarter ended March 31, 2012	$0.1847	$0.106
Third quarter ended June 30, 2012	$0.181	$0.107
Fourth quarter ended September, 30, 2012	$0.1399	$0.0503

Fiscal 2013
First quarter ended December 31, 2012	$0.10	$0.0511
Second quarter ended March 31, 2013	$0.074	$0.03

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On April 22, 2013, the last sale price of our common stock as reported on the OTC Bulletin Board was $0.0301.  As of April 22, 2013, there were approximately 5,300 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Under Delaware law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Delaware statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If, however, the capital of our company, computed in accordance with the relevant Delaware statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits and dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer, 200 Memorial Pkwy, Atlantic Highlands, NJ 07716. Its telephone number is (732) 872-2727.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the warrants to permit the resale of these shares of common stock by the holders of the warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the registration statement is declared effective by the SEC;
•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act of 1933 and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the Registration Rights Agreement, estimated to be approximately $18,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act of 1933 in accordance with the Registration Rights Agreement or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act of 1933 that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

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Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Business of Iceweb

Headquartered just outside of Washington, D.C., we manufacture and market Unified data storage, purpose built appliances, network and cloud attached storage solutions and deliver on-line cloud computing application services, including our IceBOXTM private cloud storage service.

Our customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB).

Data Storage

A unified storage system simultaneously enables storage of file data and handles the block-based I/O (input/output) of enterprise applications.  We believe one advantage of unified storage is reduced hardware requirements. Instead of separate storage platforms, like NAS for file-based storage and a RAID (Redundant Array of Independent Disks) disk array for block-based storage, unified storage combines both modes in a single device. Alternatively, a single device could be deployed for either file or block storage as required.

In addition to lower capital expenditures for the enterprise, unified storage systems can also be simpler to manage than separate products.  The IceWEB Storage System offers one platform for file and block data of all kinds.  The IceWEB Storage System is an all-inclusive storage management system which includes de-duplication; unlimited snapshots; thin provisioning; local or remote, real-time or scheduled replication; capacity and utilization reporting, and integration with virtual server environments.  Unified storage systems enjoy the same level of reliability as dedicated file or block storage systems.

Distribution

We generate revenues from the manufacture and sale of high-performance unified data storage products, data storage appliances and servers, the sale of software services, and the distribution of data storage and electronic imaging products and solutions.  We believe that the key factors to our continued growth and profitability include the following:

•	Increasing the number of channel partners selling our products
•	Continued investment in product development and research efforts
•	Hiring additional qualified, technical employees, and
•	Increasing the number of new customers added.

Going Concern

We have a history of losses and have incurred net losses of approximately $41.6 million since inception through December 31, 2012. Our current operations are not an adequate source of cash to fund future operations. The report of our independent registered public accounting firm on our consolidated financial statements for the years ended September 30, 2012 and 2011 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses. Our ability to continue as a going concern is dependent upon our ability to obtain the necessary financing to meet our obligations and repay our liabilities when they become due and to generate profitable operations in the future. We plan to continue to provide for our capital requirements through the sale of equity securities and debt, however, we have no firm commitments from any third party to provide this financing and we cannot assure you we will be successful in raising working capital as needed. There are no assurances that we will have sufficient funds to execute our business plan, pay our operating expenses and obligations as they become due or generate positive operating results.

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Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of such statements requires us to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period and the reported amounts of assets and liabilities as of the date of the financial statements. Our estimates are based on historical experience and other assumptions that we consider to be appropriate in the circumstances. However, actual future results may vary from our estimates.

We believe that the following accounting policies are significantly affected by critical accounting estimates and that they are both highly important to the portrayal of our financial condition and results and require difficult management judgments and assumptions about matters that are inherently uncertain.  Note 2 of the Notes to Audited Consolidated Financial Statements appearing later in this prospectus describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies.

We believe the accounting policies described below are those that most frequently require us to make estimates and judgments and therefore are critical to the understanding of our results of operations.

Revenue Recognition, Reserves and Allowances

Revenue Recognition — We recognize revenue when:

•	Persuasive evidence of an arrangement exists: It is our customary practice to have a purchase order and/or contract prior to recognizing revenue on an arrangement from our end users, customers, value-added resellers, or distributors.
•	Delivery has occurred: Our product is physically delivered to our customers, generally with standard transfer terms such as FOB origin. We typically do not allow for restocking rights with any of our value-added resellers or distributors. Products shipped with acceptance criteria or return rights are not recognized as revenue until all criteria are achieved. If undelivered products or services exist that are essential to the functionality of the delivered product in an arrangement, delivery is not considered to have occurred.
•	The fee is fixed or determinable: Arrangements with payment terms extending beyond our standard terms, conditions and practices are not considered to be fixed or determinable. Revenue from such arrangements is recognized at the earlier of customer payment or when the fees become due and payable. We typically do not allow for price-protection rights with any of our value-added resellers or distributors.
•	Collection is reasonably assured: If there is considerable doubt surrounding the credit worthiness of a customer at the outset of an arrangement, the associated revenue is deferred and recognized upon cash receipt.

We maintain a separate allowance for doubtful accounts for estimated losses based on our assessment of the collectability of specific customer accounts and the aging of the accounts receivable. We analyze accounts receivable and historical bad debts, customer concentrations, customer solvency, current economic and geographic trends, and changes in customer payment terms and practices when evaluating the adequacy of our current and future allowance. In circumstances where we are aware of a specific customer’s inability to meet its financial obligations to us, a specific allowance for bad debt is estimated and recorded, which reduces the recognized receivable to the estimated amount we believe will ultimately be collected. We monitor and analyze the accuracy of our allowance for doubtful accounts estimate by reviewing past collectability and adjusting it for future expectations to determine the adequacy of our current and future allowance.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

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Inventory Valuation

Inventories are stated at lower of cost or market, on an average cost basis. We perform an excess and obsolete analysis of our inventory based upon assumptions about future demand and market conditions.  We adjust the inventory value based on estimated excess and obsolete inventories.

Valuation of Intangibles

We periodically review the estimated remaining useful lives of our intangible assets. A reduction in the estimate of remaining useful life could result in accelerated amortization expense or a write-down in future periods. As such, any future write-downs of these assets would adversely affect our operating results.

Stock-Based Compensation

We account for stock-based compensation using the Black-Scholes option pricing model to estimate the fair value of each option grant on the date of grant. Our option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility, expected term, and forfeiture rate. Any changes in these highly subjective assumptions significantly impact stock-based compensation expense.

Fair Value Measurements and Impairments

All of our investments and nonmarketable securities are subject to periodic impairment review. Investments are considered to be impaired when a decline in fair value is judged to be other-than-temporary. This determination requires significant judgment. For publicly traded investments, impairment is determined based upon the specific facts and circumstances present at the time, including factors such as current economic and market conditions, the credit rating of the security’s issuer, the length of time an investment’s fair value has been below our carrying value, and our ability and intent to hold investments to maturity or for a period of time sufficient to allow for any anticipated recovery in fair value. If an investment’s decline in fair value, caused by factors other than changes in interest rates, is deemed to be other-than-temporary, we reduce its carrying value to its estimated fair value, as determined based on quoted market prices, liquidation values or other metrics. For investments in publicly held companies, we recognize an impairment charge when the decline in the fair value of our investment is below its cost basis and is judged to be other-than-temporary. The ultimate value realized on these investments is subject to market price volatility until they are sold.

Pursuant to the accounting guidance for fair value measurement and its subsequent updates, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. The accounting guidance establishes a hierarchy for inputs used in measuring fair value that minimizes the use of unobservable inputs by requiring the use of observable market data when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on active market data. Unobservable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances.

The fair value hierarchy is broken down into the three input levels summarized below:

•	Level 1 — Valuations are based on quoted prices in active markets for identical assets or liabilities, and readily accessible by us at the reporting date. Examples of assets and liabilities utilizing Level 1 inputs are certain money market funds, U.S. Treasuries and trading securities with quoted prices on active markets.
•	Level 2 — Valuations based on inputs other than the quoted prices in active markets that are observable either directly or indirectly in active markets. Examples of assets and liabilities utilizing Level 2 inputs are U.S. government agency bonds, corporate bonds, commercial paper, certificates of deposit and over-the-counter derivatives.
•	Level 3 — Valuations based on unobservable inputs in which there is little or no market data, which require us to develop our own assumptions. Examples of assets and liabilities utilizing Level 3 inputs are cost method investments, auction rate securities (ARS) and the Primary Fund.

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Results of Operations

Three Months Ended December 31, 2012 Compared to Three Months Ended December 31, 2011

The following table provides an overview of certain key factors of our results of operations for the three months ended December 31, 2012 as compared to the three months ended December 31, 2011:

	Three months ended
	December 31,		$ of
	2012	2011	Change

Net Revenues	$313,411	$758,898	$(445,487)
Cost of sales	174,094	472,612	(295,518)
Operating Expenses:
Marketing and selling	136,134	112,370	23,764
Depreciation and amortization	18,016	68,867	(50,851)
Research and development	281,617	208,773	72,844
General and administrative	1,002,907	351,244	651,663
Total operating expenses	1,438,674	741,254	697,421
Loss from operations	(1,299,358)	(454,968)	(844,390)
Total other income (expense)	508,232	(573,818)	1,082,050
Net loss	$(791,126)	$(1,028,786)	$237,660

Other Key Indicators:

	Three months ended
	December 31,		%
	2012	2011	Change

Cost of sales as a percentage of revenues	55.5%	62.3%	(6.8)%
Gross profit margin	44.5%	37.7%	6.8%
General and administrative expenses as a percentage of revenues	321%	46.3%	274.7%
Total operating expenses as a percentage of revenues	460%	97.7%	362.3%

Revenues

For the three months ended December 31, 2012, we reported revenues of $313,411 as compared to revenues of $758,898 for the three months ended December 31, 2011, a decrease of $445,487 or approximately 58.7%.

Cost of Sales

Our cost of sales consists primarily of products purchased and component parts for the manufacture of our storage products.  For the three months ended December 31, 2012 cost of sales was $174,094, or approximately 55.5% of revenues, compared to $472,612, or approximately 62.3% of revenues, for the three months ended December 31, 2011. The decrease in costs of sales as a percentage of revenue and the corresponding increase in our gross profit margin for the three months ended December 31, 2012 as compared to the three months ended December 31, 2011 was the result of higher costs for certain components of cost of goods in the prior year, primarily hard drives, resulting from the disruption of supply due to the flooding in Thailand in October, 2011. Our cost of goods has returned to what we believe are normalized levels. We anticipate that our gross profit margins will remain between 45% and 50% through the balance of fiscal 2013, as our short-term sales strategy is to aggressively compete to win business and increase brand awareness. We may see some improvement in margins once the world-wide supply of hard drives normalizes.

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Total Operating Expenses

Our total operating expenses increased approximately 94.5% to $1,438,674 for the three months ended December 31, 2012 as compared to $741,254 for the three months ended December 31, 2011. These changes include:

•                Marketing and selling. For the three months ended December 31, 2012, marketing and selling costs were $136,134 as compared to $112,370 for the three months ended December 31, 2011, an increase of $23,764 or approximately 21.1%.  The increase was due to an increase in sales and marketing related headcount during the three months ended December 31, 2012 versus the prior year.

•                Depreciation and amortization expense. For the three months ended December 31, 2012, depreciation and amortization expense amounted to $18,016 as compared to $68,867 for the three months ended December 31, 2011. The decrease was primarily due to certain assets being fully depreciated in the prior year.

•                Research and Development. For the three months ended December 31, 2012, research and development costs were $281,617 as compared to $208,773 for the three months ended December 31, 2011, an increase of $72,844 or approximately 34.9%.

•                General and administrative expense. For the three months ended December 31, 2012, general and administrative expenses were $1,002,907 as compared to $351,244 for the three months ended December 31, 2011, an increase of $651,663 or approximately 186.4%. For the three months ended December 31, 2012 and 2011 general and administrative expenses consisted of the following:

	Fiscal Q1	Fiscal Q1
	2013	2012
Occupancy	$8,313	$10,764
Consulting	91,133	1,610
Employee compensation	250,091	206,479
Professional fees	65,330	45,345
Internet/Phone	2,248	2,002
Travel/Entertainment	14,552	13,025
Investor Relations	519,096	28,487
Insurance	5,656	2,594
Other	46,488	40,938
	$1,002,907	$351,244

•	For the three months ended December 31, 2012, occupancy expense decreased to $8,313 as compared to $10,764. Occupancy expense is lower due to changes in headcount.

•	For the three months ended December 31, 2012, consulting expense increased to $91,133 as compared to $1,610, an increase of $89,523. The increase was due to consulting expense incurred related to business development efforts in the current fiscal year.

•	For the three months ended December 31, 2012, salaries and related expenses increased to $250,091 as compared to $206,479. Employee compensation is higher primarily due to higher expense related to stock based compensation of $125,579.

•	For the three months ended December 31, 2012, Professional fee expense increased to $65,330 as compared to $45,345. Professional fee expense increased primarily due to legal fees incurred in the normal course of business.

•	For the three months ended December 31, 2012, travel and entertainment expense increased to $14,552 as compared to $13,025. Travel and entertainment expense increased as a result of increased travel for investor relations and general corporate purposes.

•	For the three months ended December 31, 2012, other expense amounted to $46,488 as compared to $40,938 for the three months ended December 31, 2011, an increase of $5,550, or 13.6%.

•	For the three months ended December 31, 2012 investor relations expense increased to $519,096 as compared to $28,487 for the three months ended December 31, 2011. The increase is due to an increase in general investor relations activity.

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We anticipate that general and administrative expenses will continue to remain flat during the balance of fiscal 2013, with the exception of share-based payments that we may incur from time to time.

Loss From Operations

We reported a loss from operations of $1,299,358 for the three months ended December 31, 2012 as compared to a loss from operations of $454,968 for the three months ended December 31, 2011, an increase of $844,390 or approximately 185.6%.

Other Income (Expenses)

Interest Expense. For the three months ended December 31, 2012, interest expense amounted to $111,899 as compared to $286,422 for the three months ended December 31, 2011, a decrease of $174,523 or 60.9%. The decrease in interest expense is primarily attributable to the lower amortization of deferred financing costs, and the decrease in borrowings and certain interest bearing liabilities.

Gain on change of fair value of derivative liability. For the three months ended December 31, 2012 we incurred a decrease in the value of the derivative liability of $620,131 as compared to an increase in the value of the derivative liability of $287,396 for the three months ended December 31, 2011.

Net Loss

Our net loss was $791,126 for the three months ended December 31, 2012 compared to a loss of $1,028,786 for the three months ended December 31, 2011.

Fiscal Year 2012 As Compared to Fiscal Year 2011

The following table provides an overview of certain key factors of our results of operations for fiscal year 2012 as compared to fiscal year 2011:

	Fiscal Year ended September 30,		$	%
	2012	2011	Change	Change
Net Revenues	$2,640,520	$2,678,346	$(37,826)	(1.4)%
Cost of sales	1,780,246	1,751,640	28,606	1.6%
Operating Expenses:
Sales and marketing	1,116,340	975,282	141,058	14.5%
Depreciation and amortization	202,130	545,890	(343,760)	(63.0%
Research and development	1,046,026	790,048	(255,978)	(32.4)%
General and administrative	2,722,048	2,605,999	116,049	4.5%
Loss on impairment of intangible assets	-	303,859	(303,859)	N/A
Total operating expenses	5,086,545	5,221,078	2,991,220	36.2%
Loss from operation	(4,226,271)	(4,294,372)	(2,306,750)	34.9%
Total other expense	(2,258,777)	(410,919)	47,808	(13.2)%
Net loss	$(6,485,048)	$(4,705,291)	$(2,258,942)	32.4%

Other Key Indicators:

	Fiscal	Fiscal
	2012	2011
Cost of sales as a percentage of sales	67.42%	65.4%
Gross profit margin	32.58%	34.6%
Sales and marking expense as a percentage of sales	42.28%	36.41%
General and administrative expenses as a percentage of sales	103.09%	97.3%
Total operating expenses as a percentage of sales	192.63%	194.94%

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Sales

The decrease in fiscal 2012 net sales from fiscal 2011 is primarily due to the impact of economic uncertainty on our customers’ budgets and IT spending capacity, as well as the uncertainty caused by the untimely passing of John Signorello, our Chief Executive Officer, in May, 2012.

Cost of Sales and Gross Profit

Our cost of sales consists primarily of products purchased to manufacture our storage products. The increase in costs of sales as a percentage of sales and the corresponding decrease in our gross profit margin for fiscal 2012 as compared to fiscal 2011 was the result of an increased competition and the increase in the cost of certain components that go into our systems in fiscal 2012. We anticipate that our cost of sales as a percentage of revenue will return to the 55% to 65% range in fiscal 2013, as we introduce new higher margin products and solutions to augment our storage business.

Total Operating Expenses

Our total operating expenses decreased approximately 2.6% for fiscal 2012 as compared to fiscal 2011. The decrease is primarily due to increased headcount in sales and marketing, increased headcount and investment in research and development, and increased investor relations expense, offset by lower depreciation expense, and the one-time expense in fiscal 2011 for the loss on the impairment of intangible assets. The changes include:

•           Sales and Marketing. Sales and marketing expense includes salaries, commission, occupancy, telephone, travel, and entertainment expenses for direct sales personnel. For the fiscal year 2012, sales and marketing increased approximately 14.5% from fiscal year 2011. The increase was due primarily to increased marketing headcount during fiscal year 2012.

•           Depreciation and amortization expense. For fiscal 2012, depreciation and amortization expense decreased approximately 63% from fiscal 2011, as many of our assets became fully depreciated during the fiscal year. Amortization expense is related to the customer relationships and manufacturing GSA schedule which are intangible assets that we generated through our acquisition of Inline Corporation. The GSA schedule was being amortized on a straight-line basis over three years. Amortization expense was $0 for fiscal 2012 and $243,090 for fiscal 2011.

•           Research and development expense. For fiscal 2012, research and development expenses increased approximately 32.4% from fiscal 2011. This increase is related to increased research and development efforts related to our storage products. We anticipate the spending on research and development in fiscal 2013 will be approximately $220,000 per quarter related to developing and enhancing our storage solutions and pursuing intellectual property patents when we believe it is warranted.

•           General and administrative expense. For fiscal 2012, general and administrative expenses increased approximately 4.5% from fiscal 2011. This increase is primarily attributable to lower employee compensation expense, and lower occupancy expense, offset by higher legal and professional fees and higher investor relations expense. For fiscal 2012 and 2011, general and administrative expenses consisted of the following:

	Fiscal	Fiscal
	2012	2011
Occupancy	$37,311	$50,208
Consulting	76,730	87,238
Employee compensation	874,719	1,117,737
Professional fees	452,904	325,105
Internet/Phone	7,916	20,479
Travel/Entertainment	46,493	34,002
Investor Relations	978,332	676,915
Insurance	18,727	35,203
Other	228,915	259,112
	$2,722,047	$2,605,999

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The principal changes in fiscal 2012 as compared to fiscal 2011 include:

•	For fiscal 2012, occupancy expense decreased approximately 25.7% from fiscal 2011.

•	For fiscal 2012, salaries and related taxes and benefits decreased $243,018, or approximately 22% from fiscal 2011. The decrease was primarily attributable to a decrease in salary expense of $127,206, a decrease in stock based compensation, and expense recorded in accordance with ASC Topic 718, “Compensation – Stock Compensation (Formerly SFAS No. 123 (R), “Share-Based Payments”), for fiscal 2012 of $115,812, a decrease of 37%.

•	For fiscal 2012, professional fees increased $127,799, or approximately 39.3% from fiscal 2011. The increase was primarily attributable to an increase in legal fees incurred and the settlement of lawsuits against us in fiscal 2012 versus 2011.

•	For fiscal 2012, other expense decreased approximately 11.6% from fiscal 2011. The decrease is primarily due to a decrease in bad debt expense of $100,691 and hosting fees of $12,934, offset by the write off of stock subscription receivable of $83,000, which relates to the 2009 sale of 2,000,000 shares of common stock at a per share price of $0.042, valued at $83,000 to Florence Signorello, who is the mother of John Signorello, our former chief executive officer.

•	For fiscal 2012, consulting expense decreased by approximately 12% from fiscal 2011. The decrease was primarily due to non-recurring consulting fees related to human resources recruiting fees incurred in 2011 but not in fiscal 2012.

•	For fiscal 2012, investor relations expense increased approximately 44.5% from fiscal 2011. The increase was attributable to an increase in general investor relations activity versus fiscal 2011. We expect that in fiscal 2013 our investor relations activity and related expense should decrease to fiscal 2011 levels or less.

•	For fiscal 2012, internet and telephone expense decreased approximately 61%. The decrease was attributable to non-recurring costs incurred during the fiscal year 2011.

•	For fiscal 2012, travel and entertainment expense increased approximately 36.7%. The increase was attributable to an increase in general business, and travel-related investor relations activity.

•	For fiscal 2012, insurance expense decreased approximately 46.8% from fiscal 2011. The decrease was attributable to lower premiums paid for general business and directors and officer’s insurance.

Loss From Operations

Our loss from operations improved approximately 1.6% in fiscal year 2012 as compared to fiscal year 2011.

Total Other Income (Expenses)

Interest Expense. For fiscal 2012, interest expense increased approximately 606.78%. The increase in interest expense is primarily attributable to the amortization of loan fees, debt discount, and derivative discount, offset by lower interest-bearing average outstanding note balances during fiscal 2012.

Gain on change in derivative liability. For fiscal 2012 we had a gain on the change in derivative liability of $645,501, which represents the change in the value of the derivative liability based on the Black-Scholes value of our outstanding variably-priced warrants.

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Net Loss

Our net loss was $6,485,048 for fiscal 2012 compared to $4,705,291 for fiscal 2011, a decrease of $1,779,757 or approximately 38%.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations and otherwise operate on an ongoing basis. The following table provides an overview of certain selected balance sheet comparisons between December 31, 2012 and September 30, 2012:

	December 31,	September 30,	$	%
	2012	2012	Change	Change

Working Capital	$(2,270,876)	$(2,904,560)	$633,684	(21.8)%

Cash	81,531	269,594	(188,063)	(69.8)%
Accounts receivable, net	604,594	563,320	41,274	7.3%
Marketable Securities, current	206,400	72,000	182,400	153.3%
Inventory	264,068	282,231	(18,163)	(6.4)%
Total current assets	1,193,955	1,213,721	(178,166)	(14.7)%

Property and equipment, net	481,770	499,786	(18,016)	(3.6)%
Marketable Securities	-	237,600	(237,600)	(100.0)%
Deferred financing costs, net	92,060	114,396	(22,336)	(19.5)%
Total assets	1,782,650	2,080,369	(297,719)	(14.3)%

Accounts payable and accrued liabilities	784,975	824,128	(39,153)	(4.8)%
Notes payable	2,075,331	2,059,582	15,749	0.8%
Convertible notes payable, net of discount	6,162	105,175	(99,013)	(94.1)%
Derivative liability	484,368	1,104,499	(620,131)	(56.1)%
Total current liabilities	3,464,831	4,118,281	(653,450)	(15.9)%
Accumulated deficit	(41,604,253)	(40,813,128)	(791,125)	1.9%
Stockholders’ deficit	(1.682,180)	(2,037,912)	355,732	(17.5)%

Net cash used by operating activities was $746,583 for the three months ended December 31, 2012 as compared to net cash used in operating activities of $1,467,205 for the three months ended December 31, 2011, a decrease of $720,622.  For the three months ended December 31, 2012, we had a net loss of $791,126, along with non-cash expense of $145,411, and a decrease in derivative liability of $620,131, offset by changes in assets and liabilities of $100,723.  During the three months ended December 31, 2012 we experienced an increase in accounts receivable of $41,274, and a decrease in accounts payable and accrued liabilities during the period of $38,050.  For the three months ended December 31, 2011, we used cash to fund our net loss of $1,028,786 offset by non-cash items such as depreciation and amortization expense of $68,867, share-based compensation expense of $11,047, offset by changes in assets and liabilities of $959,621. Also during the three months ended December 31, 2011 we experienced an increase in accounts receivable of $60,826, and a decrease in accounts payable and accrued liabilities during the period of $677,013.

Net cash used in operating activities was $4,067,538 for fiscal 2012 as compared to net cash used in operating activities of $2,285,893 for fiscal 2011, an increase of $114,645. For fiscal 2012, our cash used in operations of $4,067,538 consisted of a net loss of $6,485,048 offset by non-cash items totaling $2,227,124 including items such as depreciation and amortization of $202,130, stock based compensation of $310,250, the amortization of deferred compensation of $62,228, interest on the amortization of debt discount of $2,315,337, the change in fair value of derivative liability of $645,501, and other non-cash items of $100,319. Additionally, during fiscal 2012 we had a decrease in operating liabilities and an increase in operating assets which incremented our net loss. This change in operating assets and liabilities primarily consisted of a decrease in accounts receivable of $618,740, and a decrease in prepaid expenses of $10,545, offset by an increase in net inventory of $226,250, a decrease in accounts payable and accrued liabilities of $1,362,562 and an increase in deferred revenue of $19,993.

For fiscal 2011, our cash used in operations of $2,285,893 consisted of a net loss of $4,705,291 offset by non-cash items totaling $2,419,397 including items such as depreciation and amortization of $545,890, stock based compensation of $369,385, the amortization of deferred compensation of $131,680 and other non-cash items of $1,068,583. Additionally, during fiscal 2011 we had a decrease in operating liabilities and an increase in operating assets which incremented our net loss. This change in operating assets and liabilities primarily consisted of a decrease in accounts receivable of $284,423, and an increase in prepaid expenses of $982, offset by a decrease in net inventory of $6,216, an increase in accounts payable and accrued liabilities of $538,439 and a decrease in deferred revenue of $54,678.

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Net cash used in investing activities for the three months ended December 31, 2012 was $0 as compared to net cash used in investing activities of $10,507 for the three months ended December 31, 2011.  During the three months ended December 31, 2011, we used cash of $10,507 for property and equipment purchases.

Net cash used in investing activities for fiscal 2012 was $482,082 as compared to net cash used in investing activities of $136,759 for fiscal 2011. During fiscal 2012 we used cash of $449,082 for property and equipment purchases and $33,000 for the purchase of VOIS common stock.  During fiscal 2011 we used cash of $136,759 for property and equipment purchases.

Net cash provided by financing activities for the three months ended December 31, 2012 was $558,520 as compared to net cash provided of $2,261,200 for the three months ended December 31, 2011. For the three months ended December 31, 2012, net cash provided by financing activities related to proceeds from notes payable of $90,748 which were advances under our factoring line with Sand Hill Finance LLC, proceeds from the exercise of common stock options of $394,772, proceeds from the sale of restricted stock of $37,000, and proceeds from a note payable with related parties of $111,000 offset by repayments on notes payable of $75,000 which were to pay down the balance on the Sand Hill Finance LLC factoring line.  For the three months ended December 31, 2011, net cash provided by financing activities related to proceeds received from subscriptions receivable of $1,171,520, proceeds from notes payable of $137,092 which were advances under our factoring line with Sand Hill Finance LLC, proceeds from the issuance of convertible notes of $1,750,000, and proceeds from the exercise of common stock options of $135, offset by repayments on notes payable of $230,000 which were to pay down the balance on the Sand Hill Finance LLC factoring line, and payment of deferred financing costs of $567,547.

Net cash provided by financing activities for fiscal 2012 was $4,815,094 as compared to $1,886,616 for fiscal 2011, an increase of $1,261,478. In fiscal 2012, we received proceeds from the sale of convertible notes of $1,750,000, proceeds from subscriptions receivable of $1,171,520, proceeds from the exercise of warrants of $275,001, proceeds from the exercise of common stock options of $255,717, the proceeds from the sale of common stock of $2,249,861, and proceeds from note payable of $395,233, offset by payments on convertible notes payable with common stock of $1,848,031, payments on note payable of $308,195, and the payment of deferred financing costs of $876,012.

At December 31, 2012 we had a working capital deficit of $2,270,876 and an accumulated deficit of $41,604,253.  The report from our independent registered public accounting firm on our audited financial statements for the fiscal year ended September 30, 2012 contained an explanatory paragraph regarding doubt as to our ability to continue as a going concern as a result of our net losses in operations. Our sales were not sufficient to pay our operating expenses. We reported a net loss of $791,126 for the three months ended December 31, 2012. There are no assurances that we will report income from operations in any future periods.

Historically, our revenues have not been sufficient to fund our operations and we have relied on capital provided through the sale of equity securities, and various financing arrangements and loans from related parties. At December 31, 2012 we had cash on hand of $81,531. In fiscal 2006, we entered into a receivable factoring agreement with Sand Hill Finance, LLC under which we can sell certain accounts receivable to the lender on a full recourse basis at 80% of the face amount of the receivable up to an aggregate of $3.0 million. At December 31, 2012 we owed Sand Hill Finance, LLC $2,075,331 under this line.

We do not have any commitments for capital expenditures. Our working capital needs in future periods are dependent primarily on the rate at which we can increase our revenues while controlling our expenses and decreasing the use of cash to fund operations. Additional capital may be needed to fund acquisitions of additional companies or assets, although we are not a party to any pending agreements at this time and, accordingly, cannot estimate the amount of capital which may be necessary, if any, for acquisitions.

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As long as our cash flow from operations remains insufficient to completely fund operations, we will continue depleting our financial resources and seeking additional capital through equity and/or debt financing. Also, under the terms of the financing agreement with Sand Hill Finance, LLC we agreed not to incur any additional indebtedness other than trade credit in the ordinary course of business. This covenant may limit our ability to raise capital in future periods.

There can be no assurance that acceptable financing can be obtained on suitable terms, if at all. Our ability to continue our existing operations and to continue growth strategy could suffer if we are unable to raise the additional funds on acceptable terms which will have the effect of adversely affecting our ongoing operations and limiting our ability to increase our revenues and maintain profitable operations in the future. If we are unable to secure the necessary additional working capital as needed, we may be forced to curtail some or all of our operations.

Off Balance Sheet Arrangements.

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets

Accounting Pronouncements

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220) – Presentation of Comprehensive Income (“ASU 2011-05”). This update requires that the components of net income, the components of other comprehensive income and the total of comprehensive income be presented as a single continuous financial statement or in two separate but consecutive statements. The option of presenting other comprehensive income in the statement of stockholders’ equity is eliminated. This update also requires the presentation on the face of the financial statements of reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statements where the components of net income and the components of other comprehensive income are presented. In December 2011, the FASB issued ASU 2011-12, which deferred the guidance on whether to require entities to present reclassification adjustments out of accumulated other comprehensive income by component in both the statement where net income is presented and the statement where other comprehensive income is presented for both interim and annual financial statements. ASU 2011-12 reinstated the requirements for the presentation of reclassifications that were in place prior to the issuance of ASU 2011-05 and did not change the effective date for ASU 2011-05. For public entities, the amendments in ASU 2011-05 and ASU 2011-12 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, and should be applied retrospectively. The adoption of this guidance in fiscal 2012 concerned disclosure only and did not have an impact on our consolidated financial position or results of operations.

In September 2011, the FASB issued ASU No. 2011-08, Testing for Goodwill Impairment (“ASU 2011-08”). ASU 2011-08 amends existing guidance by giving an entity the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If an entity determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, then the performance of the two-step goodwill impairment test, as currently prescribed by ASC Topic 350, is required. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted. We do not currently expect the adoption of this update in fiscal 2013 will have a significant effect on our consolidated financial statements and related disclosures.

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In July 2012, the FASB issued ASU No. 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”). ASU 2012-02 amends existing guidance by giving an entity the option to first assess qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. If an entity determines that it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount, then the performance of the quantitative impairment test, as currently prescribed by ASC Topic 350-30, is required. ASU 2012-02 is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, with early adoption permitted. We do not currently expect the adoption of this update in fiscal 2013 will have a significant effect on our consolidated financial statements and related disclosures.

OUR BUSINESS

Overview

Headquartered just outside of Washington, D.C., we manufacture and market purpose-built appliances, network and cloud-attached storage solutions and deliver on-line cloud computing application services. Our customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). We have three key product offerings:

•	Iceweb unified data network storage line of products
•	purpose built network/data appliances
•	cloud computing products/services

IceWEB Unified Data Storage line of products

IceWEB high performance unified data storage solutions make it possible to operate and manage files and applications from a single device. File-based and block-based access data are consolidated in a single storage platform which supports fibre channel SAN, IP-based SAN (iSCSI), and NAS (network attached storage).

IceWEB’s unified storage system simultaneously enables storage of file data and handles the block-based I/O (input/output) of enterprise applications.  One advantage of unified storage is reduced hardware requirements. Instead of separate storage platforms, like NAS for file-based storage and a RAID disk array for block-based storage, unified storage combines both in a single device. Alternatively, a single device could be deployed for either file or block storage.

In addition to reduced capital expenditures for the enterprise, unified storage systems can also be simpler to manage than separate products since one IceWEB storage system offers one platform for file and block data of all kinds. Whether it's Microsoft Exchange, SQL Server or Oracle databases, virtualized environments, scanned images, files, video, pictures, graphics, or voice data, IceWEB maximizes the efficiency of storage by centralizing all data on one platform secured with strong data protection capabilities.

The all-inclusive IceWEB storage system includes de-duplication; unlimited snapshots; thin provisioning; local or remote, real-time or scheduled replication; capacity and utilization reporting, and integration with virtual server environments.  Unified storage systems enjoy the same level of reliability as dedicated file or block storage systems.

We believe our product offerings have broad appeal in the enterprise and federal marketplaces, and are used as core building blocks (enabling technologies) of business critical storage infrastructure for a diverse group of data intensive key vertical market segments such as geospatial information systems, entertainment, security and defense, higher education, internet service providers, managed service providers, oil and gas, and health care. Our innovative storage systems deliver levels of performance, scalability, versatility and simplicity that exceed existing network storage alternatives. Our unified network storage offering is deployed as storage operating system software on our network attached storage (NAS), and storage area network (SAN) hardware products. This unified network storage environment empowers companies to:

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-	quickly and easily deploy large complex data storage infrastructure environments
-	reduce administrative costs for managing their storage by making complex technical tasks far more simple to accomplish
-	reduce hardware and capital expenditure costs by more effectively using the storage within the system and repurposing older legacy hardware
-	Protect their business critical data by leveraging IceWEB’s built-in data replication features
-	integrate with emerging server virtualization software (VMWare, Citrix Xen and Microsoft’s Hyper V) to better manage those solutions

IceWEB’s file management system replaces complex and performance-limited competitive products with high performance, scalable and easy to use systems capable of handling the most data-intensive applications and environments. We believe that our solution delivers three key benefits:

Performance - which equals or exceeds all competitive products

Management – which requires less expertise and provides ease of use for overburdened technical staffers

Cost – our solutions typically can be deployed costing far less than those of ours competitors while delivering feature-rich performance with comprehensive, yet easy-to-use management.

Competitive Landscape

IceWEB competes with other storage vendors such as NetApp, Compellent Technologies, Inc., Isilon Systems, Inc., and HP LeftHand Networks. In addition, we find ourselves becoming an alternative in our customers’ eyes to purchasing additional equipment from large and expensive legacy storage providers such as EMC Corporation, IBM, Network Appliance and Hitachi Data Systems.

With the demand for data storage growing exponentially within all organizations, budgetary and common-sense decision making is creating a second tier storage marketplace where our IceWEB 3000/5000 products are perceived as compelling data storage solutions. Customers are recoiling from the high costs and fork-lift upgrades often required by the larger Tier 1 storage providers, who push expensive upgrades to satisfy to meet their billion$ revenue growth commitments. Instead, their customers are opting to deploy our products with their versatile and feature rich capabilities.  Because our storage capacity can sometimes be purchased two to three times more cheaply than the legacy alternatives, these customers are actually able to purchase ahead of their perceived data growth rate.

Purpose Built Network and Data Appliances

IceWEB has been building purpose built network and data appliances for several years. Purpose built network and data appliances are devices which provide computing resources (processors and memory), data storage, and specific software for specific applications. The primary appliance products that IceWEB has built have historically been centered on a single large business partner, ESRI Corporation. IceWEB and ESRI have collaborated to create ultra-high performance IceWEB/ESRI GIS (Geographical Information Systems) systems that allow customers to access massive amounts of data with unprecedented speed. ESRI Corporation takes full responsibility for marketing to their customers and business partners, via their worldwide sales and consultancy organization.

IceWEB has also recently introduced a cloud storage appliance, a device which allows organizations and/or service providers to rapidly and easily deploy cloud based storage services to their constituents and customers. We are aggressively pursuing other Purpose-Built Appliance opportunities and anticipate that this strategy will begin to contribute significantly to our business ramping over the next six months. We expect to achieve this through our ongoing sales, marketing and research and development efforts, funded by operations.

Cloud Computing Products and Services

Cloud Computing Services

In December 2005, IceWEB launched IceMAIL TM a packaged software service that provides network –hosted groupware, email, calendaring and collaboration functionality. Customers are typically organizations wishing to use Microsoft Exchange and Outlook without having to procure, maintain and manage their own equipment and software.  Online services were subsequently expanded to include IcePORTAL TM which provides customers with a complete Intranet portal and IceSECURE TM a hosted email encryption service.

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Originally such hosted services were referred to with the acronym ‘SaaS’, which stands for software-as-a-service. Such services, hosted across the internet are today commonly referred to as cloud computing.  The benefits of cloud computing are many. First, adoption of an application, infrastructure, or storage environment which is available on-demand, with no capital expenditures for the user company represents an attractive proposition from the financial perspective. Secondly, such models greatly reduce the need for highly paid internal technical staff, freeing critical resources to work on more core business related functions. Thirdly, the application software, hardware, and infrastructure needs of organizations are constantly growing and evolving – cloud computing allows ad-hoc allocation of resources, cost free software upgrades, and freedom from hardware/infrastructure obsolescence.

IceBOX

IceBOX™ is a secure encrypted private cloud storage, file synchronization and Client-Server software platform. Unlike other Cloud storage solutions, with IceBOX™ your corporation owns the data and can lock down a user’s account if a breach is detected. Private cloud is a new model for IT delivery. It transforms datacenter resources to enable the key benefits of cloud computing, which include Bring Your Own Device (“BYOD”) capabilities designed for Tablets, Smartphones & Notebooks, file Sharing which allows users to access, share & synchronize company files and documents from anywhere and any device.

Cloud Storage Appliances (CSA)

IceWEB has focused our engineering and research and development efforts on crafting our products to perform as scalable ‘building blocks’ for those companies or service providers wishing to rapidly deploy high performance infrastructure to enable delivery of cloud based services. In September 2009 IceWEB introduced a line of devices called “cloud storage appliances” (CSA). A cloud storage appliance is a purpose built storage device configured for either branch office or central site deployment which allows the housing and delivery of customer data across not only their internal networking infrastructure, but also to make that data available to employees or business partners securely via the internet (often called the cloud). The CSA line has been built to address concerns within the enterprise marketplace which revolve around hesitation to entrust corporate data to third party providers such as Amazon S3, Mozy, Nirvanix, and others. The CSA line also addresses additional concerns about data access latency and performance.

By implementing our CSA devices, companies can gain all of the benefits of cloud computing, while mitigating vendor lock-in issues, and reducing the potential for security breaches.  High performance data transfers are maintained by back-hauling the data (and replicating it) from remote branch offices across existing wide area network links to the corporate IT infrastructure. An additional obvious benefit derived from the deployment of private or hybrid storage clouds on the CSA products is that companies do not have to pay per-megabyte or per-gigabyte transfer and storage fees to third party service companies.

Customers

Our products have been sold to customers in the U.S., Canada and Europe across a broad range of industries, including GIS; oil and gas; state, local and federal government; and healthcare. We believe that our customers have a high level of satisfaction with our products and services.

Sales and Marketing Plans

We intend to sell of all of our products via full “channel-based” model. In a channel based sales model, companies with products or services build partnerships with Systems Integrators, other manufacturers, vertical companies (such as ESRI and Spot Image), and distributors and leverage the sales resources of those groups to drive sales of products/services. The value of a channel based sales model is twofold. First it allows IceWEB to grow total sales volume significantly while keeping sales staff (and hence SG&A) low. Rather than building a significant worldwide sales force of our own, this model allows us to build a small channel organization responsible for identification, training and support of partner organizations to ensure their success and productivity. The second value of the channel based model is that partners bring their own knowledge of key accounts and have relationships already in place – this compresses the sales cycle, increases the close ratio on new business, and funnels more sales into IceWEB products and services.

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As of December 31, 2012 we have 61 value added resellers, including DataSpan, ESRI, Videobank, Google, Utilipath, LLC, Spot Image, and Wheat Systems, among others.

We continue to aggressively pursue partner agreements to increase our sales and market exposure and footprint. Such partner agreements typically take between three and six months to develop prior to materially increasing sales revenues.

Manufacturing

Manufacturing is conducted at company headquarters in Sterling, VA. Utilizing chassis from premium manufacturers such as AIC Corporation, Intel, SuperMicro, and others, all systems are built, burned-in, and tested at this facility by our in-house engineering and production staff. We manufacture data appliances, Modular Lightweight Portable enterprise servers (MLP), workgroup servers, data storage management platforms, as well as an array of database and customized appliances. We use best-of-breed, readily available, commercial off-the-shelf products sourced from various resellers and suppliers in our manufacturing process.

Competition

The market for IceWEB storage is highly competitive and likely to become even more competitive in the future. Established companies have historically dominated the storage market, including EMC, Network Appliance, Dell, Hewlett-Packard, Sun Microsystems, Hitachi Data Systems and IBM.

In addition, there is additional competition from smaller companies such as Compellent Technologies and Isilon. In the future, new competitors will emerge as well as increased competition, both domestically and internationally, from other established storage companies. The principal competitive market factors are:

•	industry credibility
•	product scalability, performance and reliability
•	ease of installation and management
•	software functionality
•	total cost of ownership
•	customer support
•	market presence

IceWEB competes effectively across all of these factors. In particular, our product architecture provides significant competitive advantages in terms of performance, scalability, ease of management and low total cost of ownership. OEM partners provide us with a significant number of reference accounts which address credibility and helps marketing to new customers.

Many of the competitors have longer operating histories, better name recognition, larger customer bases and significantly greater financial, technical, sales and marketing resources than we have. Competitors may also be able to devote greater resources to the development, promotion, sale and support of their products. Competitors may also have more extensive customer bases and broader customer relationships than we do, including relationships with potential IceWEB customers.

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Research and Development

Research and development expenses consist primarily of personnel-related expenses, costs of prototype equipment, costs of using contractors, allocated facility and IT overhead expenses and depreciation of equipment used in research and development activities. We expense research and development costs as incurred. We intend to continue to invest significantly in our research and development efforts, which we believe are essential to maintaining our competitive position. As a result, we expect research and development expenses to increase in absolute dollars, although we expect these expenses to decrease as a percentage of revenue.

Intellectual Property

Success in our technological markets depends, in part, upon our ability to obtain and maintain proprietary protection for its products, technology and know-how. This must be accomplished without infringing the proprietary rights of others and while simultaneously preventing others from infringing upon our proprietary rights.

IceWEB seeks to protect its proprietary positions by, among other methods, filing patent applications. Patent efforts are focused in the United States and, when justified by cost and strategic importance, we plan to file related foreign patent applications in jurisdictions such as the European Union and Japan. The company has retained an intellectual property law firm and is in the process of preparing filings for two or more provisional patents (cloud storage appliance and WISCSI technologies respectively).

Pending patent applications relate to various software development projects and to the rapid ingestion of massive amounts of video and other data and other network storage concepts.   It is unknown if any of the patent applications will issue as patents. The patent applications may be opposed, contested, circumvented, designed around by a third-party, or found to be invalid or unenforceable.

Copyright law, trademarks and trade secret agreements are also used to protect and maintain proprietary positions.  Our proprietary information is protected by internal and external controls, including contractual agreements with employees, end-users and channel partners. There is no assurance that these parties will abide by the terms of their agreements.

Trademarks are used on some of the IceWEB products and these distinctive marks may be an important factor in marketing the products. Inline® and Inline logo trademarks have been registered in the United States.

Our History

We were originally formed under the laws of the State of Delaware in February 1969. For many years, we were a wholesaler of custom one, two, three and four-color processed commercial printing, as well as disposable and durable office equipment including stock paper, fax paper, fax and copy machines, computers, file cabinets and safes. We conducted our business throughout the United States of America and Puerto Rico from our headquarters in New York.

In March 1999, we changed the focus of our business and closed a transaction by which we acquired 100% of the outstanding capital stock of North Orlando Sports Promotions, Inc., a privately held Florida corporation. From 1999 until July 2001, we operated a variety of Internet-related services; however, we were unable to generate positive cash flow from these Internet-related businesses.

In May 2001, we executed an Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I., Inc. Under the terms of the agreement, we acquired 100% of the issued and outstanding stock of Disease S.I., Inc. in exchange for 750,000 shares of our common stock. The transaction was accounted for as a reverse acquisition under the purchase method for business combinations. Accordingly, the combination of the two companies was recorded as a recapitalization of Disease S.I., Inc., pursuant to which Disease S.I., Inc. was treated as the continuing entity. Disease S.I., Inc. was a developmental stage biopharmaceutical clinical diagnostics company planning to employ a broad array of technologies to detect, identify and quantify substances in blood or other bodily fluids and tissues. It intended to derive revenues from patent sub-licensing fees, royalties from pharmaceutical sales, appropriate milestone payments and research and development contracts.

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Following completion of the acquisition of Disease S.I., Inc., it became apparent to us that it would be in our best long-term interest that the Internet operations be conducted apart from the biopharmaceutical clinical diagnostics operations. On July 24, 2001, we sold a former officer and director 100% of our subsidiary North Orlando Sports Promotions, Inc., in exchange for the assumption of all liabilities related to North Orlando Sports Promotions, Inc. and its operations estimated at approximately $112,000, and which included the forgiveness of $91,500 in accrued compensation. Included in the sale along with the capital stock of North Orlando Sports Promotions, Inc. were fixed assets, rights to several domain names and various contractual rights and obligations.

On November 27, 2001, we acquired 9,050,833 shares of the common stock of Healthspan Sciences, Inc., a privately held California corporation in exchange for 5,000 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act. This agreement was rescinded on March 21, 2002. Pursuant to the rescission, Healthspan Sciences, Inc. returned all 5,000 shares of our common stock issued in the exchange and we returned all 9,050,833 shares of Healthspan Sciences, Inc. which we had received.

On March 21, 2002, we executed an Agreement and Plan of Merger with IceWEB Communications, Inc., a Delaware corporation and its stockholders. Founded in 2000, IceWEB Communications, Inc. enabled interactive communications and education on the web. In June 2001, it had acquired the assets in bankruptcy of Learning Stream, Inc., a provider of streaming services. Pursuant to the agreement, each of the 22,720,500 shares of common stock of IceWEB Communications, Inc. issued and outstanding immediately prior to the merger were converted into the right to receive 0.13375 shares of our common stock, for an aggregate of 303,888 shares of common stock. Each of the warrants to purchase an aggregate of 680,125 shares of IceWEB Communications, Inc. common stock issued and outstanding immediately prior to the merger were converted into the right to receive one warrant to purchase 0.13375 shares of our common stock upon exercise of said warrant.

In June 2003, we acquired 100% of the capital stock of Interlan Communications, Inc., a privately held corporation, in exchange for 25,000 shares of our common stock. In June 2003, we also acquired 100% of the capital stock of Seven Corporation in exchange for 37,500 shares of our common stock and cash consideration of $123,000. As described later in this section, we sold Seven Corporation in February 2007.

In October 2003, we acquired 19% of the capital stock of IceWEB 5000, Inc. of Virginia, together with substantially all of its assets including software licenses, source code, potential patents and trademarks for a combined stock and cash value of approximately $632,000 which included the issuance of 191,381 shares of our common stock and cash consideration of $65,500.

In May 2004, we acquired substantially all of the assets of DevElements, Inc. of Virginia, including software licenses, source code, potential patents and trademarks, cash, hardware, and equipment. As consideration for the purchase of the assets, we paid DevElements $100,000 and agreed to the assumption of liabilities up to an aggregate of $150,000. In exchange for the 19% interest in DevElements, we issued to the stockholders of DevElements 187,500 shares of our common stock and options to purchase 187,500 shares of common stock exercisable at a price of $27.20 per share and expiring May 13, 2009. We issued to the stockholders options to purchase 6,250 shares, which were contingently exercisable upon the satisfaction of certain performance criteria. The performance criteria, which required contracts, task orders and other work assignments involving billing of at least $840,000 during the six-month period ending November 13, 2004, was not met and the options were cancelled.

On October 18, 2004, we entered into a non-binding letter of intent to acquire 100% of the issued and outstanding stock of Plan Graphics, Inc. The transaction was subject to approval by the Plan Graphics, Inc. stockholders, and certain terms and conditions, including terms and conditions which are customary to this type of transaction. On April 29, 2005 the letter of intent expired without a definitive agreement having been executed or all conditions precedent to the closing having been completed.

In March 2006 we acquired PatriotNet, Inc., an Internet service provider, for total consideration of $290,000 of which $190,000 was paid in cash and $100,000 was paid through the issuance of 100,000 shares of our common stock. We granted Patriot Computer Group, Inc., the seller in the transaction, certain piggyback registration rights for the 100,000 shares of our common stock issued as partial consideration in the transaction. At the time of the acquisition, the purchase price exceeded the fair value of the assets acquired by $390,600 which we treated as goodwill for accounting purposes. From the date of acquisition through September 30, 2007 revenues from PatriotNet were approximately $316,000 and represented approximately 6% of our consolidated revenues. On December 1, 2006 we sold PatriotNet to Leros Online, Inc., a third party, for $150,000 in cash and the assumption of $60,000 in liabilities. At September 30, 2007 we recorded goodwill impairment of $180,000 related to this transaction.

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On December 1, 2006 we sold 100% of the capital stock of our wholly-owned subsidiary, Integrated Power Solutions, Inc. to Mr. John Younts, our Vice President of Integrated Power Solutions and a key employee, for the assumption of approximately $180,000 in liabilities and the payment of $12,000 we owed him. For the fiscal year ended September 30, 2006, revenues for Integrated Power Solutions were approximately $457,000, or approximately, 9.5%, of our total sales.

On November 15, 2006, we acquired certain of the assets of True North Solutions related to its governmental customer business for $350,000 of which $250,000 was paid in cash and the balance was paid through the delivery of a $100,000 principal amount promissory note secured by collateral pledge of the assets, payable immediately upon accomplishment of the novation of the GSA Schedule. Under the terms of the agreement, we acquired the customers, forecast, contract renewals, and GSA schedule of True North Solutions. We permitted True North Solutions to use the purchased assets until December 31, 2006 pursuant to which we acted as the seller’s subcontractor until the novation of the GSA Schedule was complete. The novation of the GSA schedule was completed in March, 2008.

On February 16, 2007 we sold 100% of the outstanding stock of our subsidiary, The Seven Corporation of Virginia, Inc., to PC NET in exchange for the waiver of approximately $11,000 we owed PC NET. Under the terms of the agreement we may not engage in any staffing services businesses as The Seven Corporation had conducted for a period of at least two years. For the fiscal year ended September 30, 2006 revenues from The Seven Corporation were $360,000 or approximately 7.5%, of our total sales.

On December 22, 2007, we acquired 100% of the outstanding stock of Inline Corporation for $2,412,731 in cash, plus 503,356 shares of IceWEB common stock valued at $276,846, the fair market value on the date of acquisition. The acquisition was accounted for using the purchase method of accounting.

On March 30, 2009, we completed the sale of IceWEB Virginia, Inc., a wholly owned subsidiary, to ABC Networks, Inc., a privately held U.S. company. Pursuant to the terms of the transaction, ABC Networks, Inc. acquired 100% of the outstanding common stock of IceWEB, Virginia, Inc.

Employees

At March 31, 2013, we had 14 full-time employees, including our executive officers.  None of our employees are covered by collective bargaining agreements, and we believe our relationships with our employees to be good.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

At March 31, 2013 we are the subject of, or party to, three known, pending or threatened, legal actions. Following is a discussion of each:

1.    Lincoln Holdings, LLC d/b/a Monumental Sports & Entertainment v. IceWEB, Inc.; Case No. 2012CA006032C, in the Superior Court of the District of Columbia. The plaintiff asserts that Iceweb breached a settlement agreement relating to an underlying contract for advertising and received a judgment on December 31, 2012 in the amount of $30,000.

2.    Wolfe Axelrod Weinberger LLC v. IceWEB, Inc.; Case No. 161480043612, American Arbitration. Association The plaintiff asserts that IceWEB failed to pay the full amount owed for investor relations services. This matter has now settled with the entry of a consent judgment in the Circuit Court of Fairfax County, Virginia for $70,000.00 on February 27, 2013.

3.    I-Cubed Information, Integration and Imagins, LLC. V. IceWEB Storage Corporation; Case No. GV12019582-00, in the Circuit Court of Fairfax County, Virginia. The plaintiff asserts that Iceweb failed to pay for delivery of services provided by plaintiff. Iceweb Storage Corporation, an operating wholly-owned subsidiary of the Company, consented to the entry of a judgment in the General District Court of Fairfax County, Virginia on January 17, 2013 for $12,920.60.

Properties

In February 2009, we entered into a two year lease for approximately 6,978 square feet of office space in which our principal executive offices are located for annual base rental of approximately $74,400.  We are currently renting our office location on a month-to-month basis, but anticipate renewing our lease for an additional year.

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MANAGEMENT

The following individuals serve as our executive officers and members of our Board of Directors:

Name	Age	Positions
Robert M. Howe III	66	Director and Chief Executive Officer
Mark B. Lucky	54	Chief Financial Officer
Harold F. Compton (1)(2)	65	Chairman of the Board
Raymond H. Pirtle, Jr. (2)	69	Director
Jack Bush(1)	77	Director
Nicholas Carosi III (1)	65	Director
Dr. Mark Stavish	57	Director
Harry E. Soyster	78	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee

Robert M. Howe III. Mr. Howe has served as our Chief Executive Officer since July 2012. Mr. Howe is a technology industry veteran with over 20 years of experience in various leadership positions. Mr. Howe was most recently with McCusker & Company, an international warranty services company, where he served as President and Chief Operating Officer. His prior experience includes working at Dell Computer Corporation from 1992-1994 as a Senior Vice President where he was instrumental in launching the DellWare business model, as well as creating a virtual logistics model that subsequently became the industry standard; working at AT&T GIS from 1994-1997 (now known as NCR), where he served as VP and General Manager for their worldwide PC business; and working at CompUSA where he held the titles of Corporate Senior Vice President and President, from 1997-2000 where he oversaw the turnaround of CompUSA’s in-house PC brand. From September 2000 to May 2006, Mr. Howe served as a consultant to technology firms, both independently and in collaboration with the Sightline Group, in connection with go- to – market readiness. From May 2006 to February 2007, Mr. Howe served as President and Chief Operations Officer of DualCor Technologies, Inc., a technology firm that developed a mobile handheld computer.    Mr. Howe holds a BA in English from Birmingham-Southern College, and a Masters of Arts from Auburn University.

We believe that as a result of his years of managerial and operational experience, Mr. Howe brings a management ability at senior levels. These experiences, qualifications and attributes have led to our conclusion that Mr. Howe should be serving Chief Executive Officer.

Mark B. Lucky.   Mark B. Lucky has served as our Chief Financial Officer since March 2007 and as our Chief Operating Officer since May 2012. Since October 30, 2010 he has also served as a member of the board of directors of VOIS Inc. (OTC Markets: VOIS), an entity in which we purchased an interest as described elsewhere herein. He has over 20 years professional experience in high growth/start-up ventures and established companies with multi-industry experience including financial services, technology, software, real estate, biotech and entertainment and media. Prior to joining our company, he consulted at Bearing Point on their financial restatement project. From 2004 to 2005 he was Vice President of Finance and Administration at Galt Associates, Inc., a Sterling, Virginia informatics/ technology and medical research services company and from 2001 to 2004 he was Vice President of Finance and Administration of MindShare Design, Inc., a San Francisco, California based internet technology company. While at both Galt Associates, Inc. and MindShare Design, Inc. Mr. Lucky was the senior financial officer for the company, providing strategic and tactical analysis and managing day to day finance, accounting, cash management, reporting and human resource responsibilities. During his career Mr. Lucky has also been employed by Axys Pharmaceuticals, Inc., a NASDAQ-listed South San Francisco, California-based early stage drug discovery biotech company (acting CFO and Senior Director of Finance), PriceWaterhouseCoopers, LLC, COMPASS Management and Leasing, Inc. (Vice President - Finance 1997 to 1998), Mindscape, Inc. (Director of Financial Planning and Analysis 1995 to 1996), The Walt Disney Company (Manager, Operations Planning & Analysis, Manager of Corporate Planning 1991 to 1995), and KPMG. Mr. Lucky is a member of the board of directors of VOIS Inc. and HASCO Medical, Inc. Mr. Lucky is a CPA and received his B.A., Economics, from the University of California at Los Angeles.

Harold F. Compton.   Mr. Compton has been a member of our board of directors since May 2005, and from May 2012 until July 2012 he served as interim Chief Executive Officer following the death of Mr. John Signorello, the former Chairman and Chief Executive Officer. Mr. Compton has been a retailer for more than 30 years. Mr. Compton joined CompUSA Inc. in 1994 as Executive Vice President-Operations, becoming Executive Vice President and Chief Operating Officer in 1995, President of CompUSA Stores in 1996 and Chief Executive Officer of CompUSA Inc. in 2000, a position he held until his retirement in 2004. Prior to joining CompUSA, Inc., from 1993 until 1994 he served as President and COO of Central Electric Inc., Executive Vice President Operations and Human Resources, and Director of Stores for HomeBase (1989 to 1993), Senior Vice President Operations and Director of Stores for Roses Discount Department Stores (1986 to 1989), and held various management positions including Store Manager, District Manager, Regional Vice President and Zone Vice President for Zayre Corporation from 1965 to 1986. Since 1998 Mr. Compton was a member of the board of directors of Linens ‘N Things, Inc., is currently a member of the board of directors of Maidenform Brands, Inc. and is a member of its Compensation Committee and Corporate Governance and Nominating Committee of the board of directors of that company. Mr. Compton also serves as Chairman of the Board of HASCO Medical, Inc.

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We believe that as a result of his years of managerial and operational experience, Mr. Compton brings to the board of directors demonstrated management ability at senior levels. In addition, his experience as a director of a variety of companies, and his more than 30 years of experience as a retailer brings valuable insight to our board of directors. These experiences, qualifications and attributes have led to our conclusion that Mr. Compton should be serving as a member of our board of directors in light of our business and structure.

Raymond Pirtle. Jr.   Mr. Pirtle has been a member of our board of directors since June 2005. Mr. Pirtle is a veteran of the financial services industry, having spent the past three decades in a variety of senior roles in corporate finance, institutional sales, investment banking, and equity research. From 1966 until 1989 he was employed by J.C. Bradford & Co., a large regional investment banking and brokerage, departing as a general partner. From 1989 until 2001 he was a Director and co-head of institutional sales of Equitable Securities Corp., a banking and institutional brokerage firm later known as SunTrust Equitable. In 2001 he was one of the founding partners of Avondale Partners, LLC, an institutional equity research and investment banking firm focusing on small companies generally with a market cap in the range of $200 million to $2 billion. In March 2005 Mr. Pirtle founded Clairidge Company, LLC., a consulting firm that represents micro-cap to small-cap companies with a public equity valuation under $200 million or larger companies that are seeking to attract broad attention from institutional portfolio managers, research analysts or investment bankers. Since 1985 Mr. Pirtle has been serving on the board of both public and private companies. He currently serves on the board of Premier Global Services, Inc. (NYSE: PGI), a provider of business communications services and business process solutions that enable enterprise customers to automate and simplify components of their critical business processes and to communicate more effectively with their constituents.

Mr. Pirtle is a veteran of the financial services industry, having spent the past three decades in a variety of senior roles in corporate finance, institutional sales, investment banking, and equity research. These experiences, qualifications and attributes have led to our conclusion that Mr. Pirtle should be serving as a member of our board of directors in light of our business and structure.

Jack Bush.   Mr. Bush has been a member of our board of directors since August 2005. Mr. Bush has served as the President of Raintree Partners, Inc., a management consulting company, since September 1995. He is also currently Chairman and Director of IdeaForest.com (Joann.com), and Vice Chairman and Director of FPE Corporation (Framed Picture Enterprises). From 1995 to 1999 he served as Chairman of Aaron Brothers Holding Company and of Carolina Art & Frame Co. He was a founder, Chief Concept Officer and Director of Artistree Art, Frame & Design Company. During this time he was also a director of Cyberplay, New York Coffee & Bagels, Bradlees Stores, Stage Stores, Telequip and Jumbo Sports Company. He served on the board of Bradlees during a successful reorganization and served as special assistant to the board of Stage Stores during a successful reorganization. From 1997 to 1999 he served as Chairman, CEO and President of Jumbo Sports Co. From 1991 to August 1995, he was President and Director of Michaels Stores, Inc. and was Chairman of Michaels of Canada. The company grew from 136 to 530 stores and became the largest arts and crafts retailer in the world. Upon leaving the NASDAQ-listed company, sales reached $1.5 billion and had 22,000 associates. From 1990 to 1991 he served as Executive Vice President, Director of Operations and Stores for Ames Department Stores. From 1985 to 1990 Mr. Bush was President and Director of Roses Stores, a NASDAQ-listed company. During his tenure the company grew to 226 stores with $1.6 billion in sales and 25,000 associates. From 1980 to 1985 He served as Vice President of Zayre Corporation, an NYSE-listed company responsible for 105 stores and $750 million in sales. From 1958 to 1980 he served in a variety of positions with J.C. Penney Company, an NYSE-listed company. Mr. Bush was a U.S. Air Force Reserve officer and holds a Bachelor of Science from the University of Missouri.

We believe that Mr. Bush’s extensive senior management, operational, and board experience bring valuable knowledge to our board of directors and that these experiences, qualifications and attributes have led to our conclusion that Mr. Bush should be serving as a member of our board of directors in light of our business and structure.

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Nick Carosi, III. Mr. Carosi has been a member of our board of directors since May, 2012. He has served as President and CEO of Arban & Carosi Inc., one of the largest manufacturers of architectural precast concrete serving the Mid-Atlantic area, since 1990. He currently serves as a board member of INOVA Health Systems, with which he has been associated for over 20 years. He began his career with the Arban & Carosi Inc. in 1969, and was instrumental in overseeing its growth into the preeminent manufacturers of architectural precast concrete in North America. Mr. Carosi is a former board member, and President of the Prince William County Chamber of Commerce, has served on the advisory board of Sovran Bank, was a member of the board of Piedmont Federal Savings and Loan, and also served on the board of Potomac Hospital. During that time he has served as a board member, chairman of the finance committee, chairman of the governance committee, chairman of the investment committee, and is currently the vice chair of the board. He is also currently on the board of Marymount University of Arlington, Virginia, and Bellarmine University of Louisville, Kentucky, his alma mater. In addition, Mr. Carosi was instrumental in bringing what is now known as the Potomac Nationals to Prince William County, Virginia, having served as their Treasurer for four years. He is also a former partner of TSI Windows of Maryland.

We believe that Mr. Carosi’s extensive senior management, operational, and board experience brings valuable knowledge to our board of directors and that these experiences, qualifications and attributes have led to our conclusion that Mr. Carosi should be serving as a member of our board of directors.

Dr. Mark Stavish. Dr. Stavish has been a member of our board of directors since September 2012. He currently serves as President and General Manager of Evergreen Partners, a consulting and venture capital entity. He is also an adjunct professor of clinical management and leadership at George Washington University. Prior to creating Evergreen Partners, Dr. Stavish served as an Executive Vice President of Human Resources of America Online (AOL) from February 1995 to December 2002. He was previously the director of Human Resources at Pepsi Beverages Company. Dr. Stavish also currently serves as a Director of DigitalSports Inc., Lowers & Associates Inc., Copyboy Publications Inc., HumanR Inc., INOVA Loudoun Healthcare Inc., Crossways International Inc., Every Orphan’s Hope, Loudoun Community Health Center and the Virginia High School League Foundation. He serves as Trustee of INOVA Health Systems Inc. He also previously served as the Chairman of the Loudoun County Chamber of Commerce. Dr. Stavish holds an Ed. D. in Human Resources Development and Organizational Learning from The George Washington University and a B.S. in Psychology from Iowa State University.

We believe that Dr. Stavish’s extensive senior management, operational, and board experience brings valuable knowledge to our board of directors and that these experiences, qualifications and attributes have led to our conclusion that Dr. Stavish should be serving as a member of our board of directors.

Harry E. Soyster.  General Soyster has been a member of our board of directors since March 2009. General Soyster served as Director, Defense Intelligence Agency during Desert Shield/Storm. He also served as Deputy Assistant Chief of Staff for Intelligence, Department of the Army; Commanding General, U.S. Army Intelligence and Security Command; and in the Joint Reconnaissance Center, Joint Chiefs of Staff. In Vietnam, he was a field artillery battalion operations officer, and was twice decorated for valor and wounded in action. Upon retirement, General Soyster was Vice President for International Operations with Military Professional Resources Incorporated where he helped pioneer the concept of providing retired military expertise to support emerging democracies in Eastern Europe and Africa. In 2006, he served as Special Assistant to the Secretary of the Army for World War II 60th Anniversary Commemorations. Currently, he serves as consultant to numerous corporations and participates in studies by the Center for Strategic and International Studies and the National Institute for Public Policy. In 1957, General Soyster graduated from the United States Military Academy with a Bachelor of Science degree in Engineering. He also holds a Masters of Science degree in Chemistry from Pennsylvania State University in Chemistry and a Masters of Science degree in Management from the University of Southern California. His military education includes completion of the Field Artillery School, Basic and Advanced Courses; the U.S. Army Command and General Staff College; and the National War College. General Soyster has an active TS/SCI (Top Secret/Sensitive Compartmented Information) clearance.

General Soyster provides our board with extensive knowledge, experience, and relationships with agencies in the federal government. He has significant organizational, operational, and managerial experience and we believe he brings valuable insight to growing our company and assist us in meeting our business objectives. We believe that these experiences, qualifications and attributes have led to our conclusion that General Soyster should be serving as a member of our board of directors in light of our business and structure.

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There are no family relationships between any of the executive officers and directors. Directors are elected at our annual meeting of stockholders and hold office until the next annual meeting of stockholders or until his or her resignation, removal, or death.

Committees of the Board of Directors

Our Board of Directors has created both an Audit Committee and a Compensation Committee. We do not have a Nominating Committee or any committee performing a similar function. The functions that such a committee would undertake are being undertaken by the entire board as a whole. We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors or any inquiry as to what the procedures may be if a stockholder wished to make such a recommendation. Since 2009 the Board has been developing a nominating and approval process and policy to guide the handling of potential recommendations of board candidates. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

Audit Committee. The Audit Committee of our Board of Directors was formed to assist the Board of Directors in fulfilling its oversight responsibilities for the integrity of our consolidated financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of our internal audit function and independent auditors. The Audit Committee will also prepare the report that SEC rules require be included in our annual proxy statement. The Audit Committee has adopted a charter which sets forth the parameters of its authority The Audit Committee Charter provides that the Audit Committee is empowered to:

•	Appoint, compensate, and oversee the work of the independent registered public accounting firm employed by our company to conduct the annual audit. This firm will report directly to the audit committee;
•	Resolve any disagreements between management and the auditor regarding financial reporting;
•	Pre-approve all auditing and permitted non-audit services performed by our external audit firm;
•	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation;
•	Seek any information it requires from employees - all of whom are directed to cooperate with the committee’s requests - or external parties;
•	Meet with our officers, external auditors, or outside counsel, as necessary; and
•	The committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, provided that such decisions are presented to the full committee at its next scheduled meeting.

Each Audit Committee member is required to:

•	satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and
•	meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Each committee member is required to be financially literate and at least one member is to be designated as the “financial expert,” as defined by applicable legislation and regulation. No committee member is permitted to simultaneously serve on the audit committees of more than two other public companies. Mr. Pirtle is considered an “audit committee financial expert” under the definition under Item 407 of Regulation S-K. As we expand our Board of Directors with additional independent directors the number of directors serving on the Audit Committee will also increase.

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A copy of the Audit Committee Charter is available on our website at www.IceWEB.com under the “Investor Relations” tab.

Compensation Committee. The Compensation Committee was appointed by the Board to discharge the Board’s responsibilities relating to:

•	compensation of our executives,
•	equity-based compensation plans, including, without limitation, stock option and restricted stock plans, in which officers or employees may participate, and
•	arrangements with executive officers relating to their employment relationships with our company, including employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants.

The Compensation Committee has adopted a charter. The Compensation Committee charter provides that the Compensation Committee has overall responsibility for approving and evaluating executive officer compensation plans, policies and programs of our company, as well as all equity-based compensation plans and policies. In addition, the Compensation Committee oversees, reviews and approves all of our ERISA and other employee benefit plans which we may establish from time to time. The Compensation Committee is also responsible for producing an annual report on executive compensation for inclusion in our proxy statement and assisting in the preparation of certain information to be included in other periodic reports filed with the SEC.

Each Compensation Committee member is required to:

•	satisfy the independence requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934, and all rules and regulations promulgated by the SEC as well as the rules imposed by the stock exchange or other marketplace on which our securities may be listed from time to time, and
•	meet the definitions of “non-employee director” for purposes of SEC Rule 16b-3 and “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

Pursuant to our Compensation Committee Charter, the Compensation Committee is charged with evaluating and recommending for approval by the Board of Directors the compensation of our executive officers. In addition, the Compensation Committee also evaluates and makes recommendations to the entire Board of Directors regarding grants of options which may be made as director compensation. The Compensation Committee does not delegate these authorities to any other persons nor does it use the services of any compensation consultants.

Messrs. Compton and Bush are the members of our Compensation Committee. As we expand our Board of Directors with additional independent directors the number of directors serving on the Compensation Committee will also increase. A copy of the Compensation Committee Charter is available on our website at www.IceWEB.com under the “Investor Relations” tab.

Code of Ethics

In May 2005, we adopted a Code of Business Conduct and Ethics applicable to our Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote:

•	honest and ethical conduct,
•	full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,
•	compliance with applicable laws, rules and regulations,
•	the prompt reporting violation of the code, and
•	accountability for adherence to the Code.

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A copy of our Code of Business Conduct and Ethics is filed as an exhibit to our annual report for fiscal 2011. We will provide a copy, without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices to the attention of Corporate Secretary.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at September 30, 2012. The value attributable to any option awards is computed in accordance with accordance with ASC Topic 718, “Compensation – Stock Compensation (Formerly SFAS No. 123 (R), “Share-Based Payments. The assumptions made in the valuations of the option awards are included in Note 12 of the Notes to our Consolidated Financial Statements for fiscal 2012 appearing later in this prospectus.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total

John Signorello (1)	2012	158,272	—	—	—	—	—	23,538	181,810
	2011	205,889	—	76,192	—	—	—	34,038	316,119

Harold Compton (2)	2012		—	48,000	—	—	—	35,921	83,921

Robert M. Howe III (3)	2012	20,000	—	59,000	—	—	—	5,392	84,392

Mark B. Lucky (4)	2012	221,082	—	12,000	—	—	—	11,061	244,143
	2011	156,417	—	76,192	—	—	—	10,041	242,650

(1)	Mr. Signorello was our Chief Executive Officer until his passing in May, 2012. All other compensation in fiscal 2012 includes $23,538 which represents the value of health insurance premiums and includes $16,000 which represents the value of life insurance premiums we pay for Mr. Signorello. In fiscal 2011, we granted him 468,727 shares of our restricted common stock, valued at $76,192. All other compensation in fiscal 2011 includes $34,038 which represents the value of health insurance premiums and includes $24,000 which represents the value of life insurance premiums we pay for Mr. Signorello. The compensation table above excludes the compensation provided to Mr. Signorello as a member of the Board of Directors.

(2)	Mr. Compton served as our interim Chief Executive Officer after the passing of Mr. Signorello until July 2012. In fiscal 2012 we granted Mr. Compton 549,342 shares of our restricted common stock, valued at $48,000. All other compensation in 2012 includes the value of options granted to him as director compensation.

(3)	Mr. Howe has served as our Chief Executive Officer since July 2012. In fiscal 2012 we granted Mr. Howe 1,048,193 shares of our restricted common stock, valued at $59,000. All other compensation in fiscal 2012 represents the value of health insurance premiums and housing allowance we pay for Mr. Howe.

(4)	Mr. Lucky is our Chief Financial Officer. All other compensation in fiscal 2012 and 2011 represents the value of health insurance premiums we pay for Mr. Lucky. In fiscal 2012, we granted Mr. Lucky 137,336 shares of our restricted common stock, valued at $12,000. In fiscal 2011, we granted him 468,727 shares of our restricted common stock, valued at $76,192.

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How Mr. Howe’s compensation is determined

Mr. Howe, who has served as our CEO since July 2012, is not a party to an employment agreement with our company. His compensation is determined by the Compensation Committee of our Board of Directors. The Compensation Committee considered a number of factors in determining Mr. Howe’s compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Compensation Committee did not consult with any experts or other third parties in fixing the amount of Mr. Howe’s compensation. During fiscal 2012 Mr. Howe’s compensation package included a base salary of $140,000 and company provided health care benefits.

How Mr. Lucky’s compensation is determined

Mr. Lucky, who has served as our CFO since March 2007, is not a party to an employment agreement with our company. His compensation is determined by the Compensation Committee of our Board of Directors. The Compensation Committee considered a number of factors in determining Mr. Lucky’s compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Compensation Committee did not consult with any experts or other third parties in fixing the amount of Mr. Lucky’s compensation. During fiscal 2012 Mr. Lucky’s compensation package included a base salary of $200,000 and company provided health care benefits. Mr. Lucky did not receive any stock option grants during this fiscal year. The amount of compensation payable to Mr. Lucky can be increased at any time upon the determination of the Compensation Committee of our Board of Directors.

How Mr. Signorello’s compensation was determined

Mr. Signorello, who served as our CEO from March 2000 until his death in May 2012, was not a party to an employment agreement with our company. His compensation was determined by the Compensation Committee of our Board of Directors. The Compensation Committee considered a number of factors in determining Mr. Signorello’s compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business. The Compensation Committee did not consult with any experts or other third parties in fixing the amount of Mr. Signorello’s compensation.

How Mr. Compton’s compensation was determined

Mr. Compton, who served as our CEO on an interim basis from June 1, 2012 until July 23, 2012, was not a party to an employment agreement with our company. His compensation was determined by the Compensation Committee of our Board of Directors. The Compensation Committee considered a number of factors in determining Mr. Compton’s compensation including the scope of his duties and responsibilities to our company and the time he devotes to our business.

Director Compensation

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf. The following table provides information concerning the compensation of our directors for their services as members of our Board of Directors for the fiscal year ended September 30, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jack Bush	—	—	$35,921	—	—	—	$35,921
Raymond Pirtle	—	—	$35,921	—	—	—	$35,921
Dr. Mark Stavish			$7,864				$7,864
Harry E. Soyster	—	—	$35,921	—	—	—	$35,921
Nicholas Carosi III	—	—	$11,974	—	—	—	$11,974

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of September 30, 2012:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Robert M. Howe III	—	—

Mark Lucky	29,167	20,833		0.001	03/18/2013

Harold Compton	100,000	—		0.001	03/18/2013
	150,000	—		0.001	06/07/2013
	250,000	—		0.10	03/09/2014
	—	566,350		0.0847	09/13/2017
John R. Signorello	250,000	—		0.10	03/09/2014

Stock Option Plan

In August 2012, the Board of Directors adopted the 2012 Equity Compensation Plan (the “2012 Plan”) for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of our stock at exercise prices determined by our Board of Directors.

The purpose of the 2012 Plan is to advance our interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe the 2012 Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the 2012 Plan in the form of plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives (“Performance Shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the 2012 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the 2012 Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

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The 2012 Plan, as amended, permits the grant of options and shares for up to 75,000,000 shares of our common stock. The 2012 Plan terminates 10 years from the date of the 2012 Plan’s adoption by our stockholders.

The term of each 2012 Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no 2012 Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

Limitation on Liability

Under our certificate of incorporation, our directors are not liable for monetary damages for breach of fiduciary duty, except in connection with:

•	breach of the director's duty of loyalty to us or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct, fraud or a knowing violation of law;
•	a transaction from which our director received an improper benefit; or
•	an act or omission for which the liability of a director is expressly provided under Delaware law.

In addition, our bylaws provides that we must indemnify our officers and directors to the fullest extent permitted by Delaware law for all expenses incurred in the settlement of any actions against such persons in connection with their having served as officers or directors.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 2, 2012 we entered into a Loan Agreement with IWEB Growth Fund, LLC, a Virginia limited liability company (“IWEB Growth Fund”) which was recently established by Messrs. Compton, Bush, Carosi, Pirtle and Stavish and General Soyster, our independent directors. Ms. My Le Phuong, an employee of our company, serves as manager of the IWEB Growth Fund. Under the terms of the Loan Agreement, IWEB Growth Fund agreed to make one or more loans to us up to the total principal amount of $1.5 million. The lending of any amounts under the Loan Agreement is conditioned upon the negotiation of notes and related loan documents which contain terms and conditions that are acceptable to the lender to be determined at the time of the loans. We agreed to grant IWEB Growth Fund a security interest in our assets as collateral for these loans, which such security interest is subordinate to the interest of our primary lender Sand Hill Finance, LLC. In the event we should default under the terms of the Loan Agreement, IWEB Growth Fund is entitled to declare all amounts advanced under the various notes immediately due and payable. An event of default includes a breach by us of any covenant, representation or warranty in the Loan Agreement or a default under any note entered into with the lender.

Between November 9, 2012 and November 13, 2012, IWEB Growth Fund lent us an aggregate of $111,000 under the terms of six separate Confession of Judgment Promissory Notes. These notes, which are identical in their terms other than the dates and principal amounts, are for a one year term and bear interest at 12% per annum payable at maturity. Embodied in each of the notes is a confession of judgment which means that should we default upon the payment of the note, we have agreed to permit IWEB Growth Fund to enter a judgment against us in the appropriate court in Virginia before filing suit against us for collection of the amounts. Pursuant to the terms of the Loan Agreement, we paid IWEB Growth Fund’s expenses of $1,500 for the preparation of the Loan Agreement and related documents. We are using the next proceeds from these initial loans for general working capital.

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Director independence

While five out of the six board members qualify as unrelated and independent, as they are independent from management and free from any interest, function, business or other relationship that could, or could reasonably be perceived to, materially, interfere with the Director’s ability to act in the our best interest, we do not have any policies or procedures for the review, approval or ratification of any related party transactions and no review or ratification of any of the foregoing related party truncations by our board has occurred.

PRINCIPAL STOCKHOLDERS

At March 31, 2013, there were 277,763,584 shares of our common stock issued and outstanding. Our common stock is the only outstanding class of our voting securities. The following table sets forth, as of March 31, 2013, information known to us relating to the beneficial ownership of these shares by:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of common stock;
•	each director;
•	each executive officer; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is care of 22900 Shaw Road, Suite 111, Sterling, Virginia 20166.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from March 31, 2013 upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of March 31, 2013, have been exercised or converted. Unless otherwise noted, the address of each of these principal stockholders is our principal executive offices.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Hal Compton (1)	2,546,009	0.966%
Raymond H. Pirtle	160,333	0.054%
Nicholas Carosi III (2)	13,746,845	4.949%
Mark B. Lucky	6,336,569	2.318%
Ed Soyster	59,000	0.012%
Jack Bush (3)	1,510,833	0.504%
Robert M. Howe III	1,048,193	0.669%
Dr. Mark Stavish	-	0.000%
All executive officers and as a group (eight persons) (1)(2),(3)	26,314,251	9.472%
Estate of John R. Signorello	16,034,785	5.773%

(1)        The number of shares beneficially owned by Mr. Compton includes options to purchase 250,000 shares of our common stock at an exercise price of $0.10 per share.

(2)        The number of shares beneficially owned by Mr. Carosi includes warrants to purchase 8,201,012 shares of our common stock at an exercise price of $0.074 per share.

(3)        The number of shares beneficially owned by Mr. Bush includes options to purchase 250,000 shares of our common stock at an exercise price of $0.10 per share.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth securities authorized for issuance under equity compensation plans, including individual compensation arrangements, by us under our 2000 Management and Director Equity Incentive and Compensation Plan and our 2012 Equity Compensation Plan, and any compensation plans not previously approved by our stockholders as of September 30, 2012.

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Number of
securities
remaining
	Number of	Weighted	available for
	securities to be	average	future issuance
	issued upon	exercise	under equity
	exercise of	price of	compensation
	outstanding	outstanding	plans (excluding
	options,	options,	securities
	warrants and	warrants and	reflected in
	rights (a)	rights (b)	column (a)(c)
Plan category

Plans approved by our stockholders:
2000 Management and Director Equity Incentive and Compensation Plan	500,000	$0.1	-

Plans not approved by stockholders:
2012 Equity Compensation Plan	5,267,970	0.081	10,827,030

A description of each of these plans is contained earlier in this prospectus. Executive Compensation – Stock Option Plan.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders covered by this prospectus; however, we will receive proceeds from cash payments made in connection with the exercise of warrants held by selling stockholders that are covered by this prospectus. We expect to use the proceeds received from the exercise of the warrants, if any, for working capital and general corporate purposes.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon exercise of the warrants. For additional information regarding the issuance of the warrants, see “Prospectus Summary – About the Offering” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock and warrants, as of March 31, 2013, assuming exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on exercise of the warrants set forth therein.

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In accordance with the terms of a Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants, no selling stockholder may exercise its warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.9%.  The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

At March 31, 2013 there were 277,763,584 shares of our common stock outstanding.

Information on beneficial ownership of securities is based upon a record list of our stockholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in this prospectus. All of the securities owned by the selling stockholders may be offered hereby. Because the selling stockholders may sell some or all of the securities owned by them, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities that will be held by the selling stockholders upon termination of any offering made hereby. Accordingly, for the purposes of this table we have assumed the sale of all shares of our common stock by each selling stockholder.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After Offering	Percentage of Shares Beneficially Owned After Offering

Iroquois Master Fund Ltd. (2)	23,769,313	23,769,313	-	-

Kingsbrook Opportunities Master Fund LP (3)	8,267,587	8,267,587	-	-

Alpha Capital Anstalt (4)	8,267,587	8,267,587	-	-

OTA, LLC (5)	2,785,811	2,785,811	-	-
Total		43,090,298

(1)         Unless otherwise indicated, the selling security holders listed in the table above acquired the securities in the November 23, 2011 closing of our private placement described above.  Warrants issued to the selling stockholders have an exercise price of $0.028 per share, as adjusted, and have a five year term. In accordance with the terms of the Registration Rights Agreement with the holders of the warrants, this prospectus generally covers the resale of 133% of the sum of the maximum number of shares of common stock issuable upon exercise of the warrants, determined as if the outstanding warrants were exercised in full (without regard to any limitations on exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered under this prospectus.

(2)         The number of shares of our common stock owned by Iroquois Master Fund Ltd. includes 23,769,313 shares issuable upon exercise of warrants.  The number of shares of common stock offered includes up to 23,769,313 shares issuable upon the exercise of warrants.  Iroquois Capital Management, L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund Ltd.  Consequently, Iroquois Capital has voting control and investment discretion over securities held by Iroquois Master Fund Ltd. As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Master Fund Ltd.

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(3)         The number of shares of our common stock owned by Kingsbrook Opportunities Master Fund LP includes 8,267,587 shares of our common stock issuable upon the exercise of warrants. The number of shares of our common stock offered by Kingsbrook Opportunities Master Fund LP includes up to 8,267,587 shares of our common stock issuable upon the exercise of warrants. Kingsbrook Partners LP (“Kingsbrook Partners”) is the investment manager of Kingsbrook Opportunities Master Fund LP and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities Master Fund LP. Kingsbrook Opportunities GP LLC (“Opportunities GP”) is the general partner of Kingsbrook Opportunities Master Fund LP and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Opportunities Master Fund LP. KB GP LLC (“GP LLC”) is the general partner of Kingsbrook Partners and may be considered the beneficial owner of any securities deemed to be beneficially owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and as a result may be considered beneficial owners of any securities deemed beneficially owned by Opportunities GP and GP LLC. Each of Kingsbrook Partners, Opportunities GP, GP LLC and Messrs. Storch, Chill and Wallace disclaim beneficial ownership of these securities.

(4)         The number of shares of our common stock owned by Alpha Capital Anstalt includes 8,267,586 shares of our common stock issuable upon the exercise of warrants. The number of shares of common stock offered by Alpha Capital Anstalt includes up to 8,267,586 shares issuable upon the exercise of warrants.  Konrad Ackerman is the natural person who has voting and investment control over the shares held by Alpha Capital Anstalt.  Mr. Ackerman disclaims beneficial ownership of the shares.

(5)         The number of shares of our common stock owned and offered by OTA, LLC were originally issued to Rodman and Renshaw, LLC. Ownership was transferred to OTA, LLC in September, 2012, and includes shares issuable upon the exercise of warrants.

Each of the selling stockholders has represented that it is not a broker-dealer, or an affiliate of a broker dealer, other than OTA, LLC, which is a broker-dealer.  In September, 2012, OTA, LLC acquired warrants from Rodman & Renshaw, LLC which received the warrants as partial compensation for its services to us as placement agent in the sale of the senior convertible notes. At the time of the receipt of the warrants, Rodman & Renshaw, LLC did not have any agreement or understanding, directly or indirectly, with any person to distribute those securities. None of the selling stockholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates, other than as described previously in this section.

We have agreed to pay full costs and expenses, incentives to the issuance, offer, sale and delivery of the shares, including all fees and expenses in preparing, filing and printing the registration statement and prospectus and related exhibits, amendments and supplements thereto and mailing of those items. We will not pay selling commissions and expenses associated with any sale by the selling stockholders.

OTHER INFORMATION

The following is information pertaining to payments we made in connection with the November 2011 offering of notes and warrants and net proceeds and total possible payments in connection with the sale of notes and warrants in the financing.

Additional information relating to gross and net proceeds

Gross Proceeds to IceWEB from the financing	$1,750,000
Required payments made or to be made in connection with the financing (1)	$90,000
Resulting net proceeds to issuer	$1,660,000

(1)         Includes $20,000 reimbursement of legal expenses for the placement agent, $60,000 non-accountable expense allowance paid to Iroquois Master Fund Ltd. related to the financing and $10,000 of reimbursement of legal expenses of Iroquois Master Fund Ltd. related to the registration statement of which this prospectus us a part.

46

Payments by IceWEB

We have made payments in connection with the sale of the notes and warrants as set forth in the table below.

Party	Payments in Cash	Other Payments
Iroquois Master Fund Ltd.	$60,000	None

Pursuant to the Securities Purchase Agreement with the selling stockholders, we were required to reimburse Iroquois Master Fund Ltd., a selling stockholder, or its designees for all costs and expenses incurred by it or its affiliates in connection with the transactions contemplated by the Securities Purchase Agreement and documents relating thereto, including, without limitation, all legal fees and disbursements in connection therewith, structuring, documentation and implementation of the transactions contemplated by the Securities Purchase Agreement and documents relating to it and due diligence and regulatory filings in connection with the transaction in a non-accountable amount equal to $60,000. The $60,000 paid at the time of the closing of the financing to Iroquois Master Fund Ltd. was for this purpose, and was not a fee paid to Iroquois Master Fund Ltd.

In addition, we will make or may be required to make payments to:

Selling stockholders: Other than as described above, we have not made any payments to the selling stockholders, and we are not required to make any payments to the selling stockholders apart from:

•	the repayment of principal as the notes do not bear interest as they were issued at a 13.0% original discount. The notes were paid in full in February 2013,
•	reimbursement of up to $10,000 to Iroquois Master Fund Ltd. for reimbursement of legal expenses in connection with the registration statement of which this prospectus is a part. This reimbursement was paid in November, 2011.
•	in the event of default on the notes, an interest payment equal to 18% per annum during the term of the default, and
•	a cash commission of $155,000, warrants to purchase an aggregate of 911,765 shares of our common stock with an initial exercise price of $0.17 per share which are identical to the Series O Warrants, and reimbursement for legal expenses of $20,000 to the placement agent for the financing, all of which were either paid or issued upon the closing of the offering in November 2011.

In addition, pursuant to the Registration Rights Agreement entered into in connection with the financing, we are required to make a cash payment equal to 1% of the investors’ original principal amount upon the occurrence of certain events relating to registration delays, and on every 30 day anniversary of such event until the delay is cured.

Persons related to selling stockholders:  We have not made payments to any person related to a selling stockholder in regards to the financing and the registration of the shares underlying the notes and warrants and are not required to make any payments. There are also no payments, including the value of any payments to be made in common stock, in connection with the transaction that we have made or may be required to make to any affiliate of a selling stockholder.

Persons with whom the selling stockholders had a contractual relationship:  We have not made any payments to any person with whom the selling stockholders had a contractual relationship in regards to the sale of the notes and warrants and are not required to make any payments.

Net proceeds and total possible payments

The gross proceeds from the sale of the notes and warrants was $1,750,000, all of which was received in cash.  We paid the $60,000 non-accountable expense reimbursement to Iroquois Master Fund Ltd., and $20,000 in legal fees to Ellenoff Grossman & Schole LLP, counsel to Rodman and Renshaw, LLC, resulting in net cash proceeds to us of $1,670,000.

47

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2013 there were 277,763,584 shares of common stock and 626,667 shares of Series B preferred stock issued and outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of preferred stock which may then be authorized and outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our authorized capital includes 10,000,000 shares of blank check preferred stock, par value $0.001 per share, of which 1,666,667 shares have previously been designated as Series A Convertible Preferred Stock. Our Board of Directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In September 2005, Our Board of Directors authorized a series of 833,334 shares of blank check preferred stock be designated as Series B Convertible Preferred Stock and on September 28, 2005, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of Delaware. On December 29, 2005, we filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock increasing the number of shares authorized under this series to 1,833,334 shares.

Series B Convertible Preferred Stock

The designations, rights and preferences of the Series B Convertible Preferred Stock provide:

•	no dividends are payable on the Series B Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can it redeem any shares of its common stock, the shares of Series B Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,
•	so long as the shares are outstanding, we cannot change the designations of the Series B Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B Convertible Preferred Stock or increase the number of authorized shares of Series B Convertible Preferred Stock, the shares carry a liquidation preference of $0.2727 per share,
•	each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of our common stock. The conversion ratio is also subject to adjustment in the event we should sell any shares of its common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduced to the lesser price. No conversion of the Series B Convertible Preferred Stock may occur if a conversion would result in the holder, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion. This provision may be waived or amended only with the consent of the holders of all of the Series B Convertible Preferred Stock and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates,

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•	so long as the Series B Convertible Preferred Stock is outstanding, we have agreed not to issue any rights, options or warrants to holders of its common stock entitling the holders to purchase shares of its common stock at less than the conversion ratio without the consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. If we should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if we should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,
•	the shares of Series B Convertible Preferred Stock automatically convert into shares of our common stock in the event of change of control of our company, and
•	so long as the shares of Series B Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B Convertible Preferred Stock.

Common Stock Purchase Warrants

We currently have outstanding common stock purchase warrants to purchase an aggregate of 79,522,236 shares of our common stock at exercise prices ranging from $0.028 per share to $0.50 per share. These warrants expire between October 1, 2013 and July 9, 2017. The exercise price of the warrants is subject to pro-rata adjustment in the event of stock splits, recapitalizations and similar corporate events.

Shares Eligible for Future Sale

As of March 31, 2013 there were 277,763,584 shares of common stock issued and outstanding of which approximately 91,703,174 are "restricted securities." In general, under Rule 144, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. After a one-year holding period a non-affiliate is entitled to make unlimited public resales of our shares without the requirement that current public information be available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of our company and own shares that were purchased from us, or any affiliate, at least six months previously is entitled to sell within any three month period, a number of shares of our common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Future sales of restricted common stock under Rule 144 could negatively impact the market price of our common stock. We are unable to estimate the number of shares that may be sold in the future by our existing stockholders or the effect, if any, that sales of shares by such stockholders will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock by existing stockholders could adversely affect prevailing market prices.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pearlman Schneider, LLP, 2200 Corporate Boulevard, N.W., Boca Raton, Florida  33431.

EXPERTS

Our financial statements as of and for the years ended September 30, 2012 and 2011 included in this prospectus have been audited by D’Arelli Pruzansky, P.A. and Sherb & Co., LLP, respectively, independent registered public accounting firms, as indicated in their reports with respect thereto, and have been so included in reliance upon the reports of such firms given on their authority as experts in accounting and auditing.

49

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act of 1933 for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

 We file annual and special reports and other information with the Securities and Exchange Commission. Certain of our filings are available over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

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F-1

ICEWEB, Inc.

Consolidated Balance Sheets

	December 31, 2012 (Unaudited)	September 30, 2012 (1)
CURRENT ASSETS:
Cash	$81,531	$269,594
Marketable securities	206,400	72,000
Accounts receivable, net	604,594	563,320
Inventory	264,068	282,231
Other current assets	28,250	6,875
Prepaid expenses	9,112	19,702
	1,193,955	1,213,721

OTHER ASSETS:
Property and equipment, net	481,770	499,785
Deposits	13,320	13,320
Other assets	1,545	1,545
Marketable Securities	—	237,600
Deferred financing costs, net	92,060	114,395
Total Assets	$1,782,650	$2,080,367

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$784,975	$824,128
Notes payable	2,075,331	2,059,582
Convertible notes payable, net of discount	6,162	105,175
Notes payable, related party	111,000	-
Derivative liability	484,368	1,104,499
Deferred revenue	2,995	24,897
Total Liabilities	3,464,831	4,118,281

Stockholders' Deficit
Preferred Stock ($.001 par value; 10,000,000 shares authorized)
Series B convertible preferred stock ($.001 par value; 626,667 shares issued and outstanding)	626	626
Common stock ($.001 par value; 1,000,000,000 shares authorized; 232,838,029 shares issued and 232,675,529 shares outstanding and 216,443,809 shares issued and 215,943,809 issued and outstanding, respectively)	232,677	215,945
Additional paid in capital	39,576,369	38,343,043
Accumulated deficit	(41,604,253)	(40,813,128)
Accumulated other comprehensive income	125,400	228,600
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)
Total Stockholders' Deficit	(1,682,180)	(2,037,914)
Total Liabilities and Stockholders' Deficit	$1,782,650	$2,080,367

See accompanying notes to unaudited consolidated financial statements

(1)         Derived from audited financial statements

F-2

ICEWEB, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	December 31
	2012	2011
Sales	$313,411	$758,898

Cost of sales	174,094	472,612
Gross profit	139,317	286,286

Operating expenses:
Sales and marketing	136,134	112,370
Depreciation and amortization expense	18,016	68,867
Research and development	281,617	208,773
General and administrative	1,002,907	351,244
Total operating expenses	1,438,674	741,254

Loss from operations	(1,299,358)	(454,968)

Other income (expense):
Gain (loss) on change of fair value of derivative liability	620,131	(287,396)
Interest expense	(111,899)	(286,422)
Total other income (expense):	508,232	(573,818)

Net loss	$(791,126)	$(1,028,786)

Loss per common share basic and diluted	$(0.00)	$(0.01)

Weighted average common shares outstanding basic and diluted	224,478,736	158,074,975

See accompanying notes to unaudited consolidated financial statements

F-3

ICEWEB, Inc.

Statement of Consolidated Comprehensive Income

	Three Months Ended
	December 31
	2012	2011

Net loss	$(791,126)	$(1,028,786)

Other comprehensive loss, net of tax:

Unrealized loss on securities	(103,200)	(64,000)

Other comprehensive income (loss)	(103,200)	(64,000)

Comprehensive income (loss)	$(894,326)	$(1,092,786)

See accompanying notes to unaudited consolidated financial statements

F-4

ICEWEB, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	December 31,
	2012	2011
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(746,583)	$(1,467,205)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(10,507)
NET CASH USED IN INVESTING ACTIVITIES	-	(10,507)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from subscription receivable	-	1,171,520
Proceeds from notes payable	90,748	137,092
Proceeds from exercise of common stock options	394,772	135
Proceeds from the sale of restricted stock	37,000	-
Proceeds from convertible notes payable	-	1,750,000
Proceeds from notes payable – related party	111,000	-
Payment of financing costs	-	(567,547)
Payments on notes payable	(75,000)	(230,000)

NET CASH PROVIDED BY FINANCING ACTIVITIES	558,520	2,261,200

NET INCREASE (DECREASE) IN CASH	(188,063)	783,488

CASH - beginning of period	269,594	4,120

CASH - end of period	$81,531	$787,608

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$61,928	$108,907
Income taxes	—	—

See accompanying notes to unaudited consolidated financial statements

F-5

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 1 - NATURE OF BUSINESS

Headquartered just outside of Washington, D.C., we manufacture high performance unified data storage appliances with enterprise storage management capabilities, and provide Cloud Computing Products/Services.  Through thin provisioning, target deduplication and inline compression managed through IceWEB’s proprietary IceSTORM™ Operating System, IceWEB’s unified storage appliances enable standardization, consolidation and optimized storage utilization for virtual and cloud environments, saving up to 90% of storage costs, while reducing space, power and cooling requirements and simplifying storage management.  Our customer base includes mid-sized businesses, large enterprises, and government organizations.

Major shifts in data center environments toward virtual and cloud based infrastructures have compounded the need for storage resources that can handle the complex and mixed systems that combine both file and block data.  Unified Data Storage from IceWEB reduces this complexity by providing a simplified environment to enable virtualization and cloud computing deployments, protection, and cost savings.  Unified Data Storage also provides cost savings through optimized storage utilization, made possible through IceWEB’s thin provisioning, storage pooling, compression and deduplication.

We generate revenue from the manufacture and sale of high-performance unified data storage appliances with IceWEB’s proprietary IceSTORM (STorage Optimization and Resource Management) Operating System and Cloud Computing Services.

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Going Concern

We have had losses since inception that raise doubt about our ability to continue as a going concern. In addition and as discussed further in Note 5, we are not in compliance with debt covenants under our Financing Agreements with Sand Hill Finance LLC. For the year ended September 30, 2012 we incurred a net loss of $6,485,048 and for the three months ended December 31, 2012 we incurred a net loss of $791,126, had a use of cash in operating activities of $746,583, and had negative working capital of $2,270,876. The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

Management has established plans intended to increase the sales of our products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that we will be able to raise any additional funds.

Investments in Marketable Securities

IceWEB accounts for marketable equity securities in accordance with ASC 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included as a net amount as a separate component of stockholders’ equity. Certain securities that we may invest in may be determined to be non-marketable. Non-marketable securities where we own less than 20% of the investee are accounted for at cost pursuant to APB No. 18, “The Equity Method of Accounting for Investments in Common Stock”.

F-6

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. Trading securities that we may hold are treated in accordance with SFAS No. 115 with any unrealized gains and losses included in earnings. Available-for-sale securities are carried at fair value, with unrealized gains and losses, net of tax, reported as a separate component of stockholders’equity (deficit). Investments classified as held-to-maturity are carried at amortized cost. In determining realized gains and losses, the cost of the securities sold is based on the specific identification method.

Under the guidance of ASC 320, “Investments”, we periodically evaluate other-than-temporary impairment (OTTI) of securities to determine whether a decline in their value is other than temporary.  Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent.  It indicates that the prospects for a near term recovery of value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the investment. Once a decline in value is determined to be other than temporary, the value of the security is reduced and a corresponding impairment charge to earnings is recognized.  In the assessment of OTTI for various securities at September 30, 2012 the guidance in ASC 320, “the Investment-Debt and Equity Securities,” is carefully followed.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2012 and 2011 include the allowance for doubtful accounts, the valuation of stock-based compensation, the allowance for inventory obsolescence, derivative liabilities, and the useful life of property and equipment and intangible assets, and litigation reserves.

Cash and Cash Equivalents

We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists of normal trade receivables. We recorded a bad debt allowance of $409,000 as of December 31, 2012. Management performs ongoing evaluations of its accounts receivable and has provided a general reserve for bad debt. Management believes that all remaining receivables are fully collectable. Bad debt expense amounted to $0 for the three months ended December 31, 2012 and 2011.

Derivative Liability

Derivatives are required to be recorded on the balance sheet at fair value (see Note 11).  These derivatives, including embedded derivatives in the Company’s structured borrowings and warrants, are separately valued and accounted for on the Company’s balance sheet with changes in fair value charged to operations.  Fair values for exchange traded securities and derivatives are based on quoted market prices.  Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. In addition, additional disclosures is required about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

F-7

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1:  Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable.  Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3:  Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities and notes payable are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

Our derivative financial instruments, consisting of embedded conversion features in our convertible debt, which are required to be measured at fair value on a recurring basis under FASB ASC 815-15-25 or FASB ASC 815 as of December 31, 2012 are measured at fair value, using a Black-Scholes valuation model which approximates a binomial lattice valuation methodology utilizing Level 3 inputs. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities (see Note 8).

Inventory

Inventory is valued at the lower of cost or market, on an average cost basis.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation expense is recorded by using the straight-line method over the estimated useful lives of the related assets.

Intangible Assets

Intangible assets, net consists of the cost of acquired customer relationships. We capitalize and amortize the cost of acquired intangible assets over their estimated useful lives on a straight-line basis. The Company periodically reevaluates the carrying value of its intangible assets for events or changes in circumstances that indicate that the carrying value may not be recoverable. As part of this reevaluation, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized to reduce the carrying value of the intangible asset to the estimated fair value of the asset.

F-8

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-lived Assets

In accordance with ASC Topic 360, “Property, Plant, and Equipment” (formerly SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), we review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Advertising

Advertising costs are expensed as incurred and amounted to $18,308 in fiscal Q1 2012 and $13,241 in fiscal Q1 2011.

Revenue Recognition

We follow the guidance of Accounting Standards Codification (ASC) Topic 605, “Revenue Recognition” (formerly Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition”) for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

Revenues from sales of products are generally recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

Earnings per Share

We compute earnings per share in accordance with ASC Topic 260, “Earnings Per Share” (formerly SFAS No. 128, “Earnings per Share”). Under the provisions of ASC Topic 260, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive. At December 31, 2012 and 2011, there were options and warrants to purchase 137,434,996 shares and 110,210,221 shares of common stock, as adjusted, and 626,667 shares issuable upon conversion of Series B preferred stock outstanding, respectively, which could potentially dilute future earnings per share.

Stock-Based Compensation

As more fully described in Note 14, we have a stock option plan that provides for non-qualified and incentive stock options to be issued to directors, officers, employees and consultants (the 2012 Equity Compensation Plan (the “Plan”).

We account for stock-based compensation to employees under ASC Topic 718, “Compensation – Stock Compensation, “Share-Based Payments using the modified-prospective-transition method. Under that method, compensation cost is recognized.

F-9

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Adopted Accounting Pronouncements

In the first quarter of fiscal year 2013, the Company adopted Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220)-Presentation of Comprehensive Income and Accounting Standards Update No. 2011-12, Comprehensive Income (Topic 220)-Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. The adoption of these amended standards impacted the presentation of other comprehensive income, as the Company elected to present two separate but consecutive statements, but did not impact our financial position or results of operations.

Various accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net, consists of the following:

	Estimated Life	December 31, 2012	September 30, 2012
Office equipment	5 years	$644,020	$644,020
Computer software	3 years	29,523	29,523
Leasehold improvements	5 years	1,033,495	1,033,495
		1,707,038	1,707,038

Less: accumulated depreciation		(1,225,268)	(1,207,253)

		$481,770	$499,785

Depreciation expense for the three months ended December 31, 2012 and 2011 was $18,016 and $ 68,867 respectively.

NOTE 4 - INVENTORY

Inventory consisted of the following:

	December 31, 2012	September, 30, 2012
Raw materials	$177,634	$175,258
Work in progress	43,908	42,335
Finished goods	42,526	64,638
	$264,068	$282,231

F-10

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 5 - NOTES PAYABLE

Sand Hill Finance, LLC

On December 19, 2005, the Company entered into a Financing Agreement with Sand Hill Finance, LLC pursuant to which, together with related amendments, the Company may borrow up to 80% on the Company’s accounts receivable balances up to a maximum of $1,800,000. In conjunction with the acquisition of Inline Corporation in December, 2008, the lending limit on the credit facility was increased to $2,750,000. In addition, the Company and Sand Hill Finance, LLC entered into a 36 month term note agreement in the amount of $1,000,000. Amounts borrowed under the Financing Agreement are secured by a first security interest in substantially all of the Company’s assets. At December 31, 2012, the principal amount due under the Financing Agreement amounted to $2,075,331.

Interest on the accounts receivable-based borrowings is payable at a rate of 1.00% per month on the average loan balance outstanding during the year, equal to an annual interest of approximately 12% per year. The Company also agreed to pay an upfront commitment fee of 1% of the credit line upon signing the Financing Agreement, half of which was due and paid upon signing (amounting to $9,000) and half of which is due on the first anniversary of the Financing Agreement. In addition, the Company is obligated to pay a commitment fee of 1% of the credit limit annually, such amounts are payable on the anniversary of the agreement.

In connection with the Financing Agreement, the Company issued Sand Hill Finance, LLC, a seven-year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price was subsequently reduced to $0.50 per share pursuant to Warrant Amendment Agreement which was executed in conjunction with the convertible debenture. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $16,250 has been recorded as an addition to paid-in capital and interest expense during the year ended September 30, 2008.

In connection with the term note, the Company issued Sand Hill Finance, LLC a seven-year common stock purchase warrant to purchase 120,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price was subsequently reduced to $0.50 per share pursuant to Warrant Amendment Agreement which was executed in conjunction with the convertible debenture. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $13,589 has been recorded as an addition to paid-in capital and deferred finance costs during the year ended September 30, 2009.

The Financing Agreement has a term of one year, subject to mutual extension by both parties. As a result, the balance due to Sand Hill Finance, LLC is classified as a current liability on the accompanying consolidated balance sheet.

F-11

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 5 - NOTES PAYABLE (continued)

The terms of the Financing Agreement also restrict the Company from undertaking certain transactions without the written consent of the creditor including (i) permit or suffer a change in control involving 20% of its securities, (ii) acquire assets, except in the ordinary course of business, involving payment of $100,000 or more, (iii) sell, lease, or transfer any of its property except for sales of inventory and equipment in the ordinary course of business, (iv) transfer, sell or license any intellectual property, (v) declare or pay a dividend on stock, except payable in the form of stock dividends (vi) incur any indebtedness other than trade credit in the ordinary course of business and (vii) permit any lien or security interest to attach to any collateral.

In November, 2011, in connection with the Company’s private placement of convertible notes and Securities Purchase Agreement (see Note 10), Sand Hill Finance, LLC executed an amendment to the Financing Agreement in which Sand Hill Finance LLC agreed that they would not pursue an remedies of default under the Financing Agreement until at least the ninety-first day after the obligations under the convertible notes have been fully satisfied.

NOTE 6 - CONCENTRATION OF CREDIT RISK

Bank Balances

The Company maintains cash in financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”), including non-interest bearing transaction account deposits protected in full in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). At December 31, 2012 all of the Company’s cash balances were fully insured. The Company had not experienced any losses in such accounts. At December 31, 2012 three customers accounted for approximately 89% of our outstanding accounts receivable balance.

NOTE 7 - INVESTMENTS

(a) Summary of Investments

Marketable Equity Securities:

As of December 31, 2012,  the Company’s investments in marketable equity securities are based on the December 31, 2012  stock price as reflected on the OTCBB, reduced by a discount factor if those shares have selling restrictions.  These marketable equity securities are summarized as follows:

December 31, 2012	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$81,000	$125,400	$—	$206,400

Total	$81,000	$125,400	$—	$206,400

F-12

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 7 – INVESTMENTS (continued)

September 30, 2012	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$81,000	$228,600	$—	$309,600

Total	$81,000	$228,600	$—	$309,600

The unrealized gains are presented in comprehensive income in the consolidated statement of operations and comprehensive income.

(b) Unrealized Gains and Losses on Investments

The following table summarizes the unrealized net gains (losses) associated with the Company’s investments:

	Three Months Ended
	December 31
	2012	2011

Net gains/(loss) on investments in publicly traded equity securities	$(103,200)	$(64,000)

Net gains on investments	$(103,200)	$(64,000)

NOTE 8 – FAIR VALUE MEASUREMENTS

Investment Measured at Fair Value on a Recurring Basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
December 31, 2012
Marketable Equity Securities, net of discount for effect of restriction	$—	$—	$206,400

Liabilities:
Derivative liabilities	$—	$—	$484,368

September 30, 2012
Marketable Equity Securities, net of discount for effect of restriction	$—	$—	$309,600

Liabilities:
Derivative liabilities	$—	$—	$1,104,499

F-13

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 8 – FAIR VALUE MEASUREMENTS

We categorize the securities as investments in marketable securities available for sale.  These securities are quoted either on an exchange or inter-dealer quotation (pink sheet) system. The securities are restricted and cannot be readily resold by us absent a registration of those securities under the Securities Act of 1933 (the “Securities Act”) or the availabilities of an exemption from the registration requirements under the Securities Act.  As these securities are often restricted, we are unable to liquidate them until the restriction is removed.  Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security.  Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

There were no impairment charges on investments in publicly traded equity securities for the three months ended December 31, 2012 or 2011.

The Company has evaluated its publicly traded equity securities as of December 31, 2012, and has determined that there were no unrealized losses that indicate an other-than-temporary impairment. This determination was based on several factors, which include the length of time and extent to which fair value has been less than the cost basis and the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to hold the publicly traded equity securities for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 9 - COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is comprised of net income (loss) and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity.

Our accumulated other comprehensive income consists of unrealized gains on marketable securities available for sale of $125,400 at December 31, 2012, and $228,600 at September 30, 2012.

NOTE 10 – CONVERTIBLE NOTES

On November 23, 2011, IceWEB, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three accredited investors pursuant to which the Company sold $2,012,500 in principal amount of Senior Convertible Notes (the “Notes”) and issued the investors Series O, Series P and Series Q Warrants (collectively, the “Warrants”) to purchase up to an aggregate of 81,587,843 shares, as adjusted, of the Company’s common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration pursuant to Section 4(2) and Regulation D of the Securities Act.  The Company issued the Notes at an original issue discount of 13%.

	December 31,	September 30,
	2012	2012

Principal balance of convertible notes	$46,750	$164,469
Original issue discount, net	(5,294)	(5,399)
Beneficial conversion feature discount	(35,294)	(53,895)
Convertible notes, net of discount	$6,162	$105,175

F-14

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 10 – CONVERTIBLE NOTES (continued)

The convertible notes have a principal balance of $46,750, and are carried on the balance sheet at $6,162 net of the remaining unamortized discount, which is being amortized as interest expense over the remaining life of the notes. The convertible notes are convertible into our common stock at a conversion price of $0.074 per share. We can elect to settle any conversion in stock, cash or a combination of stock and cash.

At December 31, 2012, conversion of the outstanding principal amount of the convertible notes would result in the issuance of 631,757 shares of common stock.

NOTE 11 - DERIVATIVE LIABILITIES

Derivative warrant liability

The Company has warrants issued in connection with our convertible notes payable outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants.  Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.  The Company accounted for its warrants with price protection in accordance with FASB ASC Topic 815.

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at December 31, 2012 using the Black-Scholes model.  The Company recognizes all of its warrants with price protection in its consolidated balance sheet as liabilities.  The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations.  The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

The derivative warrants outstanding at December 31, 2012 are all currently exercisable with a weighted-average remaining life of 3.90 years.

The revaluation of the warrants at each reporting period, as well as the charges associated with issuing additional warrants due to the price protection features, resulted in the recognition of income of $620,131 and expense of $287,396 within the Company’s consolidated statements of operations for the three months ended December 31, 2012 and 2011, respectively, under the caption “Change in fair value of derivative warrant liability”.  The fair value of the warrants at December 31, 2012 is $484,368 which is reported on the consolidated balance sheet under the caption “Derivative Liability”.  The following summarizes the changes in the value of the derivative warrant liability from the date of the Company’s issuance of derivative warrant instruments on November 23, 2011 until December 31, 2012:

	Value	No. of Warrants
Warrants Issued on November 23, 2011– Derivative warrant liability	$1,750,000	105,012,247
Decrease in fair value of derivative warrant liability	(645,501)	(2,669,628)
Balance at September 30, 2012 – Derivative warrant liability	$1,104,499	102,342,619
Decrease in fair value of derivative warrant liability	(620,131)	—
Balance at December 31, 2012 – Derivative warrant liability	$484,368	102,342,619

F-15

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 11 - DERIVATIVE LIABILITIES (continued)

Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 3 fair value measurement and has used the Black-Scholes pricing model to calculate the fair value as of December 31, 2012.  The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.  Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations.  The key inputs used in the December 31, 2012 fair value calculations were as follows:

December 31,
2012
Current exercise price	$0.074
Time to expiration	3.90 years
Risk-free interest rate	0.72%
Estimated volatility	280.5%
Dividend	-0-
Stock price on December 31, 2012	$0.064
Expected forfeiture rate	90%

NOTE 12 - COMMITMENTS

We are on a month to month tenancy in our office space in Sterling, Virginia, as our two-year operating lease expired on March 31, 2011.  The office lease agreement had certain escalation clauses and renewal options.  We currently have no future minimum rental payments under operating leases.

NOTE 13 – STOCKHOLDERS’ DEFICIT

Common Stock Warrants

The outstanding warrants at December 31, 2012 have a weighted average exercise price of $0.085 per share and have a weighted average remaining life of 3.69 years.

Certain of these warrants contain certain provisions which cause them to be classified as derivative liabilities pursuant to Accounting Standards Codification subtopic 815-40, “Derivatives and hedging—Contracts in Entity’s Own Equity” (ASC 815-40). Accordingly, upon issuance the warrants were recorded as a derivative liability and valued at a fair market value of $1,750,000. The fair value of these warrants was decreased to $484,368 as of December 31, 2012. The non-cash income adjustment recorded in the Statement of Operations for the three months ended December 31, 2012 was $620,131. We are required to continue to adjust the warrants to fair value through current period operations for each reporting period.

F-16

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 13 – STOCKHOLDERS’ DEFICIT (continued)

The Company issued warrants for 83,682,624 common shares, as adjusted, with a current exercise price of $0.074, as adjusted, which have price protection provisions that allow for the reduction in the current exercise price upon the occurrence of certain events, including the Company’s issuance of common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the exercise price then in effect.  For instance, if the Company issues shares of its common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance.  Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.

The Company’s issuance of the following securities will not trigger the price protection provisions of the warrants described above that were issued in connection with the November 2011 private placement:  (a) shares of common stock or standard options to the Company’s directors, officers, employees or consultants pursuant to a board-approved equity compensation program or other contract or arrangement; (b) shares of common stock issued upon the conversion or exercise of any security, right or other instrument convertible or exchangeable into common stock (or securities exchangeable into common stock) issued prior to November 23, 2011; and (c) shares of common stock and warrants in connection with strategic alliances, acquisitions, mergers, and strategic partnerships, the primary purpose of which is not to raise capital, and which are approved in good faith by the Company’s board of directors.

In October, 2012 we issued 10,433,853 warrants with a one year life and a conversion price of $0.08 per share. These warrants are unregistered, do not have price protection, and were issued to a consultant for services rendered to the Company.

A summary of the status of the Company’s outstanding common stock warrants as of December 31, 2012 and changes during the period ending on that date is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Warrants	Price	Term	Value
Balance outstanding at September 30, 2012	118,434,173	$0.0844	3.84	-
Granted	10,433,853	$0.080	0.75	-
Exercised	0	$-	-	-
Forfeited	(25,000)	$1.000	-	-
Balance outstanding at December 31, 2012	128,843,026	$0.085	3.69	-

NOTE 14 - STOCK OPTION PLAN

In August 2012, the Board of Directors adopted the 2012 Equity Compensation Plan (the “Plan”) for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of the Company at exercise prices determined by the Company’s Board of Directors.

F-17

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2012

NOTE 14 - STOCK OPTION PLAN (continued)

The purpose of the Plan is to advance the Company’s interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, the Company believes the Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include the Company’s officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the Plan in the form of Plan options, shares of the Company’s common stock subject to a vesting schedule based upon certain performance objectives (“Performance Shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

The term of each Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the Company’s common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. The Company used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

	December 31,
	2012	2011
Expected volatility	36% - 278%	N/A
Expected term	1 – 36 months	N/A
Risk-free interest rate	0.72%	N/A
Forfeiture Rate	0% - 45%	N/A
Expected dividend yield	0.00%	N/A

The expected volatility was determined with reference to the historical volatility of the Company’s stock. The Company uses historical data to estimate option exercise and employee termination within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

For the three months ended December 31, 2012, total stock-based compensation charged to operations for option-based arrangements amounted to $77,411. At December 31, 2012, there was approximately $279,210 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the Plan.

F-18

ICEWEB, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE 14 - STOCK OPTION PLAN (continued)

A summary of the status of the Company’s outstanding stock options as of December 31, 2012 and changes during the period ending on that date is as follows:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Options	Price	Term	Value
Balance outstanding at September 30, 2012	8,353,185	$0.077	3.78	$45,409
Granted	13,288,785	0.074	-	-
Exercised	(13,050,000)	0.074	-	-
Forfeited	-	-	-	-
Balance outstanding at December 31, 2012	8,591,970	$0.077	3.85	$31,437

NOTE 15 - SEGMENT REPORTING

Although the Company has a number of operating divisions, separate segment data has not been presented as they meet the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment, specifically, web communications services. For the periods ended December 31, 2012 and 2011 all material assets and revenues of the Company were in the United States.

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the filing date of this Form 10-Q, and determined that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes thereto other than as discussed in the accompanying notes.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IceWEB, Inc.

We have audited the accompanying consolidated balance sheet of IceWEB, Inc. and Subsidiaries as of September 30, 2012 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IceWEB, Inc. and Subsidiaries, as of September 30, 2012 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had net losses of $6,485,048 for the year ended September 30, 2012. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida

December 28, 2012

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

IceWEB, Inc.

We have audited the accompanying consolidated balance sheets of IceWEB, Inc. and Subsidiaries as of September 30, 2011 and 2010 and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of our internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IceWEB, Inc. and Subsidiaries, as of September 30, 2011 and September 30, 2010 and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had net losses of $4,705,291 and $6,964,233 respectively, for the years ended September 30, 2011 and 2010. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida

December 22, 2011

F-21

IceWEB, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30, 2012	September 30, 2011
ASSETS:
CURRENT ASSETS:
Cash	$269,594	$4,120
Subscription receivable	-	1,171,520
Accounts receivable, net of allowance for doubtful accounts of $409,000	563,320	1,182,060
Inventory	282,231	55,981
Marketable securities, current	72,000	-
Other current assets	6,875	6,877
Prepaid expenses	19,702	30,248
	1,213,722	2,450,806

OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $1,207,252 and $2,483,440, respectively	499,785	252,835
Deposits	13,320	13,320
Marketable Securities, net	237,600	115,200
Deferred financing costs, net	114,395	-
Other assets	1,545	-
Total Assets	$2,080,367	$2,832,161

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$824,128	$2,186,691
Notes payable	2,059,582	1,972,544
Deferred revenue	24,896	4,904
Convertible notes payable, net of discount	105,176	-
Derivative liability	1,104,499	-
Total Current Liabilities	4,118,281	4,164,139

Stockholders' Deficit
Series B convertible preferred stock ($.001 par value; 10,000,000 shares authorized; 626,667 shares issued and outstanding)	626	626
Common stock ($.001 par value; 1,000,000,000 shares authorized; 216,443,809 shares issued and 215,943,809 shares outstanding, respectively and 157,959,066 shares issued and 134,443,725 shares outstanding, respectively)	215,945	157,961
Additional paid in capital	38,343,043	32,866,315
Accumulated deficit	(40,813,128)	(34,328,080)
Accumulated other comprehensive income	228,600	67,200
Subscription receivable	-	(83,000)
Treasury stock, at cost, (162,500 shares)	(13,000)	(13,000)

Total stockholders' deficit	(2,037,914)	(1,331,978)

Total Liabilities and Stockholders’ Deficit	$2,080,367	$2,832,161

See accompanying notes to consolidated financial statements

F-22

IceWEB, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended
	September 30,
	2012	2011

Sales	$2,640,520	$2,678,346

Cost of sales	1,780,246	1,751,640

Gross profit	860,274	926,706

Operating expenses:
Sales and marketing expense	1,116,340	975,282
Depreciation and amortization expense	202,130	545,890
Research and development	1,046,026	790,048
General and administrative	2,722,049	2,605,999
Loss on impairment of intangible assets	-	303,859

Total operating expenses	5,086,545	5,221,078

Loss From Operations	(4,226,271)	(4,294,372)

Other income (expenses):
Gain on change in derivative liability	645,501	-
Interest income	22	-
Interest expense	(2,904,300)	(410,919)

Total other income (expenses):	(2,258,777)	(410,919)

Net loss	$(6,485,048)	$(4,705,291)

Net loss per common share - basic and diluted	$(0.04)	$(0.03)

Weighted average common shares outstanding - basic and diluted	173,207,111	142,344,070

See accompanying notes to consolidated financial statements

F-23

IceWEB, Inc. and Subsidiaries

Consolidated Statements Of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss)

For the years ended September 30, 2012 and 2011

							Accumulated -
	Series B Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Other Comprehensive	Subscription	Treasury Stock
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Receivable	Share	Amount	Total

Balance at September 30, 2010	626,667	$626	134,443,725	$134,445	$29,360,833	$(29,622,789)	$476,800	$(83,000)	(162,500)	$(13,000)	$253,912

Comprehensive loss:
Net loss for the year	—	—	—	—	—	(4,705,291)	—	—	—	—	(4,705,291)
Unrealized loss on marketable securities	—	—	—	—	—	—	(409,600)	—	—	—	-409,600
Comprehensive loss	—	—	—	—	—	(4,705,291)	(409,600)	—	—	—	(5,114,891)

Amortization of deferred compensation	—	—	—	—	131,680	—	—	—	—	—	131,680

Issuance of common stock for cash	—	—	14,053,334	14,054	1,445,578	—	—	—	—	—	1,459,632

Common stock issued for services	—	—	1,032,544	1,033	228,937	—	—	—	—	—	229,970

Common stock issued to employees	—	—	2,113,101	2,113	430,502	—	—	—	—	—	432,615

Common stock issued for exercise of options	—	—	6,791,361	6,791	1,268,310	—	—	—	—	—	1,275,101

Cancellation of shares			-475,000	(475)	475						—

Balance at September 30, 2011	626,667	$626	157,959,066	$157,960	$32,866,315	$(34,328,080)	$67,200	$(83,000)	(162,500)	$(13,000)	$(1,331,978)

Net loss for the year	—	—	—	—	—	(6,485,048)	—	—	—	—	(6,485,048)
Unrealized gain on marketable securities	—	—	—	—	—	—	161,400	—	—	—	161,400
Comprehensive loss	—	—	—	—	—	(6,485,048)	161,400	—	—	—	(6,323,648)

Amortization of deferred compensation	—	—	—	—	62,228	—	—	—	—	—	62,228

Issuance of common stock for cash	—	—	22,171,111	22,171	2,227,689	—	—	—	—	—	2,249,860

Common stock issued for services	—	—	5,137,105	5,137	528,491	—	—	—	—	—	533,628

Common stock issued to employees	—	—	3,634,871	3,635	306,615	—	—	—	—	—	310,250

Common stock issued for exercise of options	—	—	1,532,326	1,532	254,184	—	—	—	—	—	255,717

Exercise of common stock warrants	—	—	3,169,628	3,170	271,831	—	—	—	—	—	275,001

Common stock issued as payment on convertible notes	—	—	22,339,702	22,340	1,825,691	—	—	—	—	—	1,848,031

Write off of Subscription Receivable	—	—	—	—	—	—	—	83,000	—	—	83,000

Balance at September 30, 2012	626,667	$626	215,943,809	$215,945	$38,343,043	$(40,813,128)	$228,600	$—	(162,500)	$(13,000)	$(2,037,914)

See accompanying notes to consolidated financial statements

F-24

IceWEB, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	For the Years Ended September 30,
	2012	2011

Net loss	$(6,485,048)	$(4,705,291)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	202,130	545,890
Loss on impairment of intangible assets	-	303,859
Share-based compensation	310,250	369,385
Amortization of deferred compensation	62,228	131,680
Change in fair value of derivative liability	(645,501)	—
Common stock issued for services rendered	533,628	293,199
Write off of subscription receivable	83,000	—
Interest on amortization of debt discount	2,315,337	—
Amortization of deferred finance costs	525,016	27,500
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	618,740	284,423
Prepaid expense	10,545	982
Other	(1,545)	(27,499)
Inventory	(226,250)	6,216
Increase (decrease) in:
Accounts payable and accrued liabilities	(1,362,562)	538,441
Deferred loan fees	(27,500)
Deferred revenue	19,993	(54,678)

NET CASH USED IN OPERATING ACTIVITIES	(4,067,538)	(2,285,893)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(449,082)	(136,759)
Investment in marketable securities	(33,000)	—

NET CASH USED IN INVESTING ACTIVITIES	(482,082)	(136,759)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	395,233	836,024
Payments on notes payable	(406,225)	(512,621)
Proceeds from subscription receivable	1,171,520	—
Proceeds from conversion of warrants	275,001	—
Proceeds from convertible note payable	1,750,000	—
Payment of deferred finance costs	(876,012)
Proceeds from sale of common stock	2,249,860	288,111
Proceeds from exercise of common stock options	255,717	1,275,102

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,815,094	1,886,616

NET INCREASE (DECREASE) IN CASH	265,474	(536,036)

CASH - beginning of period	4,120	540,156

CASH - end of period	$269,594	$4,120

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$395,233	$383,419
Income taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for debt and interest	$1,848,031	—

See accompanying notes to consolidated financial statements

F-25

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 1 - ORGANIZATION

IceWEB, Inc. (the “Company”) began trading publicly in April 2002. Utilizing resources gained through acquisitions, we have developed our IceWEB Storage products. We currently have one wholly owned operating subsidiary, IceWEB Storage Corporation (formerly known as Inline Corporation).

BUSINESS OF ICEWEB

Since 2005, the Company had been focused on serving the commercial and federal markets with network security products and proprietary on-line software solutions. In 2008, the Company narrowed its focus and expanded its capabilities by acquiring INLINE Corporation, a data storage manufacturing company.

In March, 2009, the Company sold its wholly owned subsidiary, IceWEB Virginia, Inc. to an unrelated third party, and in the process exited its low-margin IT re-seller business products business to further focus on the higher margin data storage manufacturing business.

At the close of fiscal year 2012, the Company has three key product offerings:

•	Unified Network Storage Solutions
•	Purpose Built Network/Data Appliances
•	Cloud Computing Products/Services

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles and include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made to previously reported amounts to conform to 2012 amounts. The reclassifications had no impact on previously reported results of operations or shareholders’ deficit.

Going Concern

Our auditors stated in their report on the consolidated financial statements of the Company for the years ended September 30, 2012 and 2011 that we have had losses since inception that raise doubt about our ability to continue as a going concern. In addition and as discussed further in Note 6, we are not in compliance with debt covenants under our Financing Agreements with Sand Hill Finance LLC. For the year ended September 30, 2011 we incurred a net loss of $4,705,291 and for the year ended September 30, 2012 we incurred a net loss of $6,485,048. The consolidated financial statements do not include any adjustments related to the recovery and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

Management has established plans intended to increase the sales of our products and services. Management intends to seek new capital from new equity securities offerings to provide funds needed to increase liquidity, fund growth, and implement its business plan. However, no assurances can be given that we will be able to raise any additional funds.

F-26

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Marketable Securities

IceWEB accounts for the purchase of marketable equity securities in accordance with FASB Accounting Standards Codification (ASC) 320, “Investment – Debt and Equity Securities” with any unrealized gains and losses included as a net amount as a separate component of stockholders’ equity. However, those securities may not have the trading volume to support the stock price if the Company were to sell all their shares in the open market at once, so the Company may have a loss on the sale of marketable securities even though they record marketable equity securities at the current market value.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates. Significant estimates in 2012 and 2011 include the allowance for doubtful accounts, the valuation of stock-based compensation, the allowance for inventory obsolescence and the useful life of property and equipment and intangible assets, derivative liabilities, and litigation reserves.

Cash and Cash Equivalents

We consider all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable consists of normal trade receivables. We recorded a bad debt allowance of $409,000 as of September 30, 2012. Management performs ongoing evaluations of its accounts receivable. Management believes that all remaining receivables are fully collectable. Bad debt expense amounted to $0 for year ended September 30, 2012.

Derivative Liability

The Company issued warrants to purchase the Company’s common stock in connection with the issuance of convertible debt, which contain certain ratchet provisions that reduce the exercise price of the warrants or the conversion price in certain circumstances.  Upon the Company’s adoption of the Derivative and Hedging Topic of ASC 815 on January 1, 2009, the Company determined that the warrants and/or the conversion features with provisions that reduce the exercise price of the warrants did not qualify for a scope exception under ASC 815 as they were determined not to be indexed to the Company’s stock as prescribed by ASC 815.

Derivatives are required to be recorded on the balance sheet at fair value (see Note 7).  These derivatives, including embedded derivatives in the Company’s structured borrowings, are separately valued and accounted for on the Company’s balance sheet.  Fair values for exchange traded securities and derivatives are based on quoted market prices.  Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. In addition, additional disclosures is required about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

F-27

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1:  Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:  Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and model-driven valuations whose inputs are observable or whose significant value drivers are observable.  Valuations may be obtained from, or corroborated by, third-party pricing services.

Level 3:  Unobservable inputs to measure fair value of assets and liabilities for which there is little, if any market activity at the measurement date, using reasonable inputs and assumptions based upon the best information at the time, to the extent that inputs are available without undue cost and effort.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued liabilities and notes payable are carried at cost, which approximates their fair value, due to the relatively short maturity of these instruments.

Our derivative financial instruments, consisting of embedded conversion features in our convertible debt, which are required to be measured at fair value on a recurring basis under FASB ASC 815-15-25 or FASB ASC 815 as of September 30, 2012 are measured at fair value, using a Black-Scholes valuation model which approximates a binomial lattice valuation methodology utilizing Level 3 inputs. Level 3 inputs are unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities (see Note 7).

Inventory

Inventory is valued at the lower of cost or market, on an average cost basis.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation expense is recorded by using the straight-line method over the estimated useful lives of the related assets.

Software Development Costs

The costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with the accounting guidance for software.

F-28

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Because our current process for developing software is essentially completed concurrently with the establishment of technological feasibility, which occurs upon the completion of a working model, no costs have been capitalized for any of the periods presented.

Intangible Assets

Intangible assets, net consists of the cost of acquired customer relationships. We capitalize and amortize the cost of acquired intangible assets over their estimated useful lives on a straight-line basis. The Company periodically reevaluates the carrying value of its intangible assets for events or changes in circumstances that indicate that the carrying value may not be recoverable. As part of this reevaluation, the Company estimates the future cash flows expected to result from the use of the asset. If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized to reduce the carrying value of the intangible asset to the estimated fair value of the asset.

Long-lived Assets

In accordance with ASC Topic 360, “Property, Plant, and Equipment” (formerly SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), we review the carrying value of intangibles and other long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets is measured by comparison of its carrying amount to the undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the property, if any, exceeds its fair market value.

Advertising

Advertising costs are expensed as incurred and amounted to $93,975 in fiscal 2012 and $215,428 in fiscal 2011.

Revenue Recognition

We follow the guidance of ASC Topic 605, “Revenue Recognition” (formerly Staff Accounting Bulletin (SAB) No. 104, “Revenue Recognition”) for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for our various revenues streams:

Revenues from sales of products are generally recognized when products are shipped unless the Company has obligations remaining under sales or licensing agreements, in which case revenue is either deferred until all obligations are satisfied or recognized ratably over the term of the contract.

Revenue from services is recorded as it is earned. Commissions earned on third party sales are recorded in the month in which contracts are awarded. Amounts billed in advance of services being provided are recorded as deferred revenues and recognized in the consolidated statement of operations as services are provided.

F-29

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per Share

We compute earnings per share in accordance with ASC Topic 260, “Earnings Per Share” Under the provisions of ASC Topic 260, basic earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing the net income (loss) for the period by the weighted average number of common and potentially dilutive common shares outstanding during the period. Potentially dilutive common shares consist of the common shares issuable upon the exercise of stock options and warrants (using the treasury stock method) and upon the conversion of convertible preferred stock (using the if-converted method). Potentially dilutive common shares are excluded from the calculation if their effect is antidilutive. At September 30, 2012, there were options and warrants to purchase 126,787,358 shares of common stock, 626,667 shares issuable upon conversion of Series B preferred stock, and no shares of Series C preferred stock outstanding which could potentially dilute future earnings per share.

Stock-Based Compensation

As more fully described in Note 13, we have a stock option plan that provides for non-qualified and incentive stock options to be issued to directors, officers, employees and consultants (the 2012 Equity Compensation Plan (the “Plan”).

Prior to October 1, 2005, we accounted for stock options issued under the Plan under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by ASC Topic 718, “Compensation – Stock Compensation, “Share-Based Payments”. No stock-based compensation cost related to employee stock options was recognized in the Consolidated Statement of Operations for the year ended September 30, 2005 as all options granted under the Plan had an exercise price equal to the market value of the underlying common stock on the date of grant.

Recently Issued Accounting Standards

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-04, “Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards” (“IFRS”). The amendments in this ASU generally represent clarification of Topic 820, but also include instances where a particular principle or requirement for measuring fair value or disclosing information about fair value measurements has changed. This update results in common principles and requirements for measuring fair value and for disclosing information about fair value measurements in accordance with generally accepted accounting principles (GAAP) and IFRS. The amendments are effective for interim and annual periods beginning after December 15, 2011 and are to be applied prospectively. Early application is not permitted. We do not expect the adoption of ASU 2011-04 will have a material impact on the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income” (amended further under ASU No. 2011-12 in December 2011). This guidance eliminates the current option to report other comprehensive income and its components in the statement of changes in equity. The guidance allows two presentation alternatives; present items in net income and other comprehensive income in one continuous statement, referred to as the statement of comprehensive income, or in two separate, but consecutive, statements of net income and other comprehensive income. This guidance is effective as of the beginning of a fiscal year that begins after December 15, 2011. Early adoption is permitted, but full retrospective application is required under both sets of accounting standards. The Company is currently evaluating which presentation alternative it will utilize.

F-30

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 2 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In September 2011, the FASB issued ASU No. 2011-08, “Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment”, which simplifies how entities test goodwill for impairment. Previous guidance under Topic 350 required an entity to test goodwill for impairment using a two-step process on at least an annual basis. First, the fair value of a reporting unit was calculated and compared to its carrying amount, including goodwill. Second, if the fair value of a reporting unit was less than its carrying amount, the amount of impairment loss, if any, was required to be measured. Under the amendments in this update, an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads the entity to determine that it is more likely than not that its fair value is less than its carrying amount. If after assessing the totality of events or circumstances, an entity determines that it is not more likely than not that the fair value of the reporting unit is less than its carrying amount, then the two-step impairment test is unnecessary. If the entity concludes otherwise, then it is required to test goodwill for impairment under the two-step process as described in Topic 350 under paragraphs 350-20-35-4 and 350-20-35-9 under Topic 350. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011 and early adoption is permitted. The Company is currently evaluating whether early adoption is necessary.

In December 2011, the FASB issued ASU No, 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities. The amendments in this ASU require an entity to disclose information about offsetting and related arrangements on its financial position. This includes the effect or potential effect of rights of offset associated with an entity’s recognized assets and recognized liabilities and require improved information about financial instruments and derivative instruments that are either (1) offset in accordance with Section 210-20-45 or Section 815-10-45 or (2) subject to an enforceable master netting arrangement or similar agreement, irrespective of whether they are offset in accordance with Section 210-20-45 or Section 915-10-45. The amendments are effective for annual reporting periods beginning on or after January 1, 2013 and retrospective disclosure is required for all comparative periods presented. No early adoption is permitted. Currently, the Company does not enter into any right of offset arrangements and expects implementation to have little or no impact.

Impact of Recently Issued Accounting Pronouncements

In June 2011, the FASB issued ASU No. 2011-05, “Comprehensive Income (Topic 220): Presentation of Comprehensive Income (June 2011).” The amendments require that all non-owner changes in stockholders' equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The amendment is effective for fiscal years and interim periods within those years, beginning after December 15, 2011. The Company will adopt the two-statement approach.

NOTE 3 - PROPERTY AND EQUIPMENT

At September 30, property and equipment consisted of the following:

F-31

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 3 - PROPERTY AND EQUIPMENT (continued)

	Estimated Life	2012	2011
Office equipment	5 years	$644,020	$836,041
Computer software	3 years	29,523	612,379
Furniture and fixtures	5 years	-	261,385
Leasehold improvements	5 years	1,033,495	1,026,470
		1,707,038	2,736,275

Less: accumulated depreciation		(1,207,253)	(2,483,440)

		$499,785	$252,835

Depreciation expense for the years ended September 30, 2012 and 2011 was $202,130 and $302,797 respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

During October, 2009, we sold 2,000,000 shares of common stock at a per share price of $0.042, valued at $83,000 to Florence Signorello, an accredited investor who is the mother of John Signorello, our chief executive officer. The fair market value of our common stock on the date of the transaction was $0.145 per share, and was recorded as a subscription receivable as a contra equity account on our balance sheet. As of September 30, 2012 we had not received the proceeds from the investor and as a result we have written off this receivable and taken an $83,000 expense from this bad debt.

While six out of the seven board members qualify as unrelated and independent, as they are independent from management and free from any interest, function, business or other relationship that could, or could reasonably be perceived to, materially interfere with the Director’s ability to act in the our best interest, we do not have any policies or procedures for the review, approval or ratification of any related party transactions and no review or ratification of any of the foregoing related party transactions by our board has occurred.

NOTE 5 - NOTES PAYABLE

Sand Hill Finance, LLC

On December 19, 2005, the Company entered into a Financing Agreement with Sand Hill Finance, LLC pursuant to which, together with related amendments, the Company may borrow up to 80% on the Company’s accounts receivable balances up to a maximum of $1,800,000. In conjunction with the acquisition of Inline Corporation in December, 2008, the lending limit on the credit facility was increased to $2,750,000. In addition, the Company and Sand Hill Finance, LLC entered into a 36 month term note agreement in the amount of $1,000,000. Amounts borrowed under the Financing Agreement are secured by a first security interest in substantially all of the Company’s assets. At September 30, 2012, the principal amount due under the Financing Agreement amounted to $2,059,582.

Interest on the accounts receivable-based borrowings is currently payable at a rate of 1.00% per month on the average loan balance outstanding during the year, equal to an annual interest of approximately 12% per year. The Company also agreed to pay an upfront commitment fee of 1% of the credit line upon signing the Financing Agreement, half of which was due and paid upon signing (amounting to $9,000) and half of which is due on the first anniversary of the Financing Agreement. In addition, the Company is obligated to pay a commitment fee of 1% of the credit limit annually, such amounts are payable on the anniversary of the agreement.

F-32

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 5 - NOTES PAYABLE (continued)

In connection with the Financing Agreement, the Company issued Sand Hill Finance, LLC, a seven-year common stock purchase warrant to purchase 25,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price was subsequently reduced to $0.50 per share pursuant to Warrant Amendment Agreement which was executed in conjunction with the convertible debenture. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $16,250 has been recorded as an addition to paid-in capital and interest expense during the year ended September 30, 2008.

In connection with the term note, the Company issued Sand Hill Finance, LLC a seven-year common stock purchase warrant to purchase 120,000 shares of our common stock at an exercise price of $1.00 per share. The exercise price was subsequently reduced to $0.50 per share pursuant to Warrant Amendment Agreement which was executed in conjunction with the convertible debenture. The warrant contains a cashless exercise provision which means that at the option of the holder, the warrant is convertible into a number of shares of our common stock as determined by dividing the aggregate fair market value of the Company’s common stock minus the aggregate exercise price of the warrant by the fair market value of one share of common stock. The number of shares issuable upon the exercise of the warrant and the exercise price are subject to adjustment in the event of stock dividends, stock splits and reclassifications. The fair value of the warrant of $13,589 has been recorded as an addition to paid-in capital and deferred finance costs during the year ended September 30, 2009.

The Financing Agreement has a term of one year, subject to mutual extension by both parties. As a result, the balance due to Sand Hill Finance, LLC is classified as a current liability on the accompanying consolidated balance sheet.

The terms of the Financing Agreement also restrict the Company from undertaking certain transactions without the written consent of the creditor including (i) permit or suffer a change in control involving 20% of its securities, (ii) acquire assets, except in the ordinary course of business, involving payment of $100,000 or more, (iii) sell, lease, or transfer any of its property except for sales of inventory and equipment in the ordinary course of business, (iv) transfer, sell or license any intellectual property, (v) declare or pay a dividend on stock, except payable in the form of stock dividends (vi) incur any indebtedness other than trade credit in the ordinary course of business and (vii) permit any lien or security interest to attach to any collateral.

In November, 2011, in connection with the Company’s private placement of convertible notes and Securities Purchase Agreement (see Note 9), Sand Hill Finance, LLC executed an amendment to the Financing Agreement in which Sand Hill Finance LLC agreed that they would not pursue any remedies of default under the Financing Agreement until at least the ninety-first day after the obligations under the convertible notes have been fully satisfied.

F-33

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 6 - INVENTORY

Inventory consisted of the following:

	September 30, 2012	September 30, 2011
Raw materials	$175,258	$44,785
Work in progress	42,335	8,397
Finished goods	64,638	2,799
	282,231	55,981

Less: reserve for obsolescence	—	—

	$282,231	$55,981

NOTE 7 - COMMITMENTS

We lease office space in Sterling, Virginia under a two-year operating lease that expired on March 31, 2011. We are currently leasing our space on a month-to-month basis but anticipate formally renewing the lease for another year.   The office lease agreement has certain escalation clauses and renewal options. Additionally, we have lease agreements for computer equipment and an office copier/fax machine. We have no future minimum rental payments required.

Rent expense was $75,177 and $76,397 for the years ended September 30, 2012 and 2011.

NOTE 8 - INCOME TAXES

We account for income taxes under the provisions of ASC 740-10-25. ASC 740-10-25 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all the relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. ASC 740-10-25 also provides guidance on the accounting for and disclosure of unrecognized tax benefits, interest, and penalties. ASC 740-10-25 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards. ASC 740-10-25 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  At September 30, 2012 and 2011 the Company has no unrecognized tax benefits, interest, or penalties.

F-34

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 8 - INCOME TAXES (continued)

A summary of our deferred tax is as follows:

	2012	2011
Deferred Tax Assets:
Tax benefit of net operating loss carry forward	$5,637,000	$4,324,000
Unpaid accrued salaries	13,000	24,000
Allowance for doubtful accounts	154,000	113,000
Amortization of leasehold improvements	339,000	271,000
	6,143,000	4,732,000

Less: valuation allowance	(6,143,000)	(4,732,000)

Net deferred tax assets	$—	$—

As of September 30, 2012 we had unused net operating loss carry forwards of approximately $14,993,000 available to reduce our future federal taxable income. Net operating loss carryforwards expire through fiscal years ending 2032. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally a greater than 50% change in ownership).

The valuation allowance at September 30, 2012 was $6,143,000. The increase during fiscal 2012 was approximately $1,411,000.

The table below summarizes the differences between our effective tax rate and the statutory federal rate as follows for fiscal 2011 and 2010. The effective tax rate is 34% Federal and 3.6% State after Federal tax benefit:

	2012	2011
Computed “expected” tax benefit	(34.0)%	(34.0)%
State income taxes, net of federal tax benefit	(3.6)%	(3.6)%
Other permanent differences	13.6%	10.8%
Change in valuation allowance	24.0%	26.8%

Effective tax rate	0.0%	0.0%

NOTE 9 – CONVERTIBLE NOTES

On November 23, 2011, the Company entered into a Securities Purchase Agreement with three accredited investors pursuant to which the Company sold $2,012,500 in principal amount of senior convertible notes and issued the investors Series O, Series P and Series Q Warrants to purchase up to an aggregate of 81,588,029 shares, as adjusted, of the Company’s common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption from registration pursuant to Section 4(2) and Regulation D of the Securities Act.     The Company issued the notes at an original issue discount of 13%.

	September 30,	September 30,
	2012	2011

Principal balance of convertible notes	$164,469	$-
Original issue discount, net	(5,399)	-
Debt discount	(53,895)	-
Convertible notes, net of discount	$105,175	$-

F-35

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 9 – CONVERTIBLE NOTES (continued)

The convertible notes have a remaining principal balance of $164,469, and are carried on the balance sheet at $105,175 net of the remaining unamortized discount, which is being amortized as interest expense over the remaining life of the notes. The convertible notes are convertible into our common stock at a conversion price of $0.074 per share. We can elect to settle any conversion in stock, cash or a combination of stock and cash.

At September 30, 2012, conversion of the outstanding principal amount of the convertible notes would result in the issuance of 2,222,554 shares of common stock.

NOTE 10 - DERIVATIVE LIABILITIES

Derivative warrant liability

The Company has warrants issued in connection with our convertible notes payable outstanding with price protection provisions that allow for the reduction in the exercise price of the warrants in the event the Company subsequently issues stock or securities convertible into stock at a price lower than the exercise price of the warrants.  Simultaneously with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each of these warrants shall be increased or decreased proportionately, so that after such adjustment the aggregate exercise price payable for the adjusted number of warrants shall be the same as the aggregate exercise price in effect immediately prior to such adjustment.  The Company accounted for its warrants with price protection in accordance with FASB ASC Topic 815.

Accounting for Derivative Warrant Liability

The Company’s derivative warrant instruments have been measured at fair value at September 30, 2012 using the Black-Scholes model.  The Company recognizes all of its warrants with price protection in its consolidated balance sheet as liabilities.  The liability is revalued at each reporting period and changes in fair value are recognized currently in the consolidated statements of operations.  The initial recognition and subsequent changes in fair value of the derivative warrant liability have no effect on the Company’s cash flows.

The derivative warrants outstanding at September 30, 2012 are all currently exercisable with a weighted-average remaining life of 3.78 years.

The revaluation of the warrants at each reporting period, as well as the charges associated with issuing additional warrants due to the price protection features, resulted in the recognition of income of $645,501 and $0 within the Company’s consolidated statements of operations for the year ended September 30, 2012 and 2011, respectively, under the caption “Change in fair value of derivative warrant liability”.  The fair value of the warrants at September 30, 2012 is $1,104,499 which is reported on the consolidated balance sheet under the caption “Derivative Liability”.  The following summarizes the changes in the value of the derivative warrant liability from the date of the Company’s issuance of derivative warrant instruments on November 23, 2011 until September 30, 2012:

	Value	No. of Warrants
Warrants Issued on November 23, 2011– Derivative warrant liability	$1,750,000	115,446,100
Decrease in fair value of derivative warrant liability	(645,501)	(2,669,628)

Balance at September 30, 2012 – Derivative warrant liability	$1,104,499	112,776,472

F-36

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 10 - DERIVATIVE LIABILITIES (continued)

Fair Value Assumptions Used in Accounting for Derivative Warrant Liability

The Company has determined its derivative warrant liability to be a Level 3 fair value measurement and has used the Black-Scholes pricing model to calculate the fair value as of September 30, 2012.  The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate.  Because the warrants contain the price protection feature, the probability that the exercise price of the warrants would decrease as the stock price decreased was incorporated into the valuation calculations.  The key inputs used in the September 30, 2012 fair value calculations were as follows:

September 30,
2012
Exercise price	$0.074
Time to expiration	0.15 – 4.15 years
Risk-free interest rate	0.17% – 0.62%
Estimated volatility	278%
Dividend	-0-
Stock price on September 30, 2012	$0.092
Expected forfeiture rate	85%- 90%

NOTE 11 - CONCENTRATION OF CREDIT RISK

Bank Balances

The Company maintains cash in financial institutions insured by the Federal Deposit Insurance Corporation (“FDIC”), including non-interest bearing transaction account deposits protected in full in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). At September 30, 2012 all of the Company’s cash balances were fully insured. The Company has not experienced any losses in such accounts.

Major Customers

Sales to 5 customers represented approximately 87% of total sales for the year ended September 30, 2012. As of September 30, 2012 approximately 80% of our accounts receivable was due from two customers. Sales to five customers represented approximately 90% in 2011.

NOTE 12 - STOCKHOLDERS’ EQUITY (DEFICIT)

Preferred Stock

Our authorized capital includes 10,000,000 shares of blank check preferred stock, par value $0.001 per share. Our Board of Directors, without further stockholder approval, may issue our preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. In March 2005, our Board of Directors authorized a series of 1,666,667 shares of blank check preferred stock be designated as Series A Convertible Preferred Stock and on April 1, 2005 we filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of Delaware. In September 2005, our Board of Directors authorized a series of 833,334 shares of blank check preferred stock be designated as Series B Convertible Preferred Stock and on September 28, 2005, we filed a Certificate of Designations of Preferences, Rights and Limitations of Series B Preferred with the Secretary of State of Delaware. On December 29, 2005, we filed an Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock increasing the number of shares authorized under this series to 1,833,334 shares.

F-37

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 12 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

A) Series B Convertible Preferred Stock

The designations, rights and preferences of the Series B Convertible Preferred Stock provide:

•	no dividends are payable on the Series B Convertible Preferred Stock. So long as these shares are outstanding, we cannot pay dividends on our common stock nor can it redeem any shares of its common stock, the shares of Series B Convertible Preferred Stock do not have any voting rights, except as may be provided under Delaware law,

•	so long as the shares are outstanding, we cannot change the designations of the Series B Convertible Preferred Stock, create a class of securities that in the instance of payment of dividends or distribution of assets upon our liquidation ranks senior to or pari passu with the Series B Convertible Preferred Stock or increase the number of authorized shares of Series B Convertible Preferred Stock, the shares carry a liquidation preference of $0.2727 per share,

•	each share of Series B Convertible Preferred Stock is convertible at the option of the holder into one share of our common stock based upon an initial conversion value of $0.2727 per share. The conversation ratio is subject to adjustment in the event of stock dividends, stock splits or reclassification of our common stock. The conversion ratio is also subject to adjustment in the event we should sell any shares of its common stock or securities convertible into common stock at an effective price less than the conversion ratio then in effect, in which case the conversion ratio would be reduced to the lesser price. No conversion of the Series B Convertible Preferred Stock may occur if a conversion would result in the holder, and any of its affiliates beneficially owning more than 4.9% of our outstanding common shares following such conversion. This provision may be waived or amended only with the consent of the holders of all of the Series B Convertible Preferred Stock and the consent of the holders of a majority of our outstanding shares of common stock who are not affiliates,

•	so long as the Series B Convertible Preferred Stock is outstanding, we have agreed not to issue any rights, options or warrants to holders of its common stock entitling the holders to purchase shares of its common stock at less than the conversion ratio without the consent of the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. If we should elect to undertake such an issuance and the Series B holders consent, the conversion ratio would be reduced. Further, if we should make a distribution of any evidence of indebtedness or assets or rights or warrants to subscribe for any security to our common stockholders, the conversion value would be readjusted,

•	the shares of Series B Convertible Preferred Stock automatically convert into shares of our common stock in the event of change of control of the Company, and

•	so long as the shares of Series B Convertible Preferred Stock are outstanding, we cannot sell or issue any common stock, rights to subscribe for shares of common stock or securities which are convertible or exercisable into shares of common stock at an effective purchase price of less than the then conversion value of the Series B Convertible Preferred Stock.

Common Stock

Fiscal 2012 Transactions

In July and August, 2012 we issued 2,434,871 shares of restricted common stock at an average per share price of $0.094, valued at $228,250, in lieu of pay to five of our employees, including three of our executive officers.  The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

F-38

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 12 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

In May, 2012 we executed a Finders’ Agreement pursuant to which the finder acted as the exclusive finder with respect to sales by us in a private placement transaction of up to $2.5 million in aggregate principal amount of equity or equity-related securities.   We sold 13,455,958 units in exchange for gross proceeds of $1,614,715.  These sales were made in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of the Act and Regulation D thereunder.

On November 23, 2011, we entered into a Securities Purchase Agreement with three accredited investors pursuant to which we sold $2,012,500 in principal amount of senior convertible notes and issued the investors Series O, Series P and Series Q warrants to purchase up to an aggregate of 35,514,789 shares of our common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act. We issued the senior convertible notes at an original issue discount of 13%. We also entered into a Registration Rights Agreement with investors in which we agreed to register the shares underlying the senior convertible notes and the warrants. We paid Rodman & Renshaw, LLC, a broker-dealer and member of FINRA who acted as the exclusive placement agent for us in the offering, a cash commission of $155,000, issued it warrants to purchase an aggregate of 911,765 shares of our common stock with an exercise price of $0.17 per share which are identical to the Series O warrants, and reimbursed it for legal expenses of $20,000. We reimbursed Iroquois Master Fund Ltd., an investor in the offering, $60,000 for its non-accountable expenses related to the investment. We are using the net proceeds from this offering for general working capital.

Fiscal 2011 Transactions

On September 30, 2011 we sold approximately 13,455,958 restricted stock units at $0.12/unit.  Each unit consists of one share of common stock and a warrant exercisable for one share of common stock.  The warrants have a five year life, an exercise price of $0.15/share, and are callable if the Company’s common stock trades over $0.25/share for ten consecutive trading days.

Anderson and Strudwick, Inc. acted as the placement agent in connection with the sale of the securities and as compensation received a cash fee of approximately $161,472, and warrants to purchase approximately 1,345,596 shares of the Company’s common stock at a price per share of $0.15.

The sale of the Shares and the Warrants was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

During February, 2011 we sold 2,000,000 shares of common stock, valued at $200,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During March, 2011 we sold 250,000 shares of common stock, valued at $25,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During May, 2011 we sold 1,609,600 shares of common stock, valued at $184,464 to two accredited investors, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During July, 2011 we sold 416,667 shares of common stock, valued at $91,541 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

F-39

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 12 - STOCKHOLDERS’ EQUITY (DEFICIT) (continued)

Common Stock Warrants

A summary of the status of our outstanding common stock warrants as of September 30, 2012 and 2011 and changes during the period ending on that date is as follows:

	Year Ended September 30, 2012		Year Ended September 30, 2011
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price
Common Stock Warrants
Balance at beginning of year	11,528,934	$0.17	8,287,100	$0.40
Granted	110,074,867	0.0816	11,238,938	0.16
Exercised	(3,169,628)	0.0737	—	—
Forfeited	—	—	(7,997,100)	0.40
Balance at end of year	118,434,173	$0.0853	11,528,934	$0.17

Warrants exercisable at end of year	118,434,173	$0.0844	11,528,934
Weighted average fair value of warrants granted or re-priced during the year		$0.0816

The following table summarizes information about common stock warrants outstanding at September 30, 2012:

	Warrants Outstanding			Warrants Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Price	2012	Life	Price	2012	Price
$0.074	102,342,619	3.78 Years	$0.074	102,342,619	$0.074
$0.15	14,801,554	4.78 Years	$0.15	14,801,554	$0.15
$0.17	1,000,000	0.41 Years	$0.17	1,000,000	$0.17
$0.50	145,000	1.02 Years	$0.50	145,000	$0.50
	118,434,173		$0.853	118,434,173	$0.0853

NOTE 13 - STOCK OPTION PLAN

In August 2000, the Board of Directors adopted the 2000 Management and Director Equity Incentive and Compensation Plan (the “Plan”) for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of our stock at exercise prices determined by our Board of Directors. The Plan was approved by our stockholders in August 2001, and the Plan terminated in August, 2010.

The purpose of this Plan was to advance our interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. Participants in the Plan included our officers, directors, other key employees and consultants who had responsibilities affecting our management, development or financial success.

F-40

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 13 - STOCK OPTION PLAN (continued)

Awards may have been made under the Plan in the form of Plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives (“Performance Shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options could have either been options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the Plan had to provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock had to be at least 110% of such fair market value as determined on the date of the grant. Only persons who were officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the Plan had to provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

As amended in fiscal 2011, the Plan permitted the grant of options and shares for up to 60,000,000 shares of our common stock.

The term of each Plan option and the manner in which it may have been exercised was determined by the Board of Directors, provided that no Plan option could be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options could be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or by surrender of shares of common stock subject to the stock option which had a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

In August 2012, the Board of Directors adopted the 2012 Equity Compensation Plan (the “2012 Plan”) for directors, officers and employees that provides for non-qualified and incentive stock options to be issued enabling holders thereof to purchase common shares of our stock at exercise prices determined by our Board of Directors.

The purpose of the 2012 Plan is to advance our interests and those of its stockholders by providing a means of attracting and retaining key employees, directors and consultants. In order to serve this purpose, we believe the 2012 Plan encourages and enables key employees, directors and consultants to participate in its future prosperity and growth by providing them with incentives and compensation based on its performance, development and financial success. Participants in the Plan may include our officers, directors, other key employees and consultants who have responsibilities affecting our management, development or financial success.

Awards may be made under the 2012 Plan in the form of plan options, shares of our common stock subject to a vesting schedule based upon certain performance objectives (“Performance Shares”) and shares subject to a vesting schedule based on the recipient’s continued employment (“restricted shares”). Plan options may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended or options that do not so qualify. Any incentive stock option granted under the 2012 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant. Only persons who are officers or other key employees are eligible to receive incentive stock options and performance share grants. Any non-qualified stock option granted under the 2012 Plan must provide for an exercise price of not less than 50% of the fair market value of the underlying shares on the date of such grant.

F-41

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 13 - STOCK OPTION PLAN (continued)

The 2012 Plan permits the grant of options and shares for up to 25,000,000 shares of our common stock. The 2012 Plan terminates 10 years from the date of the 2012 Plan’s adoption by our stockholders.

The term of each 2012 Plan option and the manner in which it may be exercised is determined by the Board of Directors, provided that no 2012 Plan option may be exercisable more than three years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant. The exercise price of the stock options may be paid in either cash, or delivery of unrestricted shares of common stock having a fair market value on the date of delivery equal to the exercise price, or surrender of shares of common stock subject to the stock option which has a fair market value equal to the total exercise price at the time of exercise, or a combination of the foregoing methods.

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. We used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

	Year Ended September 30,
	2012	2011
Expected volatility	36% -278%	N/A
Expected term	1 - 3 Years	N/A
Risk-free interest rate	0.17% - 0.62%	N/A
Forfeiture Rate	0% - 45%	N/A
Expected dividend yield	0%	N/A

The expected volatility was determined with reference to the historical volatility of our stock. We use historical data to estimate option exercise, employee termination, and forfeiture rate within the valuation model. The expected term of options granted represents the period of time that options granted are expected to be outstanding. The risk-free interest rate for periods within the contractual life of the option is based on the U.S. Treasury rate in effect at the time of grant.

For the year ended September 30, 2012, total stock-based compensation charged to operations for option-based arrangements amounted to $59,226. At September 30, 2012, there was approximately $336,181 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the Plan.

A summary of the status of our outstanding stock options as of September 30, 2012 and changes during the period ending on that date is as follows:

F-42

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 13 - STOCK OPTION PLAN (continued)

	Year Ended September 30,			Year Ended September 30,
	2012			2011
		Weighted			Weighted
		Average	Aggregate		Average	Aggregate
		Exercise	Intrinsic		Exercise	Intrinsic
		Price	Value		Price	Value
Stock options
Balance at beginning of year	4,104,487	$0.375		11,604,404	$0.27	$
Granted	8,079,185	0.079		-	$-	-
Exercised	(1,532,325)	$0.167		(6,791,361)	$0.19	-
Forfeited	(2,298,162)	$0.554		(708,556)	$0.50
Balance at end of year	8,353,185	$0.0773	$	4,104,487	$0.375	$184,493

Options exercisable at end of year	1,307,333	$0.0649	$	3,647,720	$0.40	$155,252

Weighted average fair value of options granted during the year		$0.079			$-

The following table summarizes information about employee stock options outstanding at September 30, 2012:

	Options Outstanding			Options Exercisable
		Weighted
	Number	Average	Weighted	Number	Weighted
Range of	Outstanding at	Remaining	Average	Exercisable at	Average
Exercise	September 30,	Contractual	Exercise	September 30,	Exercise
Price	2012	Life	Price	2012	Price
$0.001-0.25	8,328,185	3.79 Years	$0.0764	1,282,333	$0.06
0.30-0.48	25,000	0.47 Years	0.37	25,000	0.37
	8,353,185		$0.077	1,307,333	$0.065

NOTE 14 – INVESTMENTS

(a) Summary of Investments

Marketable Equity Securities:

In November, 2009 we acquired 800,000 shares of VOIS Inc. common stock for $48,000, and in March, 2012 we acquired an additional 3,300,000 shares of VOIS Inc. common stock for $33,000. In both instances the Company was able to negotiate a purchase price less than the then trading price of VOIS’ common stock based upon the illiquid nature of the investment and the lack of any other willing purchasers for VOIS securities. Due to the illiquid nature of the VOIS Inc. common stock we applied a discount factor of 20% to the fair value of the marketable security on those shares acquired this fiscal year.

As of September 30, 2012,  the Company’s investments in marketable equity securities are based on the September 30, 2012  stock price as reflected on the OTCBB, reduced by a discount factor if those shares have selling restrictions. These marketable equity securities are summarized as follows:

F-43

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 14 - INVESTMENTS (continued)

SEPTEMBER 30, 2012	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Publicly traded equity securities	$81,000	$228,600	$—	$309,600

Total	$81,000	$228,600	$—	$309,600

The unrealized gains are presented in comprehensive income in the consolidated statement of operations and comprehensive income.

(b) Gains and Losses on Investments

The following table summarizes the realized net gains (losses) associated with the Company’s investments:

	Fiscal Year Ended
	September 30
	2012	2011

Net gains/(loss) on investments in publicly traded equity securities	$192,360	$67,200

Net gains on investments	$192,360	$67,200

On January 1, 2008, the Company adopted ASC 820, which, among other things, defines fair value, establishes a consistent framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis. The Company did not adopt the ASC 820 fair value framework for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements at least annually. ASC 820 clarifies that fair value is an exit price, representing the amount that would either be received to sell an asset or be paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1.Observable inputs such as quoted prices in active markets for identical assets or liabilities;

Level 2.Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Investment Measured at Fair Value on a Recurring Basis:

	Fair Value Measurements Using:
	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Marketable Equity Securities, net of discount for effect of restriction	$—	$—	$309,600

F-44

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 14 - INVESTMENTS (continued)

We categorize the securities as investments in marketable securities available for sale. These securities are quoted either on an exchange or inter-dealer quotation (pink sheet) system. The securities are restricted and cannot be readily resold by us absent a registration of those securities under the Securities Act or the availabilities of an exemption from the registration requirements under the Securities Act. As these securities are often restricted, we are unable to liquidate them until the restriction is removed. Unrealized gains or losses on marketable securities available for sale are recognized as an element of comprehensive income based on changes in the fair value of the security. Once liquidated, realized gains or losses on the sale of marketable securities available for sale are reflected in our net income for the period in which the security was liquidated.

Under the guidance of ASC 320, “Investments”, we periodically evaluate other-than-temporary impairment (OTTI) of securities to determine whether a decline in their value is other than temporary. Management utilizes criteria such as the magnitude and duration of the decline, in addition to the reasons underlying the decline, to determine whether the loss in value is other than temporary. The term “other-than-temporary” is not intended to indicate that the decline is permanent. It indicates that the prospects for a near term recovery of value are not necessarily favorable, or that there is a lack of evidence to support fair values equal to, or greater than, the carrying value of the investment. Once a decline in value is determined to be other than temporary, the value of the security is reduced and a corresponding impairment charge to earnings is recognized. In the assessment of OTTI for various securities at September 30, 2012 the guidance in ASC 320, “the Investment-Debt and Equity Securities,” is carefully followed.

There were no impairment charges on investments in publicly traded equity securities for the year ended September 30, 2012 or for the year ended September 30, 2011.

The Company has evaluated its publicly traded equity securities as of September 30, 2012, and has determined that there were no unrealized losses that indicate an other-than-temporary impairment. This determination was based on several factors, which include the length of time and extent to which fair value has been less than the cost basis and the financial condition and near-term prospects of the issuer, and the Company’s intent and ability to hold the publicly traded equity securities for a period of time sufficient to allow for any anticipated recovery in market value.

NOTE 15 - COMPREHENSIVE INCOME (LOSS)

Comprehensive income is comprised of net income and other comprehensive income or loss. Other comprehensive income or loss refers to revenue, expenses, gains and losses that under accounting principles generally accepted in the United States are included in comprehensive income but excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity.

Our other comprehensive income consists of unrealized gains on marketable securities available for sale of $228,600.

NOTE 16 - SEGMENT REPORTING

Although the Company has a number of operating divisions, separate segment data has not been presented as they meet the criteria for aggregation as permitted by ASC Topic 280, “Segment Reporting” (formerly Statement of Financial Accounting Standards (SFAS) No. 131, “Disclosures About Segments of an Enterprise and Related Information”).

F-45

IceWEB, Inc. and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended September 30, 2012 and 2011

NOTE 16 - SEGMENT REPORTING (continued)

Our chief operating decision-maker is considered to be our Chief Executive Officer (CEO). The CEO reviews financial information presented on a consolidated basis for purposes of making operating decisions and assessing financial performance. The financial information reviewed by the CEO is identical to the information presented in the accompanying consolidated statements of operations. Therefore, the Company has determined that it operates in a single operating segment, specifically, web communications services. For the periods ended September 30, 2012 and 2011 all material assets and revenues of the Company were in the United States.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

We are a party to litigation which arises primarily in the ordinary course of business. In the opinion of management, the ultimate disposition of such litigation should not have a material adverse effect on our financial position or results of operations.

NOTE 18 - SUBSEQUENT EVENTS

On November 2, 2012 IceWEB, Inc. entered into a Loan Agreement with IWEB Growth Fund, LLC, a Virginia limited liability company (“IWEB Growth Fund”) which was recently established by Messrs. Compton, Bush, Carosi, Pirtle and Stavish and General Soyster, our independent directors. Ms. My Le Phuong, an employee of our company, serves as manager of the IWEB Growth Fund. Under the terms of the Loan Agreement, IWEB Growth Fund agreed to make one or more loans to us up to the total principal amount of $1.5 million. The lending of any amounts under the Loan Agreement is conditioned upon the negotiation of notes and related loan documents which contain terms and conditions that are acceptable to the lender to be determined at the time of the loans. We agreed to grant IWEB Growth Fund a security interest in our assets as collateral for these loans, which such security interest is subordinate to the interest of our primary lender Sand Hill Finance, LLC. In the event we should default under the terms of the Loan Agreement, IWEB Growth Fund is entitled to declare all amounts advanced under the various notes immediately due and payable. An event of default includes a breach by us of any covenant, representation or warranty in the Loan Agreement or a default under any note entered into with the lender.

Between November 9, 2012 and November 13, 2012, IWEB Growth Fund lent us an aggregate of $111,000.00 under the terms of 6 separate Confession of Judgment Promissory Notes. These notes, which are identical in their terms other than the dates and principal amounts, are for a one year term and bear interest at 12% per annum payable at maturity. Embodied in each of the notes is a confession of judgment which means that should we default upon the payment of the note, we have agreed to permit IWEB Growth Fund to enter a judgment against us in the appropriate court in Virginia before filing suit against us for collection of the amounts. Pursuant to the terms of the Loan Agreement, we paid IWEB Growth Fund’s expenses of $1,500 for the preparation of the Loan Agreement and related documents. We are using the net proceeds from these initial loans for general working capital.

The Company has evaluated subsequent events through the filing date of this Form 10-K, and determined that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes thereto other than as discussed in the accompanying notes.

F-46

IceWEB, Inc.

PROSPECTUS

43,090,298 Shares of Common Stock

[   ], 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

Legal Fees and Expenses*	5,000
Accounting Fees and Expenses*	10,000
Financial Printing*	1,345
Transfer Agent Fees*	620
Miscellaneous*	235
TOTAL	$18,000

*      Estimated

ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and By-laws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Our Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended.  In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws.  No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act of 1933 or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions and the issuances were exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-1

Fiscal 2013 Transactions

During November, 2012, in conjunction with certain employment agreements, we issued 918,919 shares of restricted common stock valued at $648,524 to three executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During January, 2013, in conjunction with certain employment agreements, we issued 216,216 shares of restricted common stock valued at $12,151, in lieu of pay to three executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

Fiscal 2012 Transactions

On November 23, 2011, we entered into a Securities Purchase Agreement with three accredited investors pursuant to which we sold $2,012,500 in principal amount of senior convertible notes and issued the investors Series O, Series P and Series Q warrants to purchase up to an aggregate of 35,514,789 shares of our common stock for an aggregate purchase price of $1,750,000 in a private transaction exempt from registration under the Securities Act. We issued the senior convertible notes at an original issue discount of 13%.  We also entered into a Registration Rights Agreement with investors in which we agreed to register the shares underlying the senior convertible notes and the warrants.  We paid Rodman & Renshaw, LLC, a broker-dealer and member of FINRA who acted as the exclusive placement agent for us in the offering, a cash commission of $155,000, issued it warrants to purchase an aggregate of 911,765 shares of our common stock with an exercise price of $0.17 per share which are identical to the Series O warrants, and reimbursed it for legal expenses of $20,000. We reimbursed Iroquois Master Fund Ltd., an investor in the offering, $60,000 for its non-accountable expenses related to the investment. We are using the net proceeds from this offering for general working capital.

Fiscal 2011 Transactions

On September 30, 2011 we sold approximately 9,762,671 restricted stock units at $0.12/unit.  Each unit consists of one share of common stock and a warrant exercisable for one share of common stock.  The warrants have a five year life, an exercise price of $0.15/share, and are callable if our company’s common stock trades over $0.25/share for ten consecutive trading days.

Anderson and Strudwick, Inc. acted as the placement agent in connection with the sale of the securities and as compensation received a cash fee of approximately $114,127, and warrants to purchase approximately 976,267 shares of our company’s common stock at a price per share of $0.15.

The sale of the Shares and the Warrants was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

During February, 2011 we sold 2,000,000 shares of common stock, valued at $200,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-2

During March, 2011 we sold 250,000 shares of common stock, valued at $25,000 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During May, 2011 we sold 1,609,600 shares of common stock, valued at $184,464 to two accredited investors, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During July, 2011 we sold 416,667 shares of common stock, valued at $91,541 to an accredited investor, and the issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During April and May, 2010 we sold 10,080,000 units of our securities to 35 accredited investors in a private placement exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act and Regulation D, with each unit consisting of one share of our common stock and one 12 month common stock purchase warrants. We received gross proceeds of $2,316,000 in this offering. Jesup & Lamont Securities Incorporated, a broker-dealer and member of FINRA, acted as finder for us in the offering and we paid Jesup & Lamont Securities Incorporated a fee of $162,120 and issued them one-year common stock purchase warrants to purchase an aggregate of 877,100 shares of our common stock at an exercise price of $0.40 per share. In addition, we paid Jesup & Lamont  Securities Incorporated legal expenses totaling $25,000 incurred in the preparation of the various transactional documents. We are using the net proceeds of this offering for general working capital.

In July 2010, we issued 2,678,571 shares of common stock valued at $401,786 to Optimus Capital Partners, LLC as consideration in the settlement of certain litigation. The recipient was an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

In September 2010, we issued 3,000,000 shares of our common stock in full satisfaction of $1,090,136 of principal and interest due under a convertible debenture. The recipient was an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During fiscal 2010, in conjunction with certain employment agreements, we issued 494,937 shares of restricted common stock valued at $97,065, in lieu of pay to non-executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

During May, 2010, we issued 200,000 shares of common stock at a per share price of $0.30, valued at $60,000 to an accredited investor for services rendered. The issuance was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

During fiscal 2010, in conjunction with a consulting agreement, we issued 250,000 shares of restricted common stock valued at $56,234, in lieu of pay to non-executive employees. The recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act.

In June 2010, we issued 1,300,000 shares of common stock valued at $210,000 as partial consideration in the settlement of certain litigation. The recipients were an accredited investor and the issuance was exempt from registration under the Section Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.

II-3

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following documents are filed as a part of this registration statement or are incorporated by reference to previous filings, if so indicated:

2.1	Agreement and Plan of Reorganization and Stock Purchase Agreement with Disease S.I. Inc.(4)
2.2	Agreement and Plan of Merger with IceWEB Communications, Inc. (8)
2.3	Agreement and Plan of Merger with Seven Corporation (9)
3.1	Certificate of Incorporation (1)
3.2	Certificate of Amendment to Certificate of Incorporation (1)
3.3	Certificate of Amendment to Certificate of Incorporation (1)
3.4	Certificate of Amendment to Certificate of Incorporation (1)
3.5	Certificate of Amendment to Certificate of Incorporation (2)
3.6	Certificate of Amendment to Certificate of Incorporation (3)
3.7	Certificate of Amendment to Certificate of Incorporation (11)
3.8	Certificate of Designations of Series A Convertible Preferred Stock (12)
3.9	Certificate of Amendment to Certificate of Incorporation (13)
3.10	Bylaws (1)
3.11	Certificate of Designations of Series B Convertible Preferred Stock (17)
4.1	Form of Common Stock Purchase Warrant “A” (12)
4.2	Form of Common Stock Purchase Warrant “B” (12)
4.3	Form of Common Stock Purchase Warrant “C” (12)
4.4	Form of Series H Common Stock Purchase Warrant (16)
4.5	Form of Series I Common Stock Purchase Warrant (16)
4.6	Form of $0.70 Common Stock Purchase Warrant “A” (16)
4.7	Form of Comerica Bank warrant (16)
4.8	Form of Common Stock Purchase Warrant “D” (17)
4.9	Form of Common Stock Purchase Warrant “E” (17)
4.10	Form of Common Stock Purchase Warrant “F” (17)
4.11	Form of Common Stock Purchase Warrant “G” (18)
4.12	Form of Common Stock Purchase Warrant for Sand Hill Finance LLC (18)
4.13	Secured Convertible Debenture for Sand Hill Finance LLC (25)
4.14	Warrant Amendment Agreement with Sand Hill Finance LLC (25)
4.15	Form of Series Common Stock Purchase Warrant “N” (26)
4.16	Form of Senior Convertible Note (27)
4.17	Form of Series Common Stock Purchase Warrant “O” (27)
4.18	Form of Series Common Stock Purchase Warrant “P” (27)
4.19	Form of Series Common Stock Purchase Warrant “Q” (27)
4.20	Form of Series Common Stock Purchase Warrants “R” (28)
4.22	Form of First Amendment to Series “O” Warrant to Purchase IceWEB Common Stock (34)
4.23	Form of First Amendment to Series “Q” Warrant to Purchase IceWEB Common Stock (34)
5.1	Opinion of Pearlman Schneider LLP *
10.1	Acquisition Agreement with North Orlando Sports Promotions, Inc. (1)
10.2	Asset Purchase Agreement with Raymond J. Hotaling (5)
10.3	2000 Management and Director Equity Incentive and Compensation Plan (6)
10.4	Stock Purchase Agreement with Health Span Sciences, Inc. (7)
10.4	Stock Purchase Agreement with Health Span Sciences, Inc. (7)
10.5	Stock Purchase and Exchange Agreement with Interlan Communications (9)
10.6	Preferred Stock Purchase Agreement dated March 30, 2005 (12)
10.7	Registration Rights Agreement with Barron Partners LP (12)
10.8	Asset and Stock Purchase Agreement for iPlicity, Inc.(16)
10.9	Asset and Stock Purchase Agreement for DevElements, Inc. of Virginia (15)
10.10	Form of Loan and Security Agreement with Comerica Bank (16)
10.11	Forbearance Agreement (16)
10.12	Sublease Agreement for principal executive offices (16)
10.13	Preferred Stock Purchase Agreement dated September 8, 2005 (18)
10.14	Registration Rights Agreement with Barron Partners LP (18)
10.15	Financing Agreement with Sand Hill Finance LLC (18)

II-4

10.16	Lease Agreement for principal executive offices (19)
10.17	Retailer Marketing Agreement with CompUSA (20)
10.18	Stock Purchase Agreement with Inline Corporation (21)
10.19	First Amendment to Stock Purchase Agreement with Inline Corporation (21)
10.20	Convertible Debenture with Sand Hill Finance LLC (22)
10.21	Stock Purchase Agreement for Sale of IceWEB Virginia, Inc. (23)
10.22	Series C Preferred Stock Purchase Agreement (24)
10.23	Form of Securities Purchase Agreement for senior note offering (27)
10.24	Form of subsidiary guarantee (27)
10.25	Form of Registration Rights Agreement for senior note offering (27)
10.26	Letter agreement dated August 16, 2011 by and between IceWEB, Inc. and Rodman & Renshaw LLC, as amended (27)
10.27	Eighth Amendment to Financing Agreement with Sand Hill Finance LLC**
10.28	2012 Equity Compensation Plan (29)
10.29	Ninth Amendment to Financing Agreement and Waiver with Sand Hill Finance LLC (30)
10.30	Loan Agreement dated November 2, 2012 by and between IceWEB, Inc. and IWEB Growth Fund, LLC (32)
10.31	Form of Confession of Judgment Promissory Note (32)
10.32	Amendment 1 to the 2012 Equity Compensation Plan (33)
10.33	Form of First Amendment to Series “O” Warrant to Purchase IceWEB Common Stock
10.34	Form of First Amendment to Series “Q” Warrant to Purchase IceWEB Common Stock
10.35	Convertible Debenture with Sand Hill Finance, LLC
14.1	Code of Business Conduct and Ethics (16)
16.1	Letter from Sherb & Co., LLP dated November 9, 2012 (31)
21.1	Subsidiaries of the registrant (16)
23.1	Consent of D’Arelli Pruzansky P.A. *
23.2	Consent of Sherb & Co., LLP *
23.3	Consent of Pearlman Schneider LLP (included in Exhibit 5.1 hereto)*
99.1	Power of Attorney (included on signature page of Post-Effective Amendment No. 1)
101	Attached as Exhibits 101 to this registration statement are (a) the following unaudited financial statements from our Quarterly Report on Form 10-Q for the period ended December 31, 2012 formatted in XBRL: (i) Consolidated Balance Sheets, (ii) Consolidated Statement of Income, (ii) Consolidated Statement of Comprehensive Income and (iv) Consolidated Statement of Cash Flows, and (iii) related notes to these consolidated financial statements, and (b) the following audited financial statements from our Annual Report on Form 10-K for the year ended September 30, 2012 formatted in XBRL: (i) Consolidated Balance Sheets, (ii) Consolidated Statement of Income, (iii) Consolidated Statement of Cash Flows, (iv) Consolidated Statements of Stockholders’ Equity (Deficit) and Comprehensive Income (Loss), and (v) related notes to these consolidated financial statements. In accordance with Regulation S-T, the XBRL-formatted interactive data files that comprise Exhibit 101 in this registration statement shall be deemed furnished and not filed.**

*	filed herewith.
**	previously filed.

(1)	Incorporated by reference to the Form 10-SB, file number 000-27865, filed with on October 28, 1999, as amended.
(2)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on June 18, 2001.
(3)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on June 26, 2001.
(4)	Incorporated by reference to the Report on Form 8-K as filed on June 6, 2001.
(5)	Incorporated by reference to the Report on Form 8-K as filed on July 26, 2001.
(6)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on July 23, 2001.
(7)	Incorporated by reference to the Report on Form 8-K as filed on December 4, 2001.
(8)	Incorporated by reference to the Report on Form 8-K as filed on April 4, 2002.

II-5

(9)	Incorporated by reference to the Report on Form 8-K as filed on August 1, 2003.
(10)	Incorporated by reference to the Report on Form 8-K/A as filed on February 20, 2004.
(11)	Incorporated by reference to the definitive Information Statement on Schedule 14C as filed on August 20, 2004.
(12)	Incorporated by reference to the Report on Form 8-K as filed on April 5, 2005.
(13)	Incorporated by reference to the definitive Information Statement on Schedule14C as filed on April 4, 2005.
(14)	Incorporated by reference to Amendment No. 1 to the Report on Form 8-K/A as filed on February 20, 2004.
(15)	Incorporated by reference to the Report on Form 8-K as filed on July 23, 2004.
(16)	Incorporated by reference to the registration statement on Form SB-2, SEC file number 333-126898, as amended.
(17)	Incorporated by reference to our Annual Report on Form 10-KSB as filed on January 18, 2006.
(18)	Incorporated by reference to the Report on Form 8-K as filed on January 30, 2006.
(19)	Incorporated by reference to the registration statement on Form SB-2/A, SEC file number 333-126898 filed on January 30. 2006.
(20)	Incorporated by reference to the Report on Form 8-K as filed on June 22, 2006.
(21)	Incorporated by reference to the Report on Form 8-K as filed on January 3, 2009.
(22)	Incorporated by reference to the Report on Form 8-K as filed on December 1, 2009.
(23)	Incorporated by reference to the Report on Form 8-K as filed on April 15, 2010.
(24)	Incorporated by reference to the Report on Form 8-K as filed on July 31, 2010.
(25)	Incorporated by reference to the registration statement on Form S-1, SEC file number 333-167501, as amended.
(26)	Incorporated by reference to the Report on Form 8-K as filed on November 16, 2011.
(27)	Incorporated by reference to the Report on Form 8-K as filed on November 23, 2011.
(28)	Incorporated by reference to the registration statement on Form S-1, SEC File No. 333-183463, as amended
(29)	Incorporated by reference to the Report on Form 8-K as filed on August 28, 2012.
(30)	Incorporated by reference to the Report on Form 8-K as filed on September 10, 2012.
(31)	Incorporated by reference to the Report on Form 8-K/A as filed on November 9, 2012.
(32)	Incorporated by reference to the Report on Form 8-K as filed on November 13, 2012.
(33)	Incorporated by reference to the Report on Form 8-K as filed on January 18, 2013.
(34)	Incorporated by reference to the Report on Form 8-K as filed on April 12, 2013.

ITEM 17. UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sterling, Virginia on the 30th day of April, 2013.

ICEWEB, INC.

By:	/s/ Robert M. Howe, III
Robert M. Howe, III Chief
Executive Officer

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Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Howe	CEO and director, principal executive officer	April 30, 2013
Robert M. Howe, III

/s/ Mark B. Lucky	Chief Financial Officer, principal financial and	April 30, 2013
Mark B. Lucky	accounting officer

/s/ *	Director	April 30, 2013
Hal Compton

/s/ *	Director	April 30, 2013
Raymond H. Pirtle, Jr.

/s/ *	Director	April 30, 2013
Jack Bush

/s/ *	Director	April 30, 2013
Harry E. Soyster

/s/ *	Director	April 30, 2013
Nicholas Carosi III

/s/ *	Director	April 30, 2013
Dr. Mark Stavish

*	by Robert M. Howe, III, Attorney-in-fact

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EXHIBIT INDEX

No.	Description

5.1	Opinion of Pearlman Schneider LLP
23.1	Consent of D’Arelli Pruzansky P.A.
23.2	Consent of Sherb & Co., LP
23.3	Consent of Pearlman Schneider LLP (included in Exhibit 5.1 hereto)